Filed pursuant to Rule 424(b)(3)
Registration No. 333-266208

PROSPECTUS

Offers to Exchange

any and all of its 5.125% Senior Notes due April 1, 2023 (the “2023 Notes”) and 5.875% Senior Notes due October 15, 2024 (the “2024 Notes” and together with the 2023 Notes, the “Old Notes”)

for

new 10.500% Senior Second Lien Secured Notes due 2028 (the “New Notes”) and, if elected, Cash

and

Solicitation of Consents to Amend the Old Notes Indentures

EXCHANGE CONSIDERATION PER $1,000 PRINCIPAL AMOUNT OF OLD NOTES

			Exchange Consideration
Title of Old Notes to be Tendered	CUSIP Number	Outstanding Principal Amount	Tender of Old Notes and Delivery of Consent (per $1,000 principal amount of Old Notes Tendered)(1)(2)(3)	Delivery of Consent Only
5.125% Senior Notes due 2023	36159RAG8	$259,275,000	At the election of the holder: $300.00 principal amount of New Notes and $700.00 of cash OR $1,050.00 principal amount of New Notes (the “2023 Notes-Only Consideration”)	$1.00 of cash per $1,000 principal amount of 2023 Notes represented by such Consent (the “2023 Notes Consent Fee”)

5.875% Senior Notes due 2024	36162JAA4	$225,293,000	At the election of the holder: $750.00 principal amount of New Notes and $250.00 of cash OR $1,030.00 principal amount of New Notes (the “2024 Notes-Only Consideration”)	N/A (Holders of the 2024 Notes may only deliver their Consent by validly tendering, and not validly withdrawing, their 2024 Notes)
(1)	Exchange Consideration per $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) prior to the Expiration Time.
(2)	Excludes accrued and unpaid interest, which will be paid in addition to the Exchange Consideration.
(3)

Maximum principal amount of New Notes that could be issued is $272,238,000 for the 2023 Notes and $232,051,000 for the 2024 Notes assuming full participation in the Exchange Offers and that all holders elect the 2023 Notes-Only Consideration and 2024 Notes-Only Consideration, respectively.

The Exchange Offers and the Consent Solicitations expired at the Expiration Time, which was 5:00 p.m., New York City time, on August 16, 2022. The deadline to withdraw tenders of Old Notes and Consents (as defined below) was 5:00 p.m., New York City time, August 16, 2022 (such time and date with respect to the Exchange Offers, the “Withdrawal Deadline”), and was not extended. Accordingly, subject to limited exceptions set forth in the applicable indenture, tenders of Old Notes may not be withdrawn and Consents may not be revoked.

Upon the terms and subject to the conditions set forth in this Prospectus and Consent Solicitation Statement (as it may be supplemented and amended from time to time, this “Prospectus”), The GEO Group, Inc. (the “Company”) is offering to exchange in the Exchange Offers newly issued 10.500% Senior Second Lien Secured Notes due 2028 (the “New Notes”) and, if elected, cash for any and all validly tendered (and not validly withdrawn) outstanding 2023 Notes and 2024 Notes (collectively, the “Old Notes”). In conjunction with the Exchange Offers, we are soliciting Consents (as defined herein) for the Proposed Amendments (as defined herein). We must receive Consents by holders representing a majority of the outstanding principal amount of a series of the Old Notes to adopt the Proposed Amendments with respect to such series.

Pursuant to the Exchange Offers and Consent Solicitation, in exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) and accepted by the Company, or as payment for delivery of a Consent with respect to each $1,000 principal amount of 2023 Notes without a tender of the related 2023 Notes, as applicable, participating holders will receive the consideration (the “Exchange Consideration”) listed in the table on the cover of this Prospectus under the column heading “Exchange Consideration.” Participating holders must elect to receive a combination of New Notes and cash or only New Notes when they tender their Old Notes through DTC (as defined below). If participating holders wish to change their election, they will need to withdraw their tendered Old Notes (or Consents with respect to the 2023 Notes, as applicable) prior to the applicable Withdrawal Deadline and retender and/or redeliver them with an updated election prior to the Expiration Time. Participating holders will receive, in cash, accrued and unpaid interest, if any, on their accepted Old Notes to, but not including, the Settlement Date.

No representation is made as to the correctness or accuracy of the CUSIP Numbers listed in this Prospectus or printed on the Old Notes. They are provided solely for the convenience of the holders.

Each Holder of the 2023 Notes may elect to participate in either (i) the applicable Exchange Offer together with the related Consent Solicitation by tendering its 2023 Notes and related Consent for the Exchange Consideration or (ii) the applicable Consent Solicitation by delivering only its Consent for the 2023 Notes Consent Fee (the “2023 Notes Consent”). Holders of the 2023 Notes that elect to participate in only the applicable Consent Solicitation will continue to hold their 2023 Notes following consummation thereof. Each Holder of the 2024 Notes may elect to tender its 2024 Notes together with delivery of the applicable Consent in the applicable Exchange Offer and the related Consent Solicitation for the Exchange Consideration. Holders of the 2024 Notes may not deliver their Consent without also tendering their related 2024 Notes.

If you desire to tender your Old Notes or deliver Consents on the day that the Expiration Time occurs, you must allow sufficient time for completion of the ATOP (as defined below) or other applicable procedures during the normal business hours of DTC (as defined below) on such date. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee or custodian may establish their own earlier deadlines for participation in the Exchange Offers and Consent Solicitations.

The Company’s obligations to accept Old Notes and Consents in the Exchange Offers and the Consent Solicitations are subject to the satisfaction or waiver of certain conditions described herein, including receipt of (i) the Old Notes Requisite Consents (as defined herein) for each series of Old Notes, (ii) the 2026 Notes Requisite Consents (as defined herein) delivered in connection with the Private Exchange (as defined herein) and (iii) the Credit Agreement Exchange Requisite Consent (as defined herein) (the Old Notes Requisite Consents, 2026 Notes Requisite Consents and the Credit Agreement Exchange Requisite Consent, collectively, the “Requisite Consents”) delivered in connection with the Credit Agreement Exchange (as defined herein). In addition, subject to applicable law and the terms of the Support Agreement, the Exchange Offers, the Consent Solicitations, and the applicable indentures, either as a whole, or with respect to one or more series of Old Notes, may be amended, extended, terminated or withdrawn for any reason, including based on the acceptance rate and outcome of the Exchange Offers (including receipt of the Old Notes Requisite Consents) or failure to satisfy any condition to the Exchange Offers (including receipt of the other Requisite Consents).

If any Exchange Offer is consummated, we have agreed to pay a fee (the “Soliciting Broker Fee”) equal to either (i) $2.50 for each $1,000 in principal amount of Old Notes that are validly tendered and accepted for exchange pursuant to such Exchange Offer or (ii) $0.50 for each $1,000 in principal amount of 2023 Notes for which only the Consent is provided in connection with the 2023 Notes Consent, in each case, to soliciting retail brokers for holders holding less than $1,000,000 aggregate principal amount of Old Notes that are appropriately designated by their clients to receive this fee. See “General Terms of the Exchange Offers and the Consent Solicitations—Soliciting Broker Fee.”

The New Notes will be issued pursuant to an indenture (the “New Notes Indenture”), dated as of the Settlement Date, by and among the Company, the Initial Guarantors (as defined herein) and Ankura Trust Company, LLC, as trustee (in such capacity, the “New Notes Trustee”) and collateral trustee. For a detailed description of the terms of the New Notes (including with respect to the second lien priority of the New Notes and restrictive covenants to be set forth in the New Notes Indenture), see “Description of the New Notes.”

The New Notes will initially be fully and unconditionally guaranteed (collectively, the “New Notes Guarantees”) by each of the Company’s Restricted Subsidiaries (as defined in “Description of the New Notes—Certain Definitions”) that has guaranteed its obligations under the Exchange Credit Agreement (as defined herein) (collectively, the “Initial Guarantors”) and may be guaranteed by additional subsidiaries (collectively, with the Initial Guarantors, the “Guarantors”) as described in “Description of the New Notes—Certain Covenants—Additional Note Guarantees.”

The New Notes and the New Notes Guarantees will be:

•

secured on a second-priority basis by the Collateral (as defined herein) (subject to certain Permitted Liens, as defined in “Description of the New Notes—Certain Definitions”) and will be secured on a junior basis to the First Lien Secured Obligations (as defined in “Description of the New Notes—Certain Definitions”), to the extent secured by a first-priority lien on the Collateral, including obligations under the Credit Agreements (as defined herein) and all other existing and future senior Secured Indebtedness (as defined in “Description of the New Notes—Certain Definitions”) of the Company and the Guarantors that is secured by a first-priority lien on the Collateral;

•

effectively senior to all existing and future unsecured Indebtedness of the Company and the Guarantors to the extent of the value of the Collateral, including any Old Notes not tendered in the Exchange Offers and all 2026 Notes that are not exchanged in the Private Exchange;

•

(i) effectively subordinated to any of the Company’s and the Guarantors’ existing and future Indebtedness that is secured by assets that do not constitute Collateral securing the New Notes to the extent of the value of such assets and (ii) structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that do not guarantee the New Notes;

•	unconditionally guaranteed by the Guarantors;

•

pari passu in right of payment with all of the Company’s existing and future senior, unsubordinated Indebtedness, including the Old Notes, the 2026 Notes, the Exchangeable 2026 Notes and any Indebtedness under the Credit Agreements;

•

pari passu in right of payment with, and secured on an equal and ratable basis with, all existing and future Indebtedness (as defined herein) of the Company and the Guarantors secured by the Collateral on a second-priority basis, including the 2028 Private Exchange Notes (as defined herein); and

•	senior in right of payment to any of the Company’s future subordinated Indebtedness.

The New Notes may be redeemed, in whole or in part, at the redemption prices specified under “Description of the New Notes—Optional Redemption” together with accrued and unpaid interest to, but excluding, the redemption date. The New Notes will be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. If we experience certain kinds of change in control events, we must offer to purchase the New Notes at a price equal to 101% of the principal amount of the New Notes plus accrued and unpaid interest. See “Description of the New Notes—Repurchase at the Options of Holders—Change of Control.”

Pursuant to the Support Agreement with the 2023 Notes and 2024 Notes Supporting Holders, which is incorporated by reference herein, such holders have informed us that they have provided their Consent to the Consent Solicitations and tendered in the Exchange Offers more than $238.1 million aggregate principal amount of the 2023 Notes and 2024 Notes (collectively, the “2023 Notes and 2024 Notes Supporting Holders Notes”), to select the 2023 Notes-Only Consideration with respect to approximately $61.8 million aggregate principal amount of tendered 2023 Notes and to select the 2024 Notes-Only Consideration with respect to approximately $69.1 million aggregate principal amount of tendered 2024 Notes.

In addition, pursuant to the Support Agreement, we have agreed with certain holders (the “2026 Notes Supporting Holders” and together with the 2023 Notes and 2024 Notes Supporting Holders, the “Supporting Holders”) of our 6.000% Senior Notes due 2026 (the “2026 Notes”) to exchange (the “Private Exchange”) approximately $239.1 million aggregate principal amount of the 2026 Notes held by the 2026 Notes Supporting Holders (the “2026 Notes Supporting Holders Notes” and, together with the 2023 Notes and 2024 Notes Supporting Holders Notes, the “Supporting Holders Notes”) for approximately $239.1 million of aggregate principal amount of our newly issued 9.500% Senior Second Lien Secured Notes due 2028 (the “2028 Private Exchange Notes”) and the 2026 Notes Supporting Holders have agreed to deliver their consents (with respect to the 2026 Notes, the “2026 Notes Requisite Consents”) with respect to a series of amendments to the indenture governing the 2026 Notes (the “2026 Indenture”) that will be substantially similar to the Proposed Amendments (such amendments, the “2026 Indenture Proposed Amendments”). Specifically, the 2026 Indenture Proposed Amendments modify certain covenants and other provisions of the 2026 Notes Indenture necessary or advisable to effect the Refinancing Transactions (as defined herein); ensure that all indebtedness and liens and other transactions and matters permitted under the New Notes Indenture are also permitted under the 2026 Notes Indenture; and generally ensure that the 2026 Old Notes Indenture is no more restrictive than the New Notes Indenture in any material respect.

The Support Agreement also memorializes our agreement with certain revolving credit lenders and term lenders (the “Credit Agreement Supporting Holders”) under the 2017 Credit Agreement (as defined herein) to exchange the Credit Agreement Supporting Holders’ revolving credit loans and commitments and term loans, respectively, under the 2017 Credit Agreement for a combination of cash and new loans under the Exchange Credit Agreement (the “Credit Agreement Exchange”). The Credit Agreement Supporting Holders have also agreed to consent (the “Credit Agreement Exchange Requisite Consents”) to certain amendments to the 2017 Credit Agreement (the “Existing Credit Agreement Proposed Amendments”). These amendments would, among other things, modify certain covenants and other provisions of the 2017 Credit Agreement necessary or advisable to effect the Refinancing Transactions (as defined herein), including the issuance of the New Notes; ensure that all indebtedness and liens and other transactions and matters permitted under the Exchange Credit Agreement are also permitted under the Existing Credit Agreement; and generally ensure that the 2017 Credit Agreement is no more restrictive than the Exchange Credit Agreement in any material respect.

Each of the Exchange Offers and Consent Solicitations is conditioned upon the consummation of the Private Exchange and the Credit Agreement Exchange, and the effectiveness of the 2026 Indenture Proposed Amendments and the Existing Credit Agreement Proposed Amendments. The Private Exchange and the Credit Agreement Exchange are conditioned on, among other things, the 2026 Notes Supporting Holders and the Credit Agreement Supporting Holders, respectively, having satisfied their obligations in all material respects under the Support Agreement and the consummation of the Exchange Offers and Consent Solicitations.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in the New Notes involves risks. See “Risk Factors” beginning on page 32.

Dealer Manager and Solicitation Agent

Lazard

The date of this Prospectus is August 16, 2022.

In conjunction with the Exchange Offers, and on the terms and subject to the conditions set forth in this Prospectus, the Company hereby solicits in the Consent Solicitations consents (the “Consents”) from registered holders of Old Notes to certain proposed amendments (the “Proposed Amendments”) to (i) in the case of the 2023 Notes, that certain Indenture, dated as of March 19, 2013 (as supplemented by the Supplemental Indenture, dated as of June 27, 2014 (the “2023 Notes Supplemental Indenture”), the “2023 Notes Indenture”), between the Company and Regions Bank (successor to Wells Fargo Bank, National Association), as trustee (the “2023 Old Notes Trustee”) and (ii) in the case of the 2024 Notes, that certain Indenture, dated as of September 25, 2014 (as supplemented by the First Supplemental Indenture, dated as of September 25, 2014 (the “2024 Notes Supplemental Indenture”), the “2024 Notes Indenture”), between the Company and Regions Bank (successor to Wells Fargo Bank, National Association), as trustee (the “2024 Old Notes Trustee” and together with the 2023 Old Notes Trustee, the “Old Notes Trustee”), which will become effective to the extent (a) we receive Consents to adopt the Proposed Amendments by holders representing a majority of the outstanding principal amount of a series of the Old Notes with respect to such series, (b) all tendered Old Notes are accepted for exchange in the related Exchange Offers and (c) all other conditions to consummation of the Refinancing Transactions (including receipt of all of the Requisite Consents) are satisfied or waived in accordance with the terms of this Prospectus and the Support Agreement.

The Proposed Amendments would modify certain covenants and other provisions of the Old Notes Indentures necessary or advisable to effect the Refinancing Transactions; ensure that all indebtedness and liens and other transactions and matters permitted under the New Notes Indenture are also permitted under the Old Notes Indentures; and generally ensure that the Old Notes Indentures are no more restrictive than the New Notes Indenture in any material respect.

Holders of Old Notes that tender such Old Notes will be deemed to have given Consent to the Proposed Amendments with respect to the Old Notes. Holders of 2023 Notes may elect to either (i) tender their 2023 Notes and deliver the related Consent or (ii) deliver only their Consent. Holders of 2024 Notes may elect to tender their 2024 Notes together with delivery of the related Consent. Holders of Old Notes may not tender their Old Notes without delivering a Consent with respect to such Old Notes tendered, and holders of 2024 Notes may not deliver a Consent with respect to the 2024 Notes without tendering the related 2024 Notes. The consummation of the Consent Solicitations is subject to the satisfaction or waiver of the conditions to consummate the applicable Exchange Offer set forth in this Prospectus. The Exchange Offers and Consent Solicitations are subject to the receipt of the Requisite Consents. The Company may waive any condition at its discretion, subject to applicable law, the Support Agreement and the applicable indentures. See “Conditions of the Exchange Offers and the Consent Solicitations.”

The Company has the right to amend, extend, terminate or withdraw the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes and the 2023 Notes Consent, at any time and for any reason, including based on the acceptance rate and outcome of the Exchange Offers (including receipt of the Requisite Consents) or if any of the conditions described in the section “Conditions of the Exchange Offers and the Consent Solicitations” are not satisfied, subject to applicable law, the terms of the Support Agreement and the applicable indentures.

Tendered Old Notes may not be withdrawn and Consents may not be revoked subsequent to the applicable Withdrawal Deadline, subject to limited exceptions. Prior to the applicable Withdrawal Deadline, if a holder of Old Notes validly withdraws its tendered Old Notes, such holder will be deemed to have validly revoked its Consents. A holder of 2024 Notes may not deliver subsequent Consents without re-tendering its Old Notes. A holder of 2023 Notes may elect to either re-tender its Old Notes (and redeliver its related Consent) or only deliver its Consent. Holders of 2023 Notes that validly deliver their Consents can also revoke their Consents in connection with the 2023 Notes prior to the Withdrawal Deadline. In the event of a termination, the Exchange Offers and the Consent Solicitations will not be consummated, the Proposed Amendments will not become effective, no Exchange Consideration will be paid, and the Old Notes tendered pursuant to the Exchange Offers will be promptly returned to the tendering holders. The Company may terminate some or all of the Exchange Offers and Consent Solicitations, subject to applicable law, the terms of the Support Agreement and the applicable indentures.

i

As all Old Notes are held in book-entry form at The Depository Trust Company (“DTC”), no letter of transmittal will be used in connection with the Exchange Offers. The valid transmission for acceptance through DTC’s Automated Tender Program (“ATOP”) will constitute delivery of the Old Notes and/or Consents in connection with the Exchange Offers. There are no guaranteed delivery procedures for the Exchange Offers.

None of the Company, the Initial Guarantors, their respective subsidiaries, the Exchange Agent (as defined herein), the Information Agent (as defined herein), the Dealer Manager (as defined herein), the Old Notes Trustee, the New Notes Trustee, the Supporting Holders or the affiliates of any of them makes any recommendation as to whether holders of the Old Notes should tender their Old Notes pursuant to the Exchange Offers or deliver Consents pursuant to the Consent Solicitations. Each holder must make its own decision as to whether to tender its Old Notes and deliver Consents, and, if so, the principal amount of the Old Notes as to which action is to be taken. The Old Notes Trustee is not responsible for and makes no representation as to the validity, accuracy or adequacy of this Prospectus and any of its contents, and is not responsible for any statement of the Company or any other person in this Prospectus or in any document issued or used in connection with this Prospectus or the Exchange Offers.

The Company has not, and the Dealer Manager and Supporting Holders have not, authorized any person (including any dealer or broker) to provide you with any information other than that contained or incorporated by reference in this Prospectus or to which the Company has referred you. The Company, the Dealer Manager and the Supporting Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The Company is not making an offer of New Notes in any jurisdiction where the Exchange Offers are not permitted. The information contained or incorporated by reference in this Prospectus may only be accurate on the date hereof or the dates of the documents incorporated by reference herein. You should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any other date.

The New Notes have not been approved or recommended by any U.S. federal, state or foreign jurisdiction or regulatory authority. Furthermore, those authorities have not been requested to confirm the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The Company and other sources identified herein have provided the information contained in or incorporated by reference into this Prospectus. The Dealer Manager and the Supporting Holders make no representation or warranty, express or implied, as to the accuracy or completeness of such information, and nothing contained in this Prospectus is, or shall be relied upon as, a promise or representation by the Dealer Manager or the Supporting Holders.

ii

iii

ABOUT THIS PROSPECTUS

As used in this Prospectus, unless otherwise stated or the context otherwise requires, “we,” “us,” the “Company,” “our,” or “GEO” means The GEO Group, Inc. and its consolidated subsidiaries. However, in the “Description of the New Notes” and related summary sections of this Prospectus, references to “we,” “us” and “our” are to The GEO Group, Inc. and not to any of its subsidiaries. References herein to “$” are to the lawful currency of the United States.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or in any free writing prospectus. We, the Dealer Manager and the Supporting Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is unlawful. You should not assume that the information we have included in this Prospectus is accurate as of any date other than the date of this Prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

This Prospectus is part of a registration statement that we have filed with the SEC. Before making any decision on the Exchange Offers and Consent Solicitations, you should read this Prospectus and any prospectus supplement, together with the documents incorporated by reference in this Prospectus, the registration statement, the exhibits thereto and the additional information described in the section “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this Prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this Prospectus is automatically updated and superseded by any information contained in this Prospectus, or in any subsequently filed document of the types described below.

We incorporate into this Prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this Prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February  28, 2022, and the portions of our proxy statement on Schedule 14A for our 2022 Annual Meeting of Shareholders filed with the SEC on March 17, 2022 that were incorporated by reference into Part III of such Annual Report;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 5, 2022 and August 8, 2022, respectively; and

•	Our Current Reports on Form 8-K filed with the SEC on January 27, 2022, February 18, 2022, March 29, 2022, May 2, 2022 (Item 5.07 only), June 30, 2022, July 19, 2022 and July 22, 2022.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), prior to the termination of the Exchange Offers and Consent Solicitations hereunder, other than information deemed furnished but not filed in accordance with SEC rules, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

This Prospectus incorporates important business and financial information about the Company that is not included in or delivered with this Prospectus. We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Attention: Investor Relations

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

(561) 893-0101

The Company has not, and the Dealer Manager and Supporting Holders have not, authorized any person (including any dealer or broker) to provide you with any information other than that contained or incorporated by reference in this Prospectus or to which the Company has referred you. The Company, the Dealer Manager and the Supporting Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

ADDITIONAL INFORMATION

We engaged D.F. King & Co., Inc. to act as the Information Agent and Exchange Agent in connection with the Exchange Offers and the Consent Solicitation. Requests for assistance or additional copies of this document should be delivered to geo@dfking.com. Questions may be directed to D.F. King & Co., Inc. at (212)-269-5550 for banks and brokers, and at (800)-290-6428 for all other callers (toll-free).

FORWARD-LOOKING STATEMENTS

This Prospectus and the Registration Statement of which this Prospectus forms a part and the documents incorporated by reference herein contain “forward-looking” statements. “Forward-looking” statements are any statements that are not based on historical information. Statements other than statements of historical facts included in this report, including, without limitation, statements regarding our future financial position, business strategy, the impact of COVID-19 on our business, the efficacy and distribution of COVID-19 vaccines, budgets, projected costs and plans and objectives of management for future operations and legal proceedings are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

•	our ability to mitigate the transmission of the current pandemic of the novel coronavirus, or COVID-19, at our secure facilities, processing centers and reentry centers;

•	the magnitude, severity and duration of the COVID-19 pandemic and its impact on our business, financial condition, results of operations and cash flows;

•	our ability to timely build and/or open facilities as planned, successfully manage such facilities and successfully integrate such facilities into our operations without substantial additional costs;

•

our ability to estimate the government’s level of utilization of public-private partnerships for secure services and the impact of any modifications or reductions by our government customers of their utilization of public-private partnerships;

•

our ability to accurately project the size and growth of public-private partnerships for secure services in the U.S. and internationally and our ability to capitalize on opportunities for public-private partnerships;

•

our ability to successfully respond to any challenges or concerns that our government customers may raise regarding their use of public-private partnerships for secure services, including finding other government customers or alternative uses for facilities where a government customer has discontinued or announced that a contract with us will be discontinued;

•

the impact of adopted or proposed executive action or legislation aimed at limiting public-private partnerships for secure facilities, processing centers and community reentry centers or limiting or restricting the business and operations of financial institutions or others who do business with us;

•	our ability to successfully respond to delays encountered by states pursuing public-private partnerships for secure services and cost savings initiatives implemented by a number of states;

•	our ability to activate the inactive beds at our idle facilities;

•	our ability to maintain or increase occupancy rates at our facilities and the impact of fluctuations in occupancy levels on our revenues and profitability;

•

the impact of our termination of our REIT election and the discontinuation of quarterly dividend payments and our ability to maximize the use of cash flows to repay debt, deleverage and internally fund growth;

•

our obligations to pay income taxes will increase beginning with our income taxes for the year ended December 31, 2021, which will result in a reduction to our earnings and could have negative consequences to us;

•

we may fail to realize the anticipated benefits of terminating our REIT election or those benefits may take longer to realize than expected, if at all, or may not offset the costs of terminating our REIT election and becoming a taxable C Corporation;

•

if we failed to remain qualified as a REIT for those years we elected REIT status, we would be subject to corporate income taxes and would not be able to deduct distributions to stockholders when computing our taxable income for those years;

•

our ability to expand, diversify and grow our secure services, reentry, community-based services, monitoring services, evidence-based supervision and treatment programs and secure transportation services businesses;

•

our ability to win management contracts for which we have submitted proposals, retain existing management contracts, prevail in any challenge or protest involving the award of a management contract and meet any performance standards required by such management contracts;

•	our ability to raise new project development capital given the often short-term nature of the customers’ commitment to use newly developed facilities;

•	our ability to develop long-term earnings visibility;

•	our ability to successfully conduct our operations in the United Kingdom, South Africa and Australia through joint ventures or a consortium;

•	the impact of the LIBOR transition;

•	the instability of foreign exchange rates, exposing us to currency risks in Australia, the United Kingdom, and South Africa, or other countries in which we may choose to conduct our business;

•	an increase in unreimbursed labor rates;

•	our exposure to rising medical costs;

•	our ability to manage costs and expenses relating to ongoing litigation arising from our operations;

•

our ability to successfully pursue an appeal to reverse the recent unfavorable verdict and judgments in the retrial of the lawsuits in the State of Washington, our company being required to record an accrual for the judgments in the future, and our ability to defend similar other pending litigation and the effect such litigation may have on our company;

•	our ability to prevail in the en banc hearing by the Ninth Circuit Court of Appeals of our challenge to AB32 and similar litigation that is pending in the State of Washington;

•	our ability to accurately estimate on an annual basis, loss reserves related to general liability, workers’ compensation and automobile liability claims;

•	our ability to fulfill our debt service obligations and its impact on our liquidity;

•	our ability to deleverage and repay, refinance or otherwise address our debt maturities in an amount or on the timeline we expect, or at all;

•	we are incurring significant indebtedness in connection with substantial ongoing capital expenditures. Capital expenditures for existing and future projects may materially strain our liquidity;

•	despite current indebtedness levels, we may still incur more indebtedness, which could further exacerbate the risks relating to our indebtedness;

•

the covenants in the indentures governing the 6.50% Exchangeable Senior Notes due 2026 (the “Exchangeable 2026 Notes”), the 2026 Notes, the 2023 Notes and the 2024 Notes and the covenants in our 2017 Credit Agreement, and following this offering, the covenants in the indenture governing the 2028 Private Exchange Notes, the New Notes Indenture and the Exchange Credit Agreement, impose significant operating and financial restrictions which may adversely affect our ability to operate our business;

•

servicing our indebtedness will require a significant amount of cash and our ability to generate cash depends on many factors beyond our control and we may not be able to generate the cash required to service our indebtedness;

•	because portions of our senior indebtedness have floating interest rates, a general increase in interest rates would adversely affect cash flows;

•	we depend on distributions from our subsidiaries to make payments on our indebtedness and these distributions may not be made;

•	we may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so;

•	our ability to identify and successfully complete any potential sales of additional Company-owned assets and businesses in commercially advantageous terms on a timely basis, or at all;

•

from time to time, we may not have a management contract with a client to operate existing beds at a facility or new beds at a facility that we are expanding, and we cannot assure you that such a contract will be obtained. Failure to obtain a management contract for these beds will subject us to carrying costs with no corresponding management revenue;

•	negative conditions in the capital markets could prevent us from obtaining financing on desirable terms, which could materially harm our business;

•

we are subject to the loss of our facility management contracts, due to executive orders, terminations, non-renewals or competitive re-bids, which could adversely affect our results of operations and liquidity, including our ability to secure new facility management contracts from other government customers;

•

our growth depends on our ability to secure contracts to develop and manage new secure facilities, processing centers and community-based facilities and to secure contracts to provide electronic monitoring services, community-based reentry services and monitoring and supervision services, the demand for which is outside our control;

•	we may not be able to meet state requirements for capital investment or locate land for the development of new facilities, which could adversely affect our results of operations and future growth;

•

we partner with a limited number of governmental customers who account for a significant portion of our revenues. The loss of, or a significant decrease in revenues from, these customers could seriously harm our financial condition and results of operations;

•	state budgetary constraints may have a material adverse impact on us;

•	competition for contracts may adversely affect the profitability of our business;

•

we are dependent on government appropriations, which may not be made on a timely basis or at all and may be adversely impacted by budgetary constraints at the federal, state, local and foreign government levels;

•

public and political resistance to the use of public-private partnerships for secure facilities, processing centers and community reentry centers could result in our inability to obtain new contracts or the loss of existing contracts, impact our ability to obtain or refinance debt financing or enter into commercial arrangements, which could have a material adverse effect on our business, financial condition, results of operations and the market price of our securities;

•	adverse publicity may negatively impact our ability to retain existing contracts and obtain new contracts;

•	we may incur significant start-up and operating costs on new contracts before receiving related revenues, which may impact our cash flows and not be recouped;

•	failure to comply with extensive government regulation and applicable contractual requirements could have a material adverse effect on our business, financial condition or results of operations;

•	we may face community opposition to facility locations, which may adversely affect our ability to obtain new contracts;

•

our business operations expose us to various liabilities for which we may not have adequate insurance and may have a material adverse effect on our business, financial condition or results of operations;

•	we may not be able to obtain or maintain the insurance levels required by our government contracts;

•	our exposure to rising general insurance costs;

•

natural disasters, pandemic outbreaks, global political events and other serious catastrophic events could disrupt operations and otherwise materially adversely affect our business and financial condition;

•	our international operations expose us to risks that could materially adversely affect our financial condition and results of operations;

•

we conduct certain of our operations through joint ventures or consortiums, which may lead to disagreements with our joint venture partners or business partners and adversely affect our interest in the joint ventures or consortiums;

•	we are dependent upon our senior management and our ability to attract and retain sufficient qualified personnel;

•	our profitability may be materially adversely affected by inflation;

•	various risks associated with the ownership of real estate may increase costs, expose us to uninsured losses and adversely affect our financial condition and results of operations;

•	risks related to facility construction and development activities may increase our costs related to such activities;

•	the rising cost and increasing difficulty of obtaining adequate levels of surety credit on favorable terms could adversely affect our operating results;

•	adverse developments in our relationship with our employees could adversely affect our business, financial condition or results of operations;

•

technological changes could cause our electronic monitoring products and technology to become obsolete or require the redesign of our electronic monitoring products, which could have a material adverse effect on our business;

•

any negative changes in the level of acceptance of or resistance to the use of electronic monitoring products and services by governmental customers could have a material adverse effect on our business, financial condition and results of operations;

•

we depend on a limited number of third parties to manufacture and supply quality infrastructure components for our electronic monitoring products. If our suppliers cannot provide the components or services we require and with such quality as we expect, our ability to market and sell our electronic monitoring products and services could be harmed;

•	the interruption, delay or failure of the provision of our services or information systems could adversely affect our business;

•	an inability to acquire, protect or maintain our intellectual property and patents in the electronic monitoring space could harm our ability to compete or grow;

•

our electronic monitoring products could infringe on the intellectual property rights of others, which may lead to litigation that could itself be costly, could result in the payment of substantial damages or royalties, and/or prevent us from using technology that is essential to our products;

•

we license intellectual property rights in the electronic monitoring space, including patents, from third party owners. If such owners do not properly maintain or enforce the intellectual property underlying such licenses, our competitive position and business prospects could be harmed. Our licensors may also seek to terminate our license;

•

we may be subject to costly product liability claims from the use of our electronic monitoring products, which could damage our reputation, impair the marketability of our products and services and force us to pay costs and damages that may not be covered by adequate insurance;

•

our ability to identify suitable acquisitions, and to successfully complete and integrate such acquisitions on satisfactory terms, to enhance occupancy levels and the financial performance of assets acquired and estimate the synergies to be achieved as a result of such acquisitions or achieve such synergies;

•

as a result of our acquisitions, we have recorded and will continue to record a significant amount of goodwill and other intangible assets. In the future, our goodwill or other intangible assets may become impaired, which could result in material non-cash charges to our results of operations;

•

our ability to identify suitable dispositions, and to successfully complete such dispositions on satisfactory terms and estimate the proceeds and cash savings to be realized as a result of such dispositions;

•	we are subject to risks related to corporate social responsibility;

•

our ability to successfully consummate the Exchange Offers and Consent Solicitations, the Private Exchange and the Credit Agreement Exchange (including the outcome and impact of any legal challenges to any of these transactions); and

•

other factors contained in our filings with the SEC, including, but not limited to, those detailed in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC.

A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in this Prospectus under the heading “Risk Factors” and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and the documents incorporated by reference in this Prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this Prospectus.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Undue reliance should not be placed on such statements, which speak only as of the date of this document or the date of any document that may be incorporated by reference into this document.

Consequently, readers of this Prospectus should consider these forward-looking statements only as our current plans, estimates and beliefs. We do not undertake and specifically disclaim any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We undertake no obligation to update or revise any forward-looking statements in this Prospectus to reflect any new events or any change in conditions or circumstances.

IMPORTANT DATES

Please take note of the following important dates and times in connection with the Exchange Offers and Consent Solicitations. We reserve the right to extend any of these dates (subject to applicable law, the terms of the Support Agreement and the applicable indentures).

Date	Calendar Date	Event
Commencement Date	July 19, 2022	Commencement of the Exchange Offers and the Consent Solicitations.

Withdrawal Deadline	5:00 p.m., New York City time, on August 16, 2022	The deadline for holders who validly tendered their Old Notes and delivered their Consents to validly withdraw tenders of their Old Notes and revoke Consents.

Expiration Time	5:00 p.m., New York City time, on August 16, 2022	The deadline for holders to validly tender their Old Notes and deliver Consents in order to receive the Exchange Consideration.

Settlement Date	Promptly after the Expiration Time; expected to be August 19, 2022	The date on which New Notes will be issued to holders in exchange for Old Notes accepted in the Exchange Offers that were validly tendered (and not validly withdrawn) at or prior to the Expiration Time.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS

The following are some of the questions you may have as a holder of the Old Notes and the answers to those questions. You should refer to the more detailed information set forth in this Prospectus for more complete information about us and the Exchange Offers and the Consent Solicitations.

Q: Who is making the Exchange Offers and the Consent Solicitations?

A: The GEO Group, Inc., the issuer of the Old Notes, is making the Exchange Offers and Consent Solicitations.

Q: Why are you making the Exchange Offers and the Consent Solicitations?

A: We are making the Exchange Offers and the Consent Solicitations in order to address the pending maturities of our Old Notes. The Exchange Offers are one component of the Refinancing Transactions, which we have designed to address our debt maturities coming due in 2023 and 2024. As of June 30, 2022, we have over $2 billion of debt maturing in 2023 and 2024. The overall Refinancing Transactions to address these 2023 and 2024 debt maturities are comprised of the following:

•	The Exchange Offers of our 2023 Notes and 2024 Notes into the New Notes and, if elected, cash;

•	A private exchange of certain of our 2026 Notes into the 2028 Private Exchange Notes; and

•	An exchange of loans under our 2017 Credit Agreement for a combination of cash and new loans under the Exchange Credit Agreement, most of which would have a 3-year maturity extension to 2027.

As an alternative to participating in the Exchange Offers, holders of 2023 Notes that do not wish to tender their 2023 Notes may still elect to support the Refinancing Transactions by delivering only their Consent prior to the Expiration Time and will receive consideration of $1.00 of cash per $1,000 of 2023 Notes for which Consent is delivered. Holders of 2024 Notes may not deliver their Consent with respect to the 2024 Notes without tendering their 2024 Notes.

We believe that successful completion of the Refinancing Transactions, including the Exchange Offers, will promote our long-term financial success.

Q: What will I receive if I tender my Old Notes in the Exchange Offers prior to the Expiration Time?

A: If you tender (and do not validly withdraw) your Old Notes in the Exchange Offers (which will also constitute participation in the applicable Consent Solicitation) at or prior to 5:00 P.M., New York City Time on August 16, 2022, unless the Exchange Offers and Consent Solicitations are extended or earlier terminated (such date and time with respect to the Exchange Offers, as the same may be extended (the “Expiration Time”)), you will be eligible to receive the following:

•	Per $1,000 principal amount of 2023 Notes tendered, the option of either:

A.	(i) $300 of New Notes and (ii) $700 of cash, or

B.	(i) $1,050 of New Notes

•	Per $1,000 principal amount of 2024 Notes tendered, the option of either:

A.	(i) $750 of New Notes and (ii) $250 of cash , or

B.	(i) $1,030 of New Notes

Q: What will I receive if I only deliver Consent for my 2023 Notes prior to the Expiration Time?

Holders of 2023 Notes that do not wish to tender their 2023 Notes in the 2023 Exchange Offer described above may still support the Refinancing Transactions by delivering only their Consent prior to the Expiration Time for consideration of $1.00 of cash per $1,000 of 2023 Notes for which Consent is delivered. Holders of 2023 Notes that elect to only deliver 2023 Notes Consent will continue to hold such 2023 Notes following consummation of the Exchange Offers and Consent Solicitations. Holders of 2024 Notes may not deliver their Consent with respect to the 2024 Notes without tendering their 2024 Notes.

Q: In what denominations will the New Notes be issued? What will happen if I am otherwise entitled to receive New Notes in a principal amount less than the minimum denomination in which the New Notes will be issued?

A: The New Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company will not accept any tender that would result in the issuance of less than $2,000 principal amount of New Notes to a participating holder. The aggregate principal amount of New Notes issued to each participating holder for all Old Notes validly tendered (and not validly withdrawn) and accepted by the Company will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of New Notes you will receive, and cash will be paid in lieu of any principal amount of New Notes not received as a result of such rounding down.

Q: How does the interest rate on the New Notes compare to the interest rate on the Old Notes?

A: The interest rate on the 2023 Notes is 5.125% per annum and the interest rate on the 2024 Notes is 5.875% per annum. Holders of New Notes will receive interest payments at an annual rate of 10.500%. Interest will be payable on the New Notes on June 30 and December 31 of each year, beginning on December 31, 2022, until the New Notes mature on June 30, 2028, unless earlier redeemed or repurchased. See the sections of this Prospectus titled “Description of the New Notes.”

Any 2023 Notes that are not accepted for exchange or that do not participate in the Exchange Offers (including 2023 Notes that only deliver 2023 Notes Consent) will continue to receive interest of 5.125% per annum until maturity on April 1, 2023, unless earlier redeemed or repurchased. Any 2024 Notes that are not accepted for exchange or that do not participate in the Exchange Offers will continue to receive interest of 5.875% per annum until maturity on October 15, 2024, unless earlier redeemed or repurchased.

Q: Why is the Company soliciting consents from holders of the Old Notes?

A: The Company is conducting the Consent Solicitations to permit the Refinancing Transactions.

Q: What are the proposed amendments that are the subject of the Consent Solicitations?

A: The Proposed Amendments would modify certain covenants and other provisions of the Old Notes Indentures necessary or advisable to effect the Refinancing Transactions; ensure that all indebtedness and liens and other transactions and matters permitted under the New Notes Indenture are also permitted under the Old Notes Indentures; and generally ensure that the Old Notes Indentures are no more restrictive than the New Notes Indenture in any material respect. For a detailed description of the Proposed Amendments to the Old Notes Indentures for which Consents are being sought pursuant to the Consent Solicitations, see “Proposed Amendments.”

Q: What will happen to the Company if the Exchange Offers are not completed?

A: If we do not receive enough participation in the Exchange Offers, we will be unable to complete the Exchange Offers. If we do not complete the Exchange Offers, we may not be able to complete the Credit Agreement Exchange or the Private Exchange.

If we are unable to complete the Exchange Offers, the Private Exchange and the Credit Agreement Exchange, we will need to consider other alternatives available to us to address our nearer-term debt maturities. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential sale of additional assets and businesses and/or other strategic transactions. These alternatives involve significant uncertainties, potential delays, significant costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment and in the foreseeable future. Thus, unless the Exchange Offers and the Credit Agreement Exchange are completed, we may be unable to address our nearer-term debt maturities, including our Old Notes, in which case you could lose part or all of your investment in the Old Notes.    For a more complete description of the risks relating to our failure to complete the Exchange Offers, see “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations.”

Q: What amount of Old Notes are you seeking in the Exchange Offers?

A: We are seeking to exchange all $484,568,000 principal amount of our outstanding Old Notes, consisting of $259,275,000 principal amount outstanding of 2023 Notes and $225,293,000 principal amount outstanding of 2024 Notes.

Q: Will you exchange all of the Old Notes validly tendered?

A: Yes. We will exchange all of the Old Notes validly tendered (and not validly withdrawn) pursuant to the terms of the Exchange Offers, if the Exchange Offers and Consent Solicitations are consummated.

Q: What is the minimum amount of Old Notes required to be tendered in the Exchange Offers?

A: Because the Exchange Offers are conditioned on receipt of the Old Notes Requisite Consents, the Exchange Offers are effectively conditioned upon valid tenders (which are not validly withdrawn) of 2023 Notes or valid delivery (which are not validly revoked) of 2023 Notes Consents exceeding 50% of the aggregate principal amount of the 2023 Notes outstanding and valid tenders (which are not validly withdrawn) of 2024 Notes exceeding 50% of the aggregate principal amount of the 2024 Notes outstanding.

Q: Who may participate in the Exchange Offers?

A: All holders of the Old Notes may participate in the Exchange Offers. Although we have mailed this Prospectus to all registered holders of the Old Notes as of the date of this Prospectus, including holders located outside the United States, this Prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy any New Notes in any jurisdiction in which such offer, sale or exchange is not permitted.

Countries other than the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. We have not taken any action under non-U.S. regulations to facilitate a public offer to exchange the Old Notes for the New Notes outside the United States. Therefore, the ability of any holder residing outside of the United States to tender the Old Notes in the Exchange Offers will depend on whether there is an exemption available under the laws of such holder’s home country that would permit the holder to participate in the Exchange Offers without the need for us to take any action to facilitate a public offering in that country. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors.

Holders of the Old Notes residing outside of the United States should consult their advisors in considering whether they may participate in the Exchange Offers in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the New Notes that may apply in their home countries. Neither we nor the Dealer Manager can provide any assurance about whether such limitations may exist.

Q: Do I have to tender all of my Old Notes to participate in the Exchange Offers?

A: No. You do not have to tender all of your Old Notes to participate in the Exchange Offers.

Q: May I tender my Old Notes in the Exchange Offers without delivering a consent in the Consent Solicitations?

A: No. By tendering your Old Notes, you will be deemed to have validly delivered your consent to the Proposed Amendments to the Old Notes Indentures as further described under “Proposed Amendments.”

Q: May I deliver a consent in the Consent Solicitations without tendering my Old Notes in the Exchange Offers?

A: Holders of 2023 Notes may elect to either (i) tender their 2023 Notes and deliver the related Consent or (ii) deliver only their Consent. Holders of 2024 Notes may elect to tender their 2024 Notes together with delivery of the related Consent. Holders of Old Notes may not tender their Old Notes without delivering a Consent with respect to such Old Notes tendered, and holders of 2024 Notes may not deliver a Consent with respect to the 2024 Notes without tendering the related 2024 Notes.

Q: Will the New Notes be freely tradable?

A: Yes. The New Notes are being simultaneously registered under the Securities Act on a registration statement of which this Prospectus forms a part. The consummation of the Exchange Offers is contingent on the Securities and Exchange Commission declaring this registration statement effective (which cannot be waived).

Q: Will the New Notes be listed?

A: We have not applied and do not intend to apply for listing of the New Notes on any exchange.

Q: What risks should I consider in deciding whether to tender my Old Notes?

A: In deciding whether to participate in the Exchange Offers, you should carefully consider the discussion of risks and uncertainties described in the section “Risk Factors,” and the documents incorporated by reference into this Prospectus.

Q: How do I participate in the Exchange Offers and the Consent Solicitations?

A: In order to participate in the Exchange Offers, you must validly tender (and not validly withdraw) your Old Notes to the Exchange Agent. In order to participate in the 2023 Notes Consent, you must validly deliver (and not validly revoke) the Consent to your 2023 Notes. Any holder whose Old Notes are held through a custodian by a broker, dealer, commercial bank, trust company or other nominee should contact such custodial entity and instruct such custodial entity to tender the Old Notes or deliver a 2023 Notes Consent on your behalf.

DTC participants may electronically transmit their acceptance of the Exchange Offers or 2023 Notes Consent through DTC’s Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible. The procedures for participating in the Exchange Offers and Consent Solicitations are described in more detail in the section “Procedures for Tendering Old Notes and Delivering Consents.”

If you have questions or need help in tendering your Old Notes or delivering your consents, please contact the Information Agent and Exchange Agent at:

D. F. King & Co., Inc.

48 Wall Street

New York, NY 10005

By Regular, Registered or Certified Mail, By Overnight Courier or By Hand

By Facsimile (For Eligible Institutions only) (212) 709-3328 Attention: Michael Horthman	Banks and Brokers Call: (212) 269-5550 All Others Call Toll Free: (800) 290-6428

The tender of Old Notes pursuant to the Exchange Offers in accordance with the procedures described below and in further detail in the section “Procedures for Tendering Old Notes and Delivering Consents” will be deemed to constitute a delivery of a consent to the Proposed Amendments.

Q: May I withdraw my tender of Old Notes or delivery of 2023 Notes Consent?

A: Yes. You may withdraw any tendered Old Notes or revoke any delivered Consents at any time prior to the applicable Withdrawal Deadline.

Q: How do I withdraw Old Notes previously tendered for exchange in the Exchange Offers or my delivery of 2023 Notes Consent?

A: For a withdrawal to be valid, the Exchange Agent must receive a computer-generated notice of withdrawal, transmitted by DTC on behalf of the holder in accordance with the standard operating procedure of DTC or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, prior to the Expiration Time. If you change your mind again before the expiration of the Exchange Offers and Consent Solicitations, you can re-tender Old Notes (or redeliver 2023 Notes Consents) by following the exchange procedures again prior to the Expiration Time. For more information regarding the procedures for withdrawing tenders of Old Notes, see the section “Withdrawal of Tenders and Revocation of Consents.”

Q: What happens if my Old Notes are not accepted in the Exchange Offers?

A: If we do not accept your Old Notes for exchange for any reason, Old Notes tendered by book entry transfer into the Exchange Agent account at The Depository Trust Company will be credited to your account at DTC. Any Old Notes, otherwise tendered, but not accepted for exchange, will be promptly returned to you.

Q: If I decide to tender my Old Notes and/or deliver Consents, will I have to pay any fees or commissions to the Company, the Dealer Manager, the Information Agent or the Exchange Agent?

A: You will not be required to pay any fees or commissions to the Company, the Dealer Manager, the Exchange Agent, the Information Agent or Supporting Holders in connection with the Exchange Offers or the Consent Solicitations. If your Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Old Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q: What do you intend to do with the Old Notes that are accepted for exchange in the Exchange Offers?

A: The Old Notes accepted for exchange by us in the Exchange Offers will be cancelled and retired.

Q: How will I be taxed on the exchange of my Old Notes?

A: Please see the section “United States Federal Income Tax Considerations.” You should consult your own tax advisor for a full understanding of the tax consequences of participating in the Exchange Offers.

Q: Has the Board of Directors adopted a position on the Exchange Offers?

A: Our Board of Directors has approved the making of the Exchange Offers and Consent Solicitations. However, our Board of Directors does not make any recommendation as to whether you should tender Old Notes pursuant to the Exchange Offers or deliver Consents in the Consent Solicitations. Accordingly, each holder must make its own decision as to whether to tender its Old Notes and deliver Consents, and, if so, the principal amount of the Old Notes as to which action is to be taken. Before making your decision, we urge you to read this Prospectus carefully in its entirety, including the information set forth in the section “Risk Factors,” and in the documents incorporated by reference in this Prospectus.

Q: How do I vote for the Proposed Amendments?

A: If a Holder validly tenders Old Notes prior to the Expiration Time, such tender will be deemed to constitute the delivery of a consent to the Proposed Amendments, as a holder of Old Notes, with respect to the tendered Old Notes. Holders of 2023 Notes may also elect to validly deliver solely their Consent to the Proposed Amendments. See “Proposed Amendments.”

Q: What are the consequences of not participating in the Exchange Offers and Consent Solicitations at all? How will my rights be affected?

A: Holders of Old Notes that remain outstanding following the consummation of the Exchange Offers will be effectively junior to the secured indebtedness of the Company, consisting of the New Notes, the 2028 Private Exchange Notes, loans under the Exchange Credit Agreement and all existing secured indebtedness of GEO and the Guarantors (including loans under the 2017 Credit Agreement that are not exchanged in the Credit Agreement Exchange), in each case, to the extent of the value of the collateral securing such obligations.

To the extent that any Old Notes remain outstanding after completion of the Exchange Offers, any existing trading market for the remaining Old Notes may become limited. The reduced outstanding principal amount may make the trading prices of the remaining Old Notes more volatile.

For a description of the consequences of failing to tender your Old Notes pursuant to the Exchange Offers, see “Risk Factors—Risks to Holders of Old Notes That Are Not Tendered or Not Accepted for Exchange.”

Q: What are the conditions to the Exchange Offers and the Consent Solicitations?

A: The Company’s obligations to accept Old Notes and Consents in the Exchange Offers and the Consent Solicitations are subject to the satisfaction or waiver of certain conditions described herein, including receipt of the Requisite Consents. See “Conditions of the Exchange Offers and the Consent Solicitations.”

The Exchange Offers and Consent Solicitations are subject to the receipt of the Old Notes Requisite Consents. In addition, the consummation of each Exchange Offer and Consent Solicitation is cross-conditioned on the consummation of the other Exchange Offer and Consent Solicitation, the Private Exchange and the Credit Agreement Exchange.

The Company has the right to waive any condition to the Exchange Offers at its discretion, subject to applicable law, the Support Agreement and the applicable indentures. The Company may waive any such condition with respect to some or all of the Exchange Offers.

In addition, the Company has the right to terminate or withdraw the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, at any time and for any reason, including based on the acceptance rate and outcome of the Exchange Offers (including receipt of the Requisite Consents) or if any of the conditions described in the section “Conditions of the Exchange Offers and the Consent Solicitations” are not satisfied, subject to applicable law, the terms of the Support Agreement and the applicable indentures.

Q: When will I receive the Exchange Consideration for my Old Notes tendered and accepted for exchange pursuant to the Exchange Offers or the 2023 Notes Consent Fee for my 2023 Notes Consents accepted in the Consent Solicitation?

A: The New Notes and cash deliverable in respect of Old Notes accepted for exchange pursuant to the Exchange Offers or 2023 Notes Consents accepted in the Consent Solicitation will be delivered to the Exchange Agent (or upon its instruction to DTC), as agent for the holders whose Old Notes have been accepted for exchange on the Settlement Date after receipt of the Old Notes Requisite Consents.

Q: When will the Exchange Offers and the Consent Solicitations expire?

A: The Exchange Offers and the Consent Solicitations expired immediately after 5:00 p.m., New York City time, on August 16, 2022, unless extended or earlier terminated at our discretion, subject to applicable law, the terms of the Support Agreement and the applicable indentures. If the Exchange Offers are extended, we will announce any extensions by press release or other permitted means no later than 9:00 a.m., New York City time, on the business day after the scheduled expiration of the Exchange Offers.

Q: Who can I call with questions about the Exchange Offers or Consent Solicitations, how to tender my Old Notes or to request another copy of this Prospectus?

A: You can contact the Information Agent and Exchange Agent engaged for the Exchange Offers and Consent Solicitations at:

D. F. King & Co., Inc.

48 Wall Street

New York, NY 10005

By Regular, Registered or Certified Mail, By Overnight Courier or By Hand

By Facsimile (For Eligible Institutions only) (212) 709-3328 Attention: Michael Horthman	Banks and Brokers Call: (212) 269-5550 All Others Call Toll Free: (800) 290-6428

SUMMARY

This summary highlights information appearing elsewhere in this Prospectus and may not contain all of the information that may be important to you. You should read this entire Prospectus carefully, including the information set forth under the heading “Risk Factors” and the information incorporated by reference in this Prospectus before participating in the Exchange Offers and Consent Solicitations. See the section of this Prospectus titled “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

Company Overview

We specialize in the ownership, leasing and management of secure facilities, processing centers and reentry facilities and the provision of community-based services in the United States, Australia and South Africa. We own, lease and operate a broad range of secure facilities including maximum, medium and minimum-security facilities, processing centers, as well as community-based reentry facilities. We develop new facilities based on contract awards, using our project development expertise and experience to design, construct and finance what we believe are state-of-the-art facilities. We provide innovative technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based programs. We also provide secure transportation services domestically and in the United Kingdom (“U.K.”) through our joint venture GEOAmey PECS Ltd. At June 30, 2022, our worldwide operations include the management and/or ownership of approximately 82,000 beds at 102 facilities, including idle facilities, projects under development and recently awarded contracts, and also include the provision of community supervision services for more than 400,000 individuals on average, including nearly 200,000 through an array of technology products including radio frequency, GPS, and alcohol monitoring devices.

We provide a diversified scope of services on behalf of our government agency partners:

•	our secure facility management services involve the provision of security, administrative, rehabilitation, education, and food services at secure services facilities;

•

our reentry services involve supervision of individuals in community-based programs and reentry centers and the provision of temporary housing, programming, employment assistance and other services with the intention of the successful reintegration of residents into the community;

•	we provide comprehensive electronic monitoring and supervision services;

•	we develop new facilities, using our project development experience to design, construct and finance what we believe are state-of-the-art facilities;

•	we provide secure transportation services; and

•	our services are provided at facilities which we either own, lease or are owned by the government.

GEO operated as a real estate investment trust (“REIT”) from January 1, 2013 through December 31, 2020. As a REIT, GEO provided services and conducted other business activities through taxable REIT subsidiaries (“TRS’s”). A TRS is a subsidiary of a REIT that is subject to applicable corporate income tax rates and certain qualification requirements. GEO’s use of TRSs permitted us to engage in certain business activities in which the REIT could not engage directly, so long as those activities were conducted in entities that elected to be treated as TRSs under the Internal Revenue Code of 1986, as amended, and enabled GEO to, among other things, provide correctional services at facilities it owns and at facilities owned by its government partners. A TRS is not subject to the distribution requirements applicable to REITs so it may retain income generated by its operations for reinvestment.

On December 2, 2021, we announced that our Board of Directors (“Board”) unanimously approved a plan to terminate GEO’s REIT election and become a taxable C corporation, effective for the year ended

December 31, 2021. As a result, we are no longer required to operate under REIT rules, including the requirement to distribute at least 90% of REIT taxable income to our stockholders, which provides us with greater flexibility to use our free cash flow. Effective January 1, 2021, we are subject to federal and state income taxes on our taxable income at applicable tax rates and we are no longer entitled to a tax deduction for dividends paid. GEO operated as a REIT for the 2020 tax year, and existing REIT requirements and limitations, including those established by GEO’s organizational documents, remained in place until December 31, 2020. The Board also voted unanimously to discontinue our quarterly dividend payment and prioritize allocating GEO’s free cash flow to reduce debt.

As a result of GEO’s Board announcing the change in corporate structure to a taxable C corporation in fiscal year 2021, we incurred a one-time, non-cash deferred tax charge of approximately $70.8 million during the fourth quarter of 2021. We also incurred approximately $29.3 million in incremental income tax expense in the fourth quarter of 2021 due to the resulting higher corporate tax rate for all of 2021, including a catch-up tax expense of approximately $16.8 million in connection with the first three quarters of 2021. Refer to Note 16 – Income Taxes of the Notes to the audited consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Recent Developments

Refinancing Transactions

2022 Refinancing Transactions

In July 2022, we entered into the Support Agreement with the 2023 Notes and 2024 Notes Supporting Holders, the 2026 Notes Supporting Holders and the Credit Agreement Supporting Holders (collectively, the “Supporting Holders”) to effect the Refinancing Transactions, which include: (a) the Exchange Offers; (b) the Private Exchange; and (c) the Credit Agreement Exchange. In connection with the Refinancing Transactions, as of the Commencement Date, the Supporting Holders have agreed to:

•

In connection with the Exchange Offers and Consent Solicitations, provide Consent for and, subject to certain exceptions, exchange approximately $107.1 million aggregate principal amount of the 2023 Notes for approximately $73.0 million of the New Notes and, if elected, cash; and provide Consent for and exchange approximately $146.7 million aggregate principal amount of the 2024 Notes for approximately $129.4 million aggregate principal amount of the New Notes and, if elected; cash;

•

Exchange approximately $239.1 million aggregate principal amount of the 2026 Notes for approximately $239.1 million aggregate principal amount of the 2028 Private Exchange Notes in connection with the Private Exchange; and

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In connection with the Credit Agreement Exchange, exchange approximately $1,234.6 million aggregate principal amount of revolving credit loans, term loans and commitments under the 2017 Credit Agreement for a partial cash payment, $187.0 million aggregate principal amount of revolving credit commitments and up to approximately $889.6 million aggregate principal amount of term loans under the Exchange Credit Agreement.

2023 Notes and 2024 Notes Supporting Holders

Pursuant to the Support Agreement with the Supporting Holders, the applicable 2023 Notes and 2024 Notes Supporting Holders tendered all of the 2023 Notes and 2024 Notes Supporting Holders Notes in the Exchange Offers. The 2023 Notes and 2024 Notes Supporting Holders tendered in the Exchange Offers and provided their Consent to the Consent Solicitations on the same terms as all other holders of the Old Notes, and they have agreed to select the 2023 Notes-Only Consideration with respect to approximately $61.8 million aggregate principal amount of tendered 2023 Notes and to select the 2024 Notes-Only Consideration with respect to approximately $69.1 million aggregate principal amount of tendered 2024 Notes. Our ability to accept the 2023 Notes and 2024 Notes Supporting Holders Notes is subject to the receipt of the Requisite Consents.

Pursuant to the Support Agreement, we have agreed to cooperate in good faith with the Supporting Holders and use commercially reasonable efforts to consummate the Exchange Offers and the other Refinancing Transactions on the terms set forth in the Support Agreement. In particular, and among other things, we agreed to use commercially reasonable efforts to file this Prospectus with the SEC, to distribute this Prospectus and other applicable materials relating to the Exchange Offers and the Consent Solicitations to the holders of the Old Notes and solicit their tenders and Consents, to timely file all amendments to this Prospectus we reasonably consider necessary or advisable and to cause this Prospectus to become effective as soon as reasonably practicable.

In addition, we have agreed in the Support Agreement to pay the reasonable and documented fees and expenses incurred in connection with the Refinancing Transactions by the legal and financial advisors to an ad hoc group of the 2023 Notes and 2024 Notes Supporting Holders and the 2026 Notes Supporting Holders, a similar ad hoc group of term lenders under the 2017 Credit Agreement and the administrative agent under the 2017 Credit Agreement. We have also agreed that we will conduct our business in the ordinary course during the term of the Support Agreement and will not solicit or engage in discussions regarding alternatives to the Refinancing Transactions.

We and the Supporting Holders may terminate the Support Agreement upon the occurrence of certain specified termination events, including upon another party’s material and uncured breach of its obligations under the Support Agreement. We may also terminate the Support Agreement if our Board determinates that our continued performance under the Support Agreement would be inconsistent with the Board’s fiduciary duties. The Support Agreement will terminate automatically upon the closing of the Refinancing Transactions or on an “outside date” 100 days after the Support Agreement becomes effective, unless we and the Supporting Holders agree to extend such date.

2026 Notes Supporting Holders

In addition, pursuant to the Support Agreement, we have agreed with the 2026 Notes Supporting Holders to exchange approximately $239.1 million aggregate principal amount of the 2026 Notes held by the 2026 Notes Supporting Holders for approximately $239.1 million of aggregate principal amount of our 2028 Private Exchange Notes and the 2026 Notes Supporting Holders have agreed to deliver their Consents with respect to the 2026 Indenture Proposed Amendments to the 2026 Indenture. Specifically, the 2026 Indenture Proposed Amendments modify certain covenants and other provisions of the 2026 Notes Indenture necessary or advisable to effect the Refinancing Transactions; ensure that all indebtedness and liens and other transactions and matters permitted under the New Notes Indenture are also permitted under the 2026 Notes Indenture; and generally ensure that the 2026 Old Notes Indenture is no more restrictive than the New Notes Indenture in any material respect. Each of the Exchange Offers and Consent Solicitations is conditioned upon the consummation of the Private Exchange and the effectiveness of the 2026 Indenture Proposed Amendments.

Credit Agreement Supporting Holders

The Support Agreement also memorializes our agreement with the Credit Agreement Supporting Holders to exchange their revolving credit loans and credit commitments and term loans, respectively, under the 2017 Credit Agreement for a combination of cash and new loans under the Exchange Credit Agreement. The Credit Agreement Supporting Holders have also agreed to consent to certain amendments to the 2017 Credit Agreement. These amendments would, among other things, modify certain covenants and other provisions of the 2017 Credit Agreement necessary or advisable to effect the Refinancing Transactions, including the issuance of the New Notes; ensure that all indebtedness and liens and other transactions and matters permitted under the Exchange Credit Agreement are also permitted under the Existing Credit Agreement; and generally ensure that the 2017 Credit Agreement is no more restrictive than the Exchange Credit Agreement in any material respect.

Each of the Exchange Offers and Consent Solicitations is conditioned upon the consummation of the Private Exchange and the Credit Agreement Exchange, and the effectiveness of the 2026 Indenture Proposed Amendments and the Existing Credit Agreement Proposed Amendments. The Private Exchange and the Credit Agreement Exchange are conditioned on, among other things, the 2026 Notes Supporting Holders and the Credit Agreement Supporting Holders, respectively, having satisfied their obligations in all material respects under the Support Agreement and the consummation of the Exchange Offers and Consent Solicitations.

We filed the Support Agreement as Exhibit 10.1 to a Form 8-K filed with the SEC on July 19, 2022. For more detailed information about the Support Agreement, we direct you to such Form 8-K and the exhibit containing the Support Agreement.

Corporate Information

Our principal executive offices are located at 4955 Technology Way, Boca Raton, Florida 33431 and our telephone number is (561) 893-0101.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS

The summary below describes the principal terms of the Exchange Offers and the Consent Solicitations. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of the terms and conditions of the Exchange Offers and the Consent Solicitations, you should read this entire Prospectus.

The Exchange Offers	The Company is offering to exchange, upon the terms and subject to the conditions set forth in this Prospectus, Old Notes for the consideration listed in the table on the cover of this Prospectus.

Subject to applicable law, the terms of the Support Agreement and the applicable indentures, the Exchange Offer for one series of Old Notes is being made independently of the Exchange Offer for the other series of Old Notes, and the Company reserves the right, subject to applicable law, the terms of the Support Agreement and the applicable indentures, to terminate, withdraw, amend or extend the Exchange Offer for any series of Old Notes without also terminating, withdrawing, amending or extending the Exchange Offer for the other series of Old Notes.

Agreements with Certain Holders	Pursuant to the Support Agreement, the 2023 Notes and 2024 Notes Supporting Holders have tendered all of the 2023 Notes and 2024 Notes Supporting Holders Old Notes in the Exchange Offers.

In addition, pursuant to the Support Agreement, we have agreed with the 2026 Notes Supporting Holders to exchange approximately $239.1 million aggregate principal amount of the 2026 Notes held by the 2026 Notes Supporting Holders for approximately $239.1 million of aggregate principal amount of our 2028 Private Exchange Notes and the 2026 Notes Supporting Holders have agreed to deliver their Consents with respect to the 2026 Indenture Proposed Amendments to the 2026 Indenture. Specifically, the 2026 Indenture Proposed Amendments modify certain covenants and other provisions of the 2026 Notes Indenture necessary or advisable to effect the Refinancing Transactions; ensure that all indebtedness and liens and other transactions and matters permitted under the New Notes Indenture are also permitted under the 2026 Notes Indenture; and generally ensure that the 2026 Old Notes Indenture is no more restrictive than the New Notes Indenture in any material respect. Each of the Exchange Offers and Consent Solicitations is conditioned upon the consummation of the Private Exchange and the effectiveness of the 2026 Indenture Proposed Amendments. The Private Exchange is conditioned on, among other things, the 2026 Notes Supporting Holders having satisfied their obligations in all material respects under the Support Agreement and the consummation of the Exchange Offers and Consent Solicitations.

The Support Agreement also memorializes our agreement with the Credit Agreement Supporting Holders to exchange their revolving credit loans and commitments and their term loans, respectively, under the 2017 Credit Agreement for a combination of cash and new loans under the Exchange Credit Agreement. The Credit Agreement Supporting Holders have also agreed to consent to certain amendments to the 2017 Credit Agreement. These amendments would, among other things, modify certain covenants and other provisions of the 2017 Credit Agreement necessary or advisable to effect the Refinancing Transactions, including the issuance of the New Notes; ensure that all indebtedness and liens and other transactions and matters permitted under the Exchange Credit Agreement are also permitted under the Existing Credit Agreement; and generally ensure that the 2017 Credit Agreement is no more restrictive than the Exchange Credit Agreement in any material respect.

Each of the Exchange Offers and Consent Solicitations is conditioned upon the consummation of the Private Exchange and the Credit Agreement Exchange, and the effectiveness of the 2026 Indenture Proposed Amendments and the Existing Credit Agreement Proposed Amendments. The Private Exchange and the Credit Agreement Exchange are conditioned on, among other things, the 2026 Notes Supporting Holders and the Credit Agreement Supporting Holders, respectively, having satisfied their obligations in all material respects under the Support Agreement and the consummation of the Exchange Offers and Consent Solicitations.

Consideration	In exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) and accepted by the Company, participating holders of Old Notes will receive the Exchange Consideration. Participating holders must elect to receive a combination of New Notes and cash or only New Notes when they tender their Old Notes through DTC. If participating holders wish to change their election, they will need to withdraw their tendered Old Notes prior to the applicable Withdrawal Deadline and retender them with an updated election prior to the Expiration Time.

The Company will not accept any tender that would result in the issuance of less than $2,000 principal amount of New Notes to a participating holder. The aggregate principal amount of New Notes issued to each participating holder for all Old Notes validly tendered (and not validly withdrawn) and accepted by the Company will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of New Notes you will receive, and cash will be paid in lieu of any principal amount of New Notes not received as a result of such rounding down.

As an alternative to participating in the Exchange Offers, holders of 2023 Notes that do not wish to tender their 2023 Notes may elect to deliver only their Consent prior to the Expiration Time for the 2023 Notes Consent Fee. Holders of 2024 Notes may not deliver their Consent with respect to the 2024 Notes without tendering their 2024 Notes.

Expiration Time	With respect to the Exchange Offers and the Consent Solicitations, the Expiration Time was 5:00 p.m., New York City time, on August 16, 2022.

Withdrawal Deadline	With respect to the Exchange Offers and the Consent Solicitations, the Withdrawal Deadline was 5:00 p.m., New York City time, on August 16, 2022. Holders may withdraw tendered Old Notes and revoke Consents at any time at or prior to the applicable Withdrawal Deadline but holders may not withdraw tendered Old Notes or revoke Consents after such deadline, except as required by applicable law and the terms of the Support Agreement. Procedures for withdrawal of tenders and revocation of consents are described in the section “Withdrawal of Tenders and Revocation of Consents.”

Settlement Date	On the terms and subject to the conditions described below, with respect to the Exchange Offers, the payment of the Exchange Consideration will occur on a date promptly after the Expiration Time, which is expected to be August 19, 2022.

The New Notes	For a description of the terms of the New Notes, see “—Summary of New Notes” and “Description of the New Notes.”

Accrued and Unpaid Interest	If Old Notes are validly tendered (and not validly withdrawn) by a holder and accepted by the Company for exchange pursuant to the Exchange Offers, such holder will be entitled to receive accrued and unpaid interest in cash on such Old Notes up to, but not including, the Settlement Date.

Participating holders of the 2023 Notes that elect to deliver only their Consent will receive interest on their regularly scheduled interest payment date pursuant to the terms of the 2023 Notes.

Conditions to the Exchange Offers and the Consent Solicitations	The Company’s obligations to accept Old Notes and Consents in the Exchange Offers and the Consent Solicitations are subject to the satisfaction or waiver of certain conditions described herein, including receipt of the Requisite Consents. See “Conditions of the Exchange Offers and the Consent Solicitations.”

The Exchange Offers and Consent Solicitations are subject to the receipt of the Requisite Consents. The consummation of each Exchange Offer and Consent Solicitation is cross-conditioned on the consummation of the other Exchange Offer and Consent Solicitation, the Private Exchange and the Credit Agreement Exchange.

The Company has the right to waive any condition to the Exchange Offers at its discretion, subject to applicable law, the Support Agreement and the applicable indentures. The Company may waive any such condition with respect to some or all of the Exchange Offers.

In addition, the Company has the right to terminate or withdraw the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, at any time and for any reason, including based on the acceptance rate and outcome of the Exchange Offers (including receipt of the Requisite Consents) or if any of the conditions described in the section “Conditions of the Exchange Offers and the Consent Solicitations” are not satisfied, subject to applicable law, the Support Agreement and the applicable indentures.

The Consent Solicitations	Upon the terms and subject to the conditions described in this Prospectus, the Company is soliciting the Consents of holders of Old Notes to certain amendments with respect to any and all of the outstanding Old Notes. Holders of 2023 Notes may elect to either (i) tender their 2023 Notes and deliver the related Consent or (ii) deliver only their Consent. Holders of 2024 Notes may elect to tender their 2024 Notes together with delivery of the related Consent. Holders of Old Notes may not tender their Old Notes without delivering a Consent with respect to such Old Notes tendered, and holders of 2024 Notes may not deliver a Consent with respect to the 2024 Notes without tendering the related 2024 Notes. See “Procedures for Tendering Old Notes and Delivering Consents” for more information.

The Proposed Amendments	The Proposed Amendments would modify certain covenants and other provisions of the Old Notes Indentures necessary or advisable to effect the Refinancing Transactions; ensure that all indebtedness and liens and other transactions and matters permitted under the New Notes Indenture are also permitted under the Old Notes Indentures; and generally ensure that the Old Notes Indentures are no more restrictive than the New Notes Indenture in any material respect. For a detailed description of the Proposed Amendments to the Old Notes Indentures for which Consents are being sought pursuant to the Consent Solicitations, see “Proposed Amendments.”

The Old Notes Requisite Consents	In order to be adopted, the applicable Proposed Amendments must be consented to by the holders of a majority of the outstanding principal amount of a series of Old Notes (with respect to each series of Old Notes, the “Old Notes Requisite Consents”), and we must have accepted all tendered Old Notes and/or delivered 2023 Notes Consents, as applicable, for each series of Old Notes. It is expected that a supplemental indenture giving effect to the Proposed Amendments for each series of Old Notes (collectively, the “Supplemental Indentures”) will be executed on the Settlement Date after the receipt of the Old Notes Requisite Consents, but in no event prior to the applicable Withdrawal Deadline. The Proposed Amendments will become operative, with respect to a series of Old Notes, immediately prior to the acceptance of such series of Old Notes pursuant to the applicable Exchange Offer.

Procedure for Tenders and Delivery of Consents	If a holder wishes to participate in the Exchange Offers and the Consent Solicitations, and such holder’s existing Old Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, such holder must instruct such custodial entity (pursuant to the procedures of the custodial entity) to tender the Old Notes and/or deliver the Consents on such holder’s behalf. Custodial entities that are participants in DTC must tender Old Notes and/or deliver Consents through DTC’s Automated Tender Offer Program, known as “ATOP.” For further information, see “Procedures for Tendering Old Notes and Delivering Consents.”

Withdrawal Rights	A holder may validly withdraw the tender of such holder’s Old Notes or the delivery of such holder’s 2023 Notes Consent, as applicable, at any time at or prior to the applicable Withdrawal Deadline by submitting a notice of withdrawal to the Exchange Agent using ATOP procedures and/or upon compliance with the other procedures described in the section “Withdrawal of Tenders and Revocation of Consents.” Any Old Notes validly tendered or 2023 Notes Consents validly delivered prior to the applicable Withdrawal Deadline that are not validly withdrawn at or prior to such Withdrawal Deadline may not be withdrawn after such Withdrawal Deadline, subject to limited circumstances described in the section “Withdrawal of Tenders and Revocation of Consents” and unless otherwise required by applicable law, the terms of the Support Agreement or the applicable indentures.

If a holder validly withdraws its validly tendered Old Notes, such holder will be deemed to have validly revoked its Consents. A holder of 2024 Notes may not deliver subsequent Consents without re-tendering its Old Notes. A holder of 2023 Notes may elect to retender either its Old Notes (and redeliver its related Consent) or only deliver its Consent. For the avoidance of doubt, to the extent that a holder has validly tendered its Old Notes and validly delivered its corresponding Consent, in order for such holder to either validly withdraw the tender of its Old Notes or validly revoke its Consents with respect to such Old Notes, the holder must withdraw both its previously delivered tender of Old Notes and Consent.

Consequences of Failure to Tender	Old Notes left outstanding following the consummation of the Exchange Offers will be effectively subordinated to the secured indebtedness represented by the New Notes, the 2028 Private Exchange Notes, indebtedness under the Credit Agreements and all other existing and new secured debt of the Company and Guarantors, in each case, to the extent of the value of the collateral securing such secured obligations.

To the extent that any Old Notes remain outstanding after completion of the Exchange Offers, any existing trading market for the remaining Old Notes may become further limited. The reduced outstanding principal amount may make the trading prices of the remaining Old Notes more volatile.

If the Old Notes Requisite Consents are received with respect to a series of Old Notes and a Supplemental Indenture is executed with respect to the applicable Old Notes Indenture and becomes operative, holders of such series of Old Notes left outstanding following the Exchange Offers will hold notes that will have more permissible debt and lien covenants. For a description of the consequences of failing to exchange your Old Notes pursuant to the Exchange Offers, see “Risk Factors—Risks to Holders of Old Notes That Are Not Tendered or Not Accepted for Exchange.”

Amendment and Termination	The Company has the right to terminate, withdraw or amend, in its discretion (subject to applicable law, the terms of the Support Agreement and the applicable indentures), the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, at any time and for any reason, including based on the acceptance rate and outcome of the Exchange Offers (including receipt of the Requisite Consents) or if the conditions to the Exchange Offers or the Consent Solicitations are not met by the Expiration Time. The Company reserves the right, subject to applicable law, the terms of the Support Agreement and the applicable indentures, (i) to waive any and all of the conditions of the Exchange Offers or Consent Solicitations prior to the Expiration Time and (ii) to amend the terms of the Exchange Offers or Consent Solicitations. In the event that the Exchange Offers are terminated, withdrawn or otherwise not consummated prior to the applicable Expiration Time, no consideration will be paid or become payable to holders who have validly tendered (and not validly withdrawn) their Old Notes pursuant to the Exchange Offers. In any such event, the Old Notes previously tendered pursuant to the Exchange Offers will be promptly returned to the tendering holders and the Consents will be deemed voided. See “General Terms of the Exchange Offers and the Consent Solicitations—Extension, Termination or Amendment.”

Soliciting Broker Fee	If any Exchange Offer is consummated, we have agreed to pay a Soliciting Broker Fee equal to either (i) $2.50 for each $1,000 in principal amount of Old Notes that are validly tendered and accepted for exchange pursuant to such Exchange Offer or (ii) $0.50 for each $1,000 in principal amount of 2023 Notes for which only the Consent is provided in connection with the 2023 Notes Consent, in each case, to soliciting retail brokers for holders holding less than $1,000,000 aggregate principal amount of Old Notes that are appropriately designated by their clients to receive this fee. See “General Terms of the Exchange Offers and the Consent Solicitations—Soliciting Broker Fee.”

Use of Proceeds	The Company will not receive any cash proceeds as part of the Exchange Offers.

Taxation	For a discussion of U.S. federal income tax considerations of the Exchange Offers and Consent Solicitations, see “United States Federal Income Tax Considerations.”

Dealer Manager and Solicitation Agent	Lazard Frères & Co. LLC.

Information Agent and Exchange Agent	D. F. King & Co., Inc.

Risk Factors	See “Risk Factors” and the other information included in and incorporated by reference in this Prospectus for a discussion of factors you should carefully consider before deciding to participate in the Exchange Offers or deciding to deliver your Consent.

SUMMARY OF NEW NOTES

The summary below describes the principal terms of the New Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New Notes” section of this Prospectus contains more detailed descriptions of the terms and conditions of the New Notes.

Issuer	The GEO Group, Inc., a Florida corporation.

Notes Offered	10.500% Senior Second Lien Secured Notes due 2028 (“New Notes”).

Maturity Date	The New Notes mature on June 30, 2028.

Interest Rate	Interest on the New Notes will be payable in cash and will accrue from the Settlement Date at a rate of 10.500% per annum.

Interest Payment Dates	Interest payments with respect to the New Notes will be made on June 30 and December 31 of each year, commencing on December 31, 2022.

Subsidiary Guarantees	On the issue date, each of our restricted subsidiaries that guarantees our Exchange Credit Agreement will guarantee the New Notes. The New Notes may be guaranteed by additional subsidiaries in the future under certain circumstances. See “Description of the New Notes—Certain Covenants—Additional Note Guarantees.”

Our subsidiaries that are not providing New Notes Guarantees (as defined herein) generated approximately 9.5% of the Company’s consolidated revenues, 32.5% of the Company’s net income and 6.9% of the Company’s consolidated EBITDA for the year ended December 31, 2021, and held approximately 13.9% of the Company’s consolidated assets as of December 31, 2021. In addition, as of December 31, 2021, the Company’s subsidiaries that are not providing a New Notes Guarantee had $412.4 million of liabilities, including $305.6 million of indebtedness.

Our subsidiaries that are not providing New Notes Guarantees generated approximately 8.8% of the Company’s consolidated revenues, 17.2% of the Company’s net income and 7.8% of the Company’s consolidated EBITDA for the six months ended June 30, 2022, and held approximately 10.8% of the Company’s consolidated assets as of June 30, 2022. In addition, as of June 30, 2022, the Company’s subsidiaries that are not providing a New Notes Guarantee had $385.2 million of liabilities, including $285.9 million of indebtedness. See “Capitalization.”

Collateral	The New Notes and the New Notes Guarantees will be secured by a second-priority lien, subject to Permitted Liens on the Collateral.

The Collateral securing the obligations under the New Notes will be the same as the collateral that will secure the obligations under the Exchange Credit Agreement and the 2028 Private Exchange Notes and the related guarantees. The liens on the Collateral securing the obligations under the New Notes will be held by the Second Lien Collateral Trustee (as defined herein) for the benefit of the holders of the New Notes and the 2028 Private Exchange Notes.

See “Description of the New Notes—Security.”

Priority	The New Notes and the New Notes Guarantees will be:

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secured on a second-priority basis by the Collateral (subject to certain Permitted Liens) and will be secured on a junior basis to the First Lien Secured Obligations, to the extent secured by a first-priority lien on the Collateral, including obligations under the Credit Agreements, and all other existing and future senior Secured Indebtedness (as defined herein) of the Company and the Guarantors that is secured by a first-priority lien on the Collateral;

•

effectively senior to all existing and future unsecured Indebtedness of the Company and the Guarantors to the extent of the value of the Collateral, including any Old Notes not tendered in the Exchange Offers and all 2026 Notes that are not exchanged in the Private Exchange;

•

(i) effectively subordinated to any of the Company’s and the Guarantors’ existing and future Indebtedness that is secured by assets that do not constitute Collateral securing the New Notes to the extent of the value of such assets and (ii) structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that do not guarantee the New Notes;

•	unconditionally guaranteed by the Guarantors;

•

pari passu in right of payment with all of the Company’s existing and future senior, unsubordinated Indebtedness, including the Old Notes, the 2026 Notes, the Exchangeable 2026 Notes and any indebtedness under the Credit Agreements;

•

pari passu in right of payment with, and secured on an equal and ratable basis with, all existing and future Indebtedness of the Company and the Guarantors secured by the Collateral on a second-priority basis, including the 2028 Private Exchange Notes; and

•	senior in right of payment to any of the Company’s future subordinated Indebtedness.

As of June 30, 2022, on an as adjusted basis after giving effect to the Refinancing Transactions (based on final participation results in the Exchange Offers and Credit Agreement Exchange as more fully described in “Capitalization”), the Company and the Initial Guarantors would have had total consolidated indebtedness of approximately $2,376.3 million (excluding Non-Recourse Debt (as defined in “Description of the New Notes—Certain Definitions”) of $290.2 million and $99.0 million of existing letters of credit, but including Capital Lease Obligations (as defined in “Description of the New Notes—Certain Definitions”) of $2.6 million and other debt of $41.5 million) primarily consisting of $1,144.7 million of Secured Indebtedness under the Exchange Credit Agreement (including no borrowings outstanding under the revolver portion of the Exchange Credit Agreement (with $88.0 million of additional availability)), $172.0 million of Secured Indebtedness under the 2017 Credit Agreement (including $75.4 million in borrowings outstanding under the revolver portion of the 2017 Credit Agreement with $11.6 million of additional availability), $110.9 million of the 2026 Notes, $230.0 million of the Exchangeable 2026 Notes, $239.1 million of the 2028 Private Exchange Notes and $286.5 million of the New Notes.

Second Lien Collateral Trust Agreement	Ankura Trust Company, LLC, as second lien collateral trustee (the “Second Lien Collateral Trustee”), will enter into a Second Lien Collateral Trust Agreement, dated as of the Settlement Date (as amended, supplemented or otherwise modified, the “Second Lien Collateral Trust Agreement”), among the Company, the Initial Guarantors, the Second Lien Collateral Trustee and Ankura Trust Company, LLC, as trustee for the New Notes and the 2028 Private Exchange Notes. Pursuant to the Second Lien Collateral Trust Agreement, the Second Lien Collateral Trustee will be granted a lien on the Collateral to secure the second-priority lien obligations which as of the Settlement Date will only include the obligations in respect of the New Notes and the 2028 Private Exchange Notes. The Second Lien Collateral Trust Agreement will set forth therein the relative rights of the second-lien secured parties with respect to the Collateral and covering certain other matters relating to the administration of security interests. The Second Lien Collateral Trust Agreement generally controls substantially all matters related to the interest of the second-lien secured parties in the Collateral, including with respect to directing the Second Lien Collateral Trustee, distribution of proceeds and enforcement.

For more information, see “Description of the New Notes— Second Lien Collateral Trust Agreement.”

First Lien/Second Lien Intercreditor Agreement

The New Notes will be subject to the terms of the First Lien/Second Lien Intercreditor Agreement and, in connection with the Exchange Offers and Consent Solicitations, the Second Lien Collateral Trustee will enter into the First Lien/Second Lien Intercreditor Agreement with respect to the New Notes and the 2028 Private Exchange Notes. The First Lien/Second Lien Intercreditor Agreement will restrict the actions permitted to be taken by the Second Lien Collateral Trustee with respect to the Collateral on behalf of the holders of the New

Notes and the 2028 Private Exchange Notes, and the Second Lien Collateral Trustee, on behalf of itself and the holders of the New Notes and the 2028 Private Exchange Notes, will agree to limit certain other rights with respect to the Collateral during any insolvency proceeding. See “Description of the New Notes—First Lien/Second Lien Intercreditor Agreement.”

Second Lien Security Documents	The obligations under the New Notes will be secured pursuant to new security documents (the “Security Documents”). The Security Documents will include the Second Lien Collateral Trust Agreement, new second lien security agreements (including intellectual property security agreements), mortgages, grants, pledges and filings, as applicable, in each relevant jurisdiction, and the First Lien/Second Lien Intercreditor Agreement.

Optional Redemption	We may redeem some or all of the notes at any time at the redemption prices specified under “Description of the New Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

AHYDO Catch-Up Payments	On the first interest payment date following the fifth anniversary of the issue date of the New Notes and on each interest payment date thereafter, we will redeem a portion of the principal amount of each then outstanding New Note in an amount equal intended to ensure that no New Note will be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), as further described under “Description of the New Notes—Mandatory Redemption.”

Change of Control	Upon a change of control (as defined in “Description of the New Notes—Certain Definitions”), we must offer to repurchase the notes at 101% of the principal amount of notes repurchased, plus accrued and unpaid interest, if any, to but not including the purchase date. See “Description of the New Notes—Repurchase at the Options of Holders—Change of Control.”

Certain Covenants	The New Notes Indenture governing the New Notes will contain certain covenants, including limitations and restrictions on our and our restricted subsidiaries’ ability to:

•	incur additional indebtedness or issue preferred stock;

•	make dividend payments or other restricted payments and restricted investments;

•	create liens;

•	sell assets;

•	engage in sale and leaseback transactions;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	enter into transactions with affiliates; and

•	enter into mergers, consolidations, or sales of all or substantially all of our assets.

As of the date of the New Notes Indenture, all of our subsidiaries (other than CSC of Tacoma, LLC, GEO International Holdings, LLC, Florina Insurance Company, Inc., GEO Design Services, Inc., certain dormant domestic subsidiaries and all of our foreign subsidiaries in existence on the date of the New Notes Indenture) will be restricted subsidiaries. Our unrestricted subsidiaries will not be subject to any of the restrictive covenants in the New Notes Indenture. The restrictive covenants set forth in the New Notes Indenture are subject to important exceptions and qualifications. See “Description of the New Notes—Certain Covenants.”

Absence of an Established Market for the Notes	The New Notes will be new securities for which there is no established trading market. Accordingly, we cannot assure you that a liquid market for the New Notes will develop or be maintained. We do not intend to list the New Notes on any securities exchange. If an active trading market for the New Notes does not develop, the market price and liquidity of the New Notes may be adversely affected. If the New Notes are traded, they may trade at a discount, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Book-Entry Form	The New Notes will be issued in registered book-entry form represented by one or more global notes to be deposited with or on behalf of DTC or its nominee. Transfers of the New Notes will only be effected through facilities of DTC. Beneficial interests in the global notes may not be exchanged for certificated notes except in limited circumstances. See “Book-Entry Settlement and Clearance.”

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offers and Consent Solicitations. See “Use of Proceeds.”

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The New Notes and the New Notes Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

New Notes Trustee	Ankura Trust Company, LLC.

RISK FACTORS

An investment in the New Notes and a decision as to whether or not to participate in the Exchange Offers involve significant risks. Prior to making such decisions, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this Prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021 under the headings “Risk Factors” and the information contained in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 and other filings we may make from time to time with the SEC, together with all of the other information included or incorporated by reference in this Prospectus, including the financial statements and related notes. Additionally, a prolonged duration of COVID-19 and its resulting impacts could heighten many of the risks described in such reports. If any of the following risks actually occur, our business, financial condition or results of operations may suffer. As a result, we might be unable to repay the principal of and interest on the New Notes, and you could lose all or part of your investment.

Risks to Holders of Old Notes That Are Not Tendered or Not Accepted for Exchange

The following risk factors specifically apply to the extent a holder of Old Notes elects not to participate in the Exchange Offers or whose Old Notes are tendered and not accepted for exchange. There are additional risks attendant to investing in the New Notes that you should review whether or not you elect to tender your Old Notes. Such additional risks are described elsewhere in this risk factors section under the headings: “—Risks Related to the Exchange Offers and the Consent Solicitations,” “—Risks Related to the New Notes” and “—Risks Related to the Collateral.”

Upon consummation of the Exchange Offers, the liquidity of the market for outstanding Old Notes will likely be reduced, the Company will be limited in its ability to repay the outstanding Old Notes, and market prices for outstanding Old Notes may decline as a result.

To the extent the Exchange Offers are consummated, the aggregate principal amount of outstanding Old Notes will be reduced. A reduction in the amount of outstanding Old Notes would likely adversely affect the liquidity of the non-tendered or not accepted Old Notes of each series. An issue of securities with a small outstanding principal amount available for trading, or float, generally commands a lower price than does a comparable issue of securities with a greater float. In addition, the terms of the Exchange Credit Agreement substantially limits the Company’s ability to repay the outstanding Old Notes after the consummation of the Exchange Offers. Therefore, the market price of the Old Notes that are not tendered or not accepted by us may be adversely affected. A reduced float may also make the trading prices of the Old Notes that are not exchanged more volatile. There can be no assurance that an active market in the Old Notes will exist, develop or be maintained, or as to the prices at which the Old Notes may trade, whether or not the Exchange Offers and Consent Solicitations are consummated.

Claims regarding the Old Notes remaining outstanding following the completion of the Exchange Offers will be effectively subordinated to claims with respect to our secured indebtedness, including the New Notes, to the extent of the value of the collateral securing such indebtedness.

The unsecured nature of the claims of the Old Notes could materially and adversely affect the value of Old Notes remaining outstanding following the completion of the Exchange Offers in the event of a bankruptcy, liquidation or insolvency of the Company. The New Notes will be secured by second priority liens on the Collateral (as described under “Description of the New Notes—Security”), but the Old Notes will remain unsecured. As a result, the Old Notes will be effectively subordinated to our secured indebtedness, including the New Notes, the 2028 Private Exchange Notes as well as indebtedness under the Credit Agreements, in each case to the extent of the value of the collateral securing such indebtedness. In the event of our bankruptcy, liquidation or insolvency, it is possible that our assets that do not constitute Collateral will be insufficient to satisfy the claims of the Old

Notes and our other unsecured indebtedness remaining outstanding following the completion of the Exchange Offers.

Our obligations under the New Notes will be secured by second-priority liens on the Collateral. In the event we default on our outstanding debt obligations, the proceeds from certain sales of Collateral will be applied first to satisfy claims made in respect of our secured indebtedness, including the New Notes. As a result, in a bankruptcy, there will be fewer assets available to satisfy our obligations under the Old Notes remaining outstanding following the completion of the Exchange Offers.

If we consummate the Exchange Offers, existing ratings for the Old Notes remaining outstanding following completion of the Exchange Offers may not be maintained.

We cannot assure you that, as a result of the Exchange Offers, the rating agencies, including S&P Global Ratings (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), will not downgrade or negatively comment upon the ratings for Old Notes remaining outstanding following completion of the Exchange Offers. Any downgrade or negative comment would likely adversely affect the market price of the Old Notes.

If the Exchange Offers and Consent Solicitations are not successful, we may not have sufficient funds to pay all or a portion of the amounts due at maturity on the Old Notes.

If the Exchange Offers and the Consent Solicitation are not successful, the Old Notes will remain outstanding and are scheduled to mature in 2023 and 2024, and the Proposed Amendments will not become effective. At maturity, we may not have sufficient funds and may be unable to arrange for additional financing to pay the principal amount, accrued and outstanding interest or repurchase price due on our Old Notes then outstanding, and we may not be able to reduce or refinance the Old Notes prior to such maturity.

Depending on the amount of Old Notes that remain outstanding following the completion of the Exchange Offers, the Company’s failure to repay the Old Notes when due could result in an event of default under the New Notes Indenture, the indenture governing the 2028 Private Exchange Notes and the Exchange Credit Agreement.

Depending on the amount of Old Notes that remain outstanding following the completion of the Exchange Offers, the Company’s failure to repay the Old Notes when due could result in an event of default under the New Notes Indenture, the indenture governing the 2028 Private Exchange Notes and the Exchange Credit Agreement. If an event of default were to occur, the Company cannot assure you that it would have sufficient funds to repay the New Notes, or any other debt, which may become immediately due and payable as a result.

Our ability to make payments in respect of any Old Notes not tendered for exchange will be limited under the terms of the Exchange Credit Agreement.

The Exchange Credit Agreement will limit our ability to optionally redeem, repurchase or otherwise prepay the Old Notes prior to their respective maturity dates. Among other conditions, the Exchange Credit Agreement will prohibit optional redemptions, repurchases or other prepayments of the 2024 Notes or 2026 Notes if term loans under the Existing Credit Agreement, or term loans designated “Tranche 3 Term Loans” under the Exchange Credit Agreement, remain outstanding. In addition, the Exchange Credit Agreement generally will limit optional redemptions, repurchases or other prepayments of the Old Notes to $200,000,000, and up to $250,000,000 in the aggregate upon meeting certain conditions, inclusive of repurchases of the Old Notes on the Issue Date.

Risks Related to the Exchange Offers and the Consent Solicitations

To the extent that a holder of Old Notes exchanges Old Notes for New Notes with a later maturity, such holder may increase its risk that the Company will be unable to repay (or refinance) the New Notes when they mature.

Holders of Old Notes are being offered New Notes with a later maturity than the Old Notes they presently hold. Holders who tender their Old Notes and whose tender is accepted for exchange will be exposed to the risk of nonpayment on the securities they hold for a longer period of time than non-tendering holders or those holders whose Old Notes were not accepted for exchange. For instance, following the applicable maturity date of the Old

Notes (between 2023 and 2024), but prior to the maturity date of the New Notes (in 2028), the Company may become subject to a bankruptcy or similar proceeding. If so, holders of such Old Notes who opted not to participate in the Exchange Offers (or whose Old Notes were not accepted for exchange) may have already been paid in full, and there is a risk that any holders of such series of Old Notes who did opt to participate in the Exchange Offers and whose Old Notes from such series were accepted for exchange would not have been paid in full.

Neither we nor the Dealer Manager, the Old Notes Trustee, the New Notes Trustee, the Exchange Agent, the Information Agent, the Supporting Holders, or any affiliate of any of them, has made a recommendation as to whether you should tender your Old Notes in exchange for New Notes in the Exchange Offers or deliver Consents in the Consent Solicitations, and we have not made a determination or obtained a third-party determination that the Exchange Offers and Consent Solicitations are fair to holders of the Old Notes.

Neither we nor our Board, the Dealer Manager, the Old Notes Trustee, the New Notes Trustee, the Exchange Agent, the Information Agent, the Supporting Holders or any affiliate of any of them, has made, nor will any of them make, any recommendation as to whether holders of Old Notes should tender their Old Notes in exchange for New Notes pursuant to the Exchange Offers or deliver Consents pursuant to the Consent Solicitations. Furthermore, neither we nor our Board has made any determination that the consideration to be received represents a fair valuation of the Old Notes, and we also have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of Old Notes for purposes of negotiating the terms of the Exchange Offers, or preparing a report or making any recommendation concerning the fairness of the Exchange Offers. Holders of Old Notes must make their own independent decisions regarding their participation in the Exchange Offers and Consent Solicitations.

The Exchange Offers and the Consent Solicitations may be terminated, withdrawn, amended, cancelled or delayed.

We have the right to terminate, withdraw or amend at our discretion (subject to applicable law, the terms of the Support Agreement and the applicable indentures) the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, at any time and for any reason, including based on the acceptance rate and outcome of the Exchange Offers (including receipt of the Requisite Consents) and failure to satisfy any condition to the Exchange Offers.

Even if the Exchange Offers and the Consent Solicitations are consummated, they may not be consummated on the schedule described in this Prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their New Notes or for their Consents to be accepted during which time such holders will not be able to effect transfers or sales of their Old Notes tendered for exchange or their New Notes.

The terms of the Credit Agreement Exchange and the related consent process in connection with the 2017 Credit Agreement may be challenged in court which could invalidate the Exchange Offers and the Private Exchange, void the New Notes and have a material adverse effect on our business, financial condition, and results of operations and the market price of our securities.

In connection with the Credit Agreement Exchange, the participating term loan lenders and revolving lenders are assigning their loans under the 2017 Credit Agreement to us in exchange for cash and loans under the Exchange Credit Agreement pursuant to the “open market purchase” assignment provision in the 2017 Credit Agreement. Other transactions undertaken in reliance on an open market purchase provision in the applicable credit agreement have been challenged in the courts. At least one New York court concluded on a motion to dismiss that the meaning of the term “open market purchase” in the context of a credit facility assignment provision is ambiguous and therefore may not include privately negotiated assignments. In addition, even if such assignments are “open market purchases,” a borrower may still be prohibited from utilizing that assignment provision where all lenders do not participate and/or receive the same consideration or otherwise where the Credit Agreement

Exchange is found to violate the covenant of good faith and fair dealing. The “open market purchase” assignment provision currently in the 2017 Credit Agreement also only applies to term loans and not revolver loans or revolving credit commitments. In connection with the Credit Agreement Exchange, the “open market purchase” assignment provision in the 2017 Credit Agreement will be amended to apply to revolver loans and revolving credit commitments in addition to term loans. Accordingly, we cannot assure you that the non-participating lenders (collectively, the “Non-Participating Lenders”) will not seek to challenge the Credit Agreement Exchange and related consent process as a violation of the terms of the 2017 Credit Agreement and/or claim that the Exchange Offers and/or the Private Exchange were in breach of the 2017 Credit Agreement.

Such litigation, if commenced, could potentially result in a court invalidating the Exchange Offers and the Private Exchange, and voiding the New Notes and result in substantial costs to us and be a distraction to our management and other employees.

If the court presiding over such litigation were to rule in favor of the Non-Participating Lenders and find that the Credit Agreement Exchange and related consent process were in breach of the 2017 Credit Agreement, then we may be required to unwind the Credit Agreement Exchange and related consents, which could expose us to claims for money damages. If the Credit Agreement Exchange and related consents are unwound, or if the court presiding over such litigation were to find that the Exchange Offers and/or the Private Exchange were in breach of the 2017 Credit Agreement, then the consummation of the Exchange Offers and the Private Exchange (including the issuance of any New Notes) may be unwound, voided and/or otherwise found to be not enforceable. In any such event, the court could potentially void the payment obligations under the New Notes, subordinate the New Notes to our presently existing and future indebtedness or require you to repay any amounts (including cash payments in connection with the Exchange Offers and/or Private Exchange) received with respects to the New Notes, in which case you may not receive any repayment on the New Notes. Moreover, the consummation of the Exchange Offers and the Private Exchange, would constitute an event of default under the 2017 Credit Agreement, which would permit the requisite lenders under the 2017 Credit Agreement to accelerate the maturity of the loans and other obligations thereunder and would also result in the ability of the requisite holders of substantially all of our other indebtedness, including our existing notes, to accelerate the maturity of such indebtedness. In addition, an event of default under the 2017 Credit Agreement would permit the revolving lenders under the 2017 Credit Agreement to terminate all commitments to extend further credit under that facility. Furthermore, our obligations under the 2017 Credit Agreement and the guarantees thereof are secured by a first priority lien on substantially all of the assets of the Company and its subsidiaries. If we are unable to repay amounts due and payable under the 2017 Credit Agreement following acceleration, the administrative agent for the lenders could foreclose on such collateral and we and the guarantors may not have sufficient remaining assets to repay any of our other existing indebtedness, including the New Notes and our existing notes. Additionally, we may not be able to borrow money from other lenders or access the capital markets to enable us to refinance our indebtedness. Any refinancing of our indebtedness could be at significantly higher interest rates, which will depend on the conditions of the markets and our financial condition at such time, and may require us to comply with more onerous covenants, which could further restrict our business operations. Any refinancing may also increase the amount of our secured indebtedness. We may also be required to evaluate or pursue other strategic actions, which could include reorganization or restructuring activities of all or a portion of our business, asset sales or other divestitures, cost-saving initiatives or other corporate realignments, seeking strategic partnerships and exiting certain product or geographic markets. In addition, the terms of existing or future debt agreements may restrict us from consummating any of these alternatives. Likewise, any reorganizations or restructuring activities, corporate realignments, asset sales or divestitures, strategic partnerships or other actions that we take may be complex, could entail significant costs and charges or could otherwise negatively impact the value for holders of our securities, and there can be no assurance that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all, or that they will result in their intended benefits.

The occurrence of any of the foregoing would prevent you from receiving any anticipated benefits from participating in the Exchange Offers and would also have a material adverse effect on our business, financial condition, results of operations and prospects.

We may purchase Old Notes or other of our indebtedness in the future at different prices.

We may from time to time after consummation of the Exchange Offers purchase any Old Notes that remain outstanding or any of our other indebtedness through open market, one or more tender or exchange offers or otherwise, on terms that may be more or less advantageous to holders than the terms of the Exchange Offers. Holders of the Old Notes who tender in the Exchange Offers will not be entitled to any additional consideration irrespective of whether the terms of any such future transactions are more advantageous to holders than the terms of the Exchange Offers.

Any failure to comply with the procedures set forth in this Prospectus could prevent you from exchanging your Old Notes or delivering the 2023 Notes Consent.

On the terms and subject to the conditions of the Exchange Offers, the Company will issue the New Notes in exchange for your Old Notes only if you validly tender (and do not validly withdraw) the Old Notes and only upon proper completion of the procedures described in this Prospectus under “Procedures for Tendering Old Notes and Delivering Consents.” Holders of Old Notes who wish to exchange them for New Notes or deliver their 2023 Notes Consent are responsible for complying with all the procedures of the applicable Exchange Offer and Consent Solicitation. Tenders made in compliance with procedures or instructions that are inconsistent with those stated in this Prospectus (or a supplement or amendment thereto provided by the Company), regardless of who provides such procedures or instructions (including DTC, Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) (collectively, the “Clearing Systems”)), will not be deemed valid tenders (unless we waive such compliance in our discretion, subject to applicable law, the terms of the Support Agreement and the applicable indentures). Holders of Old Notes who wish to exchange them for New Notes or deliver their 2023 Notes Consent should allow sufficient time for timely completion of the exchange procedures. None of the Exchange Agent, the Information Agent, the Dealer Manager or the Company are under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange or delivery of 2023 Notes Consents or to extend any of the applicable deadlines, subject to applicable law, the terms of the Support Agreement and the applicable indentures.

If you are the beneficial owner of Old Notes that are held through the Clearing Systems in the name of your broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender in the Exchange Offers or deliver a 2023 Notes Consent, you should promptly contact the person in whose name your Old Notes are held and instruct that person to tender your Old Notes or deliver a 2023 Notes Consent on your behalf. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee or custodian may establish their own earlier deadlines for participation in the Exchange Offers and Consent Solicitations. Accordingly, beneficial owners wishing to participate in the Exchange Offers and Consent Solicitations should contact their broker, dealer, commercial bank, trust company or other nominee or custodian as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers and Consent Solicitations.

2023 Notes for which a Consent is delivered will be blocked from being transferred until the earliest of the Expiration Time, the date on which such Consent is revoked and the date on which the applicable Consent Solicitation is terminated.

The 2023 Notes for which a Consent has been delivered through ATOP as part of the Consent Solicitation prior to the Expiration Time will be held under one or more temporary CUSIP numbers (referred to as contra CUSIP numbers) during the period beginning at the time of the delivery of such Consent and ending upon the earliest of (i) the Expiration Time, (ii) the date on which such Consent is revoked and (iii) the date on which the Consent Solicitation is terminated. During the period in which such 2023 Notes are held under one or more temporary CUSIP numbers, such 2023 Notes will be blocked and cannot be transferred by the consenting Holder. The Information Agent and Exchange Agent will instruct DTC to release the positions in such 2023 Notes as soon as practicable, but no more than three days after the applicable Expiration Time and not more than 45 days after the date of this Prospectus. Once such 2023 Notes are no longer blocked from trading, the Holder thereof may transfer such 2023 Notes in accordance with the terms thereof and in accordance with the procedures of DTC.

However, the right to receive the 2023 Notes Consent Fee is not transferable with any 2023 Notes. The 2023 Notes Consent Fee payment will only be made to the Holder that provided and did not validly revoke its Consent before the Expiration Time. No subsequent Holder of the 2023 Notes will be entitled to receive any 2023 Notes Consent Fee. During the period in which a Holder’s 2023 Notes are blocked pursuant to the procedures for delivering Consents and cannot be transferred, such Holder may be unable to promptly liquidate such 2023 Notes or timely react to adverse trading conditions and could suffer losses as a result of these restrictions on transferability.

A holder may recognize gain or loss on the exchange of Old Notes for New Notes for U.S. federal income tax purposes.

We intend to take the position that the exchange of Old Notes for New Notes pursuant to the Exchange Offers qualifies as a recapitalization for U.S. federal income tax purposes. In such event, a holder that exchanges an Old Note for the Exchange Consideration will generally not recognize gain or loss on the exchange except to the extent such holder receives cash and/or “excess principal amount” with respect to an Old Note. However, if such exchange does not qualify as a recapitalization for U.S. federal income tax purposes, holders that tender their Old Notes in exchange for the New Notes would generally recognize gain or loss for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations.”

Holders of Old Notes who do not participate in the Exchange Offers may incur adverse tax consequences.

Holders of Old Notes may be deemed to have exchanged their Old Notes for new modified notes in an exchange, which could result in the recognition of gain or loss for U.S. federal income tax purposes. For a more detailed description of the U.S. federal income tax consequences to holders who do not participate in the Exchange Offer, see “United States Federal Income Tax Considerations—U.S. Federal Income Tax Considerations for Holders Not Tendering Old Notes.”

The exchange of the Old Notes for New Notes may result in a loss of our existing tax attributes and/or increased tax liabilities.

If the Exchange Offers are completed, we would realize cancellation of indebtedness income (“COD income”) for U.S. federal income tax purposes to the extent that the aggregate amount of consideration exchanged for the Old Notes (generally, the “issue price” of the New Notes and any other consideration treated as paid for the New Notes for U.S. federal income tax purposes) is less than the aggregate “adjusted issue price” of the Old Notes. The exact amount of COD income (if any) that we will realize in connection with the Exchange Offers (including, potentially, in connection with the Proposed Amendments) will not be determinable until after the consummation of the Exchange Offers. We would generally be required to recognize the full amount of COD income realized and we would generally be able to offset all or a portion of such COD income with our available net operating losses and tax credits.

The New Notes issued in the Exchange Offers might be issued with an original issue discount (“OID”) for U.S. federal income tax purposes, which amount will not be determinable prior to the consummation of the Exchange Offers, in which case holders of the New Notes who are subject to U.S. federal income taxation would be required to include OID in gross income as ordinary interest income on a constant yield to maturity basis.

The New Notes might be issued with OID for U.S. federal income tax purposes. The issue price of the New Notes for this purpose is expected to be determined as discussed below under “United States Federal Income Tax Considerations—Ownership and Disposition of New Notes by U.S. Holders—Issue Price.” A holder of the New Notes that is subject to U.S. federal income tax on a net basis will generally be required to include such OID in gross income (as ordinary income) on a constant yield-to-maturity basis in advance of the receipt of cash payment thereof and regardless of such holder’s method of accounting for U.S. federal income tax purposes. For more information, see “United States Federal Income Tax Considerations.”

Risks Related to the New Notes

The New Notes and the related guarantees are effectively subordinated to our and our subsidiary guarantors’ current senior secured indebtedness that is secured by a first-priority lien on the Collateral to the extent of the value of the Collateral and structurally subordinated to the indebtedness of our subsidiaries that do not guarantee the New Notes.

The New Notes and the related guarantees are secured on a second-priority basis by the Collateral and therefore will be effectively subordinated to our current secured indebtedness that is secured by first-priority liens on the Collateral to the extent of the value of the Collateral. Such indebtedness includes the loans and other obligations incurred under the Exchange Credit Agreement, which are secured by first-priority liens on the same Collateral that secures the New Notes. In addition, a portion of the Collateral that secures the New Notes also secures the loans and other obligations under the 2017 Credit Agreement on a first-priority basis. As such, the New Notes are effectively subordinated to the loans and other obligations under the 2017 Credit Agreement to the extent of the value of that portion of the Collateral. As of June 30, 2022, on an as adjusted basis after giving effect to the Refinancing Transactions (based on final participation results in the Exchange Offers and in the Credit Agreement Exchange as more fully described in “Capitalization”), the Company and the Initial Guarantors would have had total consolidated indebtedness of approximately $2,376.3 million (excluding Non-Recourse Debt (as defined herein) of $290.2 million and $99.0 million of existing letters of credit, but including Capital Lease Obligations (as defined herein) of $2.6 million and other debt of $41.4 million) primarily consisting of $1,144.7 million of Secured Indebtedness under the Exchange Credit Agreement (including no borrowings outstanding under the revolver portion of the Exchange Credit Agreement (with $88.0 million of additional availability)), $172.0 million of Secured Indebtedness under the 2017 Credit Agreement (including $75.4 million in borrowings outstanding under the revolver portion of the 2017 Credit Agreement, with $11.6 million of additional availability), $110.9 million of the 2026 Notes, $230.0 million of the Exchangeable 2026 Notes, $239.1 million of the 2028 Private Exchange Notes and $286.5 million of the New Notes. In addition, the 2023 Notes Indenture, the 2024 Notes Indenture, the 2026 Indenture, the Credit Agreements, the New Notes Indenture and the indenture governing the 2028 Private Exchange Notes will allow us and our subsidiary guarantors to incur a significant amount of additional indebtedness, including indebtedness secured by a first-priority lien on the Collateral. In the event we or the guarantors become the subject of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets and the assets of the guarantors securing indebtedness on a first-priority basis could not be used to pay you until after all such first-lien secured claims against us and the guarantors have been fully paid.

Our subsidiaries that are not providing New Notes Guarantees generated approximately 9.5% of the Company’s consolidated revenues, 32.5% of the Company’s net income and 6.9% of the Company’s consolidated EBITDA for the year ended December 31, 2021, and held approximately 13.9% of the Company’s consolidated assets as of December 31, 2021. In addition, as of December 31, 2021, the Company’s subsidiaries that are not providing a New Notes Guarantee had $412.4 million of liabilities, including $305.6 million of indebtedness.

In addition, the New Notes and the related guarantees are structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the New Notes, including the trade payables of such subsidiaries. Our subsidiaries that are not providing New Notes Guarantees generated approximately 8.8% of the Company’s consolidated revenues, 20.7% of the Company’s net income and 7.8% of the Company’s consolidated EBITDA for the six months ended June 30, 2022, and held approximately 10.8% of the Company’s consolidated assets as of June 30, 2022. In addition, as of June 30, 2022, the Company’s subsidiaries that are not providing a New Notes Guarantee had $385.2 million of liabilities, including $285.9 million of indebtedness.

There is no public market for the New Notes.

The New Notes are a new issue of securities for which there is currently no trading market. We cannot be sure that an active trading market will develop for the New Notes or, if developed, that it will continue. As a result, we are unable to assure you as to the presence or the liquidity of any trading market for the New Notes.

Moreover, if a market were to develop, the New Notes could trade at prices that may be lower than their initial offering price because of many factors, including, but not limited to:

•	prevailing interest rates for similar securities;

•	general economic conditions;

•	the amount of Indebtedness we have outstanding;

•	our financial condition, performance or prospects; and

•	the prospects for other companies in the same industry.

In addition, the market for non-investment grade debt has historically been subject to disruptions that have caused volatility in the prices of these securities. It is possible that, if any trading market for the New Notes develops, it will be subject to disruptions. Any such disruption may have a negative effect on you as a holder of the New Notes, regardless of our financial condition, performance or prospects.

We may not be able to satisfy our repurchase obligations in the event of a change of control or in the event the New Notes would otherwise constitute AHYDOs (as defined herein) because the terms of our indebtedness or lack of funds may prevent us from doing so.

Upon a change of control as specified in “Description of the New Notes,” following consummation of these Exchange Offers and the other Refinancing Transactions, each holder of the New Notes and the 2028 Private Exchange Notes will have the right to require us to repurchase their notes at 101% of their principal amount, plus accrued and unpaid interest, and, liquidated damages, if any, to the date of repurchase. Additionally, if the New Notes would otherwise constitute AHYDOs, we will be required to redeem a portion of the principal amount of each then outstanding New Note in an amount intended to ensure that no New Note will be an AHYDO. The terms of the Exchange Credit Agreement limit our ability to repurchase the notes in the event of a change of control. Any future agreement governing any of our indebtedness may contain similar restrictions and provisions and may restrict our ability to make “AHYDO Catch-Up Payments” (as defined herein). Accordingly, it is possible that restrictions in the Credit Agreements or other indebtedness that may be incurred in the future will not allow the required repurchase of the New Notes and the 2028 Private Exchange Notes. Even if such repurchase is permitted by the terms of our then existing indebtedness, we may not have sufficient funds available to satisfy our repurchase obligations. Our failure to purchase the New Notes or the 2028 Private Exchange Notes would be a default under the New Notes Indenture or the indenture governing the 2028 Private Exchange Notes, respectively, which in turn would trigger a default under the Exchange Credit Agreement and may trigger a default under the indenture governing the 2028 Private Exchange Notes or the New Notes Indenture, as applicable.

Federal and state law may render the subsidiary guarantees of the New Notes and/or payments made under the subsidiary guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.

If we or a subsidiary guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal bankruptcy law and comparable provisions of state fraudulent transfer, fraudulent conveyance or voidable transactions laws, which may vary from state to state (and which, for simplicity, we refer to generally as “fraudulent transfer laws”), a court may avoid, subordinate or otherwise decline to enforce a guarantee or claims in respect of a guarantee.

Specifically, the guarantees may be voided as fraudulent transfers if a court finds that the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value, or did not receive fair consideration, in exchange for incurring those obligations; and

1.	was insolvent or rendered insolvent by reason of that incurrence;

2.	was engaged in a business or transaction for which the subsidiary’s remaining assets constituted unreasonably small capital; or

3.	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A legal challenge to the obligations under any guarantee on fraudulent transfer grounds could focus on whether any benefits the applicable guarantor subsidiary received from the Exchange Offers, the New Notes and the related transactions were reasonably equivalent in value to, or represented fair consideration for, the guarantee provided by such subsidiary. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if such subsidiary guarantor did not substantially benefit directly or indirectly from issuing the guarantee. Specifically, if the guarantees were legally challenged, any guarantee could be subject to a claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration, and a court could avoid the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the New Notes.

We believe that each of our subsidiaries making a guarantee received reasonably equivalent value and fair consideration for incurring the guarantee, but we cannot assure you that a court would reach the same conclusion.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became absolute and mature;

•	was engaged, or was about to engage, in business or a transaction, with unreasonably small capital; or

•	generally was not paying its debts as they became due.

We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

If a court were to find that the incurrence of the guarantee was a fraudulent transfer, the court could avoid the payment obligations under such guarantee and direct you to repay the value of such payments, which would be recovered for the benefit of: (i) the bankruptcy estate of the guarantor, (ii) an assignee of the guarantor’s assets in an Assignment for the Benefit of Creditors proceeding and/or (iii) a creditor bringing the avoidance action. Also, your right to receive payments in respect of the New Notes from any such guarantor could be equitably subordinated to all indebtedness and other liabilities of that guarantor and/or disallowed in its entirety. We cannot assure you that funds would be available from another subsidiary or any other source to repay the related indebtedness.

The New Notes Indenture limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges, as some courts have held such limitations unenforceable. Even if this limitation were enforced in accordance with its terms, the remaining amount due and collectible under the guarantees may not suffice, if necessary, to pay the New Notes in full when due and could render the guarantee effectively worthless.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the New Notes.

Any default under the agreements governing our other indebtedness, including a default under our Credit Agreements, that is not cured or waived in accordance with the terms thereof, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the New Notes and substantially decrease the market value of the New Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other indebtedness, or if we otherwise fail to comply with the various covenants, including operating covenants, in the instruments governing our indebtedness (including covenants in our Credit Agreement, the New Notes Indenture, the Old Notes Indentures, the 2026 Notes Indenture and the indentures governing the 2028 Private Exchange Notes and Exchangeable 2026 Notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could, in certain circumstances, elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Credit Agreements could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If we breach our covenants under our Credit Agreements or our other indebtedness and seek a waiver, we may not be able to obtain a waiver from the parties required under our Credit Agreements. If this occurs, we would be in default under the instrument governing that indebtedness, the lenders or holders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may redeem the New Notes at our option, which may adversely affect your return.

We may redeem the New Notes at our option at any time or from time to time at the applicable redemption prices described in this Prospectus plus accrued and unpaid interest to, but excluding, the applicable redemption date. We may choose to exercise these redemption rights when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the New Notes. See “Description of the New Notes—Optional Redemption” for a more detailed description of the prices and terms on which we may redeem the New Notes.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market value of the New Notes and increase our future borrowing costs and reduce our access to capital.

Upon the closing of the issuance of the New Notes, we anticipate that our New Notes will be assigned a non-investment grade rating, and any rating assigned to our debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the New Notes. Credit ratings are not recommendations to purchase, hold or sell the New Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the New Notes. Any downgrade by a rating agency may result in higher borrowing costs.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the New Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your New Notes without a substantial discount.

Risks Related to the Collateral

Even though the holders of the New Notes will benefit from a second-priority lien on the Company’s and the guarantors’ right, title and interest in the Collateral, the Second Lien Collateral Trustee (at the direction of the applicable secured parties under the Second Lien Collateral Trust Agreement to the extent such direction is required by the Second Lien Collateral Trust Agreement) will control actions (including the exercise of remedies and distribution of proceeds) with respect to the Collateral subject to the First Lien/Second Lien Intercreditor Agreement. The Second Lien Collateral Trust Agreement will contain customary provisions for a New York law collateral trust agreement, but will not contain any provisions that seek to address non-New York law and non-U.S. law insolvency and restructuring considerations typically available in non-New York law collateral trust agreements. If required to do so pursuant to applicable law or the First Lien/Second Lien Intercreditor Agreement, the Second Lien Collateral Trustee may release the collateral securing the New Notes, or such Collateral may be released automatically, without your consent or the consent of the trustee.

The rights of the holders of the New Notes in the Collateral (including the right to exercise remedies) will be subject to the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement. Under the Second Lien Collateral Trust Agreement, any actions that may be taken with respect to the Collateral, including the ability to cause the commencement of enforcement proceedings against the Collateral or to control such proceedings, will be taken by the Second Lien Collateral Trustee (at the direction of the applicable secured parties under the Second Lien Collateral Trust Agreement to the extent such direction is required thereby) subject to the terms of the First Lien/Second Lien Intercreditor Agreement. Under the Second Lien Collateral Trust Agreement, the direction of the applicable secured parties thereunder is determined based upon the majority of the secured debt subject to the benefits of the Second Lien Collateral Trust Agreement, including any future second-priority obligations.

Under the Second Lien Collateral Trust Agreement, the Second Lien Collateral Trustee may be required to release or subordinate liens pursuant to the First Lien/Second Lien Intercreditor Agreement, applicable law, or a final and nonappealable order or judgment of a court of competent jurisdiction, without your consent or the consent of the trustee.

The Second Lien Collateral Trust Agreement contains customary provisions for New York Law collateral trust agreements governing priority of claims among secured creditors. See “Description of the New Notes—Second Lien Collateral Trust Agreement.” While a number of the guarantors are incorporated, organized, or have their center of main interest in jurisdictions other than New York, for example, the Second Lien Collateral Trust Agreement does not contain provisions that typically would be included in these and other local jurisdictions.

It may be difficult to realize the value of the Collateral securing the New Notes and the New Notes Guarantees.

No appraisal of the value of the Collateral securing the New Notes and the New Notes Guarantees has been made in connection with the Exchange Offers and the fair market value of the Collateral is subject to fluctuations based on factors that include, among others, market and other economic conditions, including the availability of suitable buyers. By its nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the Collateral as of the date of this Prospectus exceeds, or at any other point in time will exceed, the principal amount of the debt secured thereby. The value of the Collateral and the guarantees could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, liabilities and other future events. Accordingly, there may not be sufficient Collateral to pay all or any of the amounts due on the New Notes or the other debt secured by the Collateral, including the obligations under the Credit Agreements and the 2028 Private Exchange Notes. Any claim for the difference between the amount, if any, realized by holders of first-priority liens or holders of the New Notes and the 2028 Private Exchange Notes from the sale of the Collateral and the obligations of the Company and guarantors under the New Notes will rank equally in right of payment with all of our other unsecured unsubordinated Indebtedness and other obligations, including trade payables, the Old Notes and the 2026 Notes. Additionally, in the event that a bankruptcy or insolvency proceeding is commenced by or against us, if the value of the Collateral is less than the amount of principal and accrued and unpaid interest on the applicable New Notes and all other obligations secured by a lien of equal or higher priority to the lien securing the New Notes, interest may cease to accrue on such New Notes from and after the date such proceedings are commenced or initiated. Also, any disposition of the Collateral during a bankruptcy or insolvency proceeding outside of the ordinary course of our business would require approval from the bankruptcy court (which may not be given under certain circumstances).

To the extent that third parties enjoy prior liens on any of the Collateral or are able to attach liens to any of the Collateral, such third parties may have rights and remedies with respect to the Collateral that, if exercised, could adversely affect the value of the Collateral. Additionally, the terms of the indentures governing the New Notes and the 2028 Private Exchange Notes allow us to (i) issue additional secured indebtedness, including additional debt that may rank pari passu in right of payment with and secured on an equal and ratable basis with the Company’s First Lien Secured Obligations or pari passu in right of payment with and secured on an equal and ratable basis with the New Notes and the 2028 Private Exchange Notes, and (ii) to incur refinancing indebtedness in certain circumstances. The New Notes Indenture does not require that we maintain the current level of Collateral value or maintain a specific ratio of indebtedness to asset values. Thus, the issuance of any such additional debt and refinancing indebtedness may have the effect of significantly diluting your ability to recover payment in full of the New Notes from the then-existing pool of Collateral. Releases of Collateral from the liens securing the New Notes will be permitted under certain circumstances. See “Description of the New Notes.”

In the future, the obligation to grant additional security over assets, or a particular type or class of assets, whether as a result of the acquisition or creation of future assets or subsidiaries, the designation of a previously unrestricted subsidiary or otherwise, will be subject to the provisions of the applicable New Notes Indenture and security documents. Furthermore, upon enforcement against any Collateral or during a bankruptcy insolvency proceeding, the claims of the holders of New Notes and holders of any other second-priority lien indebtedness, including the 2028 Private Exchange Notes, to the proceeds thereof will rank junior to any first-priority liens on such Collateral, including those securing the obligations under the Credit Agreements. Enforcement of the security interests in the Collateral is subject to practical problems generally associated with the realization of security interests in collateral. For example, the consent of a third party may be necessary to obtain or enforce a security interest in a contract and such consent may not be provided. Also, the consents of any third parties may not necessarily be given when required to facilitate a foreclosure or realization on the Collateral. Accordingly, the Second Lien Collateral Trustee may not have the ability to foreclose or realize upon those assets and the value of the Collateral may significantly decrease.

The Collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections that may exist in respect of the security interests required with respect to the Credit Agreements.

The Collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections that may exist in respect of the security interests. In addition, foreign security filings outside of the United States in respect of the security interests of the New Notes will only be made in jurisdictions (and in the manner) where such security filings are required to be made under the Exchange Credit Agreement (see “Description of the New Notes—Security”). The existence of any such exceptions, defects, encumbrances, liens and other imperfections or lack of filings could adversely affect the value of the Collateral as well as the ability of the Second Lien Collateral Trustee to realize or foreclose on the Collateral for the benefit of the holders of the New Notes, as applicable. The Dealer Manager has neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, including the lack of any such filing in foreign jurisdictions outside of the United States, and the existence thereof could adversely affect the value of the Collateral as well as the ability of the Second Lien Collateral Trustee, to realize or foreclose on the Collateral for the benefit of the holders of the New Notes.

Rights of the holders of the New Notes in the Collateral may be adversely affected by the failure to perfect liens on certain Collateral acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. Furthermore, in certain jurisdictions, “blanket” or “floating” liens will not be available to secure any Collateral. None of the Second Lien Collateral Trustee or the trustees will monitor, and we may not inform the Second Lien Collateral Trustee or the trustees of, the future acquisitions of property and rights that constitute Collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired Collateral. None of the Second Lien Collateral Trustee or the trustees has any obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest in favor of the New Notes against third parties. As a result, the inability or failure of the Company or any guarantor to promptly take all actions necessary to create properly perfected security interests in the Collateral may result in the loss of the priority, or a defect in the perfection, of the security interest for the benefit of the holders of the New Notes to which they would have been otherwise entitled. In addition, even if the liens on Collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy or insolvency proceeding if the Company or guarantor, as applicable, was insolvent at the time of the pledge, such pledge was made within 90 days (or, in certain cases, a longer period) prior to a bankruptcy filing and such pledge would result in the holders receiving more than they would have received in a distribution under Chapter 7 of the Bankruptcy Code in a hypothetical Chapter 7 case.

The Collateral is subject to casualty risks.

Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. If there is a total or partial loss of any of the Collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the New Notes.

We will, in most cases, have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the New Notes and any future guarantees. In addition, certain assets, including Excluded Property, will be excluded from the Collateral.

The terms of the Security Documents, the Credit Agreements, the New Notes Indenture and the indenture governing the 2028 Private Exchange Notes allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral. For example, in accordance with the Security Documents, the Credit Agreements, the New Notes Indenture and the indenture governing the 2028 Private Exchange Notes, we may, among other things, without approval or consent of the trustee, the Designated First Priority Representative (as defined in “Description of the New Notes—Certain Definitions”) or the Second Lien Collateral Trustee, conduct activities with respect to Collateral, such as selling, factoring, abandoning or otherwise disposing of Collateral and making cash payments (including repayments of indebtedness). The lien on any Collateral will be automatically released upon any permitted disposition thereof to a person that is not an Issuer or a guarantor and will no longer secure the obligations under the Credit Agreements, the New Notes Indenture and the indenture governing the 2028 Private Exchange Notes. See “Description of the New Notes.”

In addition, certain assets, including Excluded Property (as such term is defined in the Exchange Credit Agreement, which may be amended from time to time in accordance with its terms), will be excluded from the Collateral. See “Description of the New Notes—Security.”

To the extent lien searches are performed, such searches may not reveal all existing liens on the Collateral.

We cannot guarantee that any lien searches conducted on the Collateral will reveal all existing liens on the Collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the New Notes or the guarantees and, subject to the First Lien/Second Lien Intercreditor Agreement, could have an adverse effect on the ability of the Second Lien Collateral Trustee to realize or foreclose upon the Collateral. In addition, certain statutory priority liens may also exist that are not, or that cannot be, discovered by lien searches.

Rights of the holders of the New Notes in the Collateral may be adversely affected by bankruptcy and insolvency proceedings and the holders of the New Notes may not be entitled to post-petition interest, fees, or expenses in any bankruptcy or insolvency proceeding.

The right of the First Lien Representatives (as defined in the First Lien/Second Lien Intercreditor Agreement) or, subject to the First Lien/Second Lien Intercreditor Agreement, the Second Lien Collateral Trustee to repossess and dispose of the Collateral is likely to be significantly impaired, and at a minimum delayed, if U.S. bankruptcy proceedings are commenced by or against us prior to or possibly even after the First Lien Representatives or, subject to the First Lien/Second Lien Intercreditor Agreement, the Second Lien Collateral Trustee has repossessed and disposed of the Collateral. Under the U.S. Bankruptcy Code, pursuant to the automatic stay imposed upon a bankruptcy filing, secured creditors, such as the First Lien Representatives and the Second Lien Collateral Trustee, are prohibited from among other things, obtaining possession of property of the debtor’s estate or exercising control over such property or creating, perfecting, or enforcing any lien on such property, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, U.S. bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in Collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of Collateral as a result of the imposition of the automatic stay or any use of collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor does not require compensation for diminution in the value of its collateral if the value of such collateral exceeds the debt it secures. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, it is impossible to predict whether or when payments under the New Notes could be made following the commencement of a bankruptcy case (or the length of the delay in making any such payments), whether or when the First Lien Representatives or, subject to the First Lien/Second Lien Intercreditor Agreement, the Second Lien Collateral Trustee would repossess or dispose of the Collateral, or whether or to what extent the holders of the New Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of “adequate protection.” With respect to the New Notes, the ability of the Second Lien Collateral Trustee and the holders thereof to seek and obtain adequate protection is further limited by the terms of the First Lien/Second Lien Intercreditor Agreement. See “Description of the New Notes—First Lien/Second Lien Intercreditor Agreement.”

Furthermore, in the event a U.S. bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due with respect to the Credit Agreements and any additional obligations of the Company or any guarantor secured by the Collateral on a first-priority basis or second-priority basis, as applicable, the holders of the New Notes, as the case may be, would have “undersecured claims” as to the difference. Generally, U.S. bankruptcy laws do not permit the payment or accrual of post-petition interest, costs, expenses and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization would include, among other things, a lack of entitlement to receive “adequate protection” under U.S. bankruptcy laws with respect to any unsecured portion of the New Notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by a U.S. bankruptcy court as a reduction of the principal amount of the applicable New Notes.

The rights of the Second Lien Collateral Trustee with respect to the Collateral may also be impaired, delayed or otherwise affected by the insolvency laws of the other jurisdictions in which we and the guarantors are incorporated or organized. See “Risks Related to the New Notes—Federal and state law may render the subsidiary guarantees of the New Notes and/or payments made under the subsidiary guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.”

The liens on the Collateral securing the New Notes and the New Notes Guarantees will be junior and subordinate to the liens on the Collateral securing the obligations under the Credit Agreements and any other first-priority lien debt.

The New Notes and the New Notes Guarantees will be secured by second-priority liens in the Collateral granted by the Company and the guarantors and any existing or future subsidiary that becomes a guarantor in the future in accordance with the provisions of the New Notes Indenture, subject to certain Permitted Liens, exceptions and encumbrances described in the New Notes Indenture and the Security Documents. All obligations arising under the Exchange Credit Agreement are secured by first-priority liens on the same Collateral that will secure the New Notes and the 2028 Private Exchange Notes on a second-priority basis. The 2017 Credit Agreement is secured by a first-priority lien on property that constitutes a portion of the Collateral that will secure the New Notes and the 2028 Private Exchange Notes. The Second Lien Collateral Trustee will execute a First Lien/Second Lien Intercreditor Agreement with the administrative agent for the Exchange Credit Agreement and the administrative agent for the 2017 Credit Agreement that will provide, among other things, that if the New Notes Trustee, the Second Lien Collateral Trustee or any holder of New Notes or the 2028 Private Exchange Notes receives any Collateral, including any proceeds thereof in violation of the First Lien/Second Lien Intercreditor Agreement, at any time prior to the payment in full of the obligations under the Credit Agreements and other first-priority lien debt then it will segregate and hold such Collateral and/or proceeds in trust for the benefit of the first lien secured parties and will transfer such Collateral and/or proceeds, as the case may be, to the Designated First Priority Representative, for payment of the obligations under the Credit Agreements and any other first-priority lien debt. Holders of the New Notes would then participate ratably in distributions from our remaining assets that constitute Collateral or the remaining assets of the guarantors that constitute Collateral, as the case may be, with all holders of indebtedness that rank equally in priority with respect to such assets with the New Notes based upon the respective amount owed to each such creditor. In addition, the New Notes Indenture will permit the Company and the guarantors to incur additional indebtedness secured by liens on the Collateral senior in priority to the liens securing the New Notes under specified circumstances. See “—The value of the Collateral securing the New Notes may not be sufficient to ensure repayment of the New Notes because the holders of obligations under the Credit Agreements and other first-priority lien obligations will be paid first from the proceeds of the Collateral” and “—It may be difficult to realize the value of the Collateral securing the New Notes and the New Notes Guarantees.” Any obligations secured by such liens may further limit the recovery from the realization of the Collateral available to satisfy holders of the New Notes.

In addition, if we default under the Credit Agreements, the administrative agent for the Exchange Credit Agreement or the administrative agent for the 2017 Credit Agreement, as the case may be, under the Credit Agreements could declare all of the funds borrowed thereunder, together with accrued and unpaid interest, immediately due and payable and could foreclose on the Collateral.

The value of the Collateral securing the New Notes may not be sufficient to ensure repayment of the New Notes because the holders of obligations under the Credit Agreements and other current and future first-priority lien obligations will be paid first from the proceeds of the Collateral.

Our indebtedness and other obligations under the Exchange Credit Agreements and other current and future first-priority lien debt and any future first-lien indebtedness, will be secured by a first-priority lien on the Collateral securing the New Notes and the New Notes Guarantees. In addition, the indebtedness and other obligations under the 2017 Credit Agreement will be secured by a first-priority lien on property constituting a portion of the Collateral securing the New Notes and the New Notes Guarantees. The liens on such common collateral securing the New Notes and the New Notes Guarantees will be junior to the liens securing all such obligations, so that proceeds of such common collateral will be applied first to repay such first-priority lien obligations before any such proceeds are applied to pay any amounts due on the New Notes, the 2028 Private Exchange Notes and any other obligations secured by a second-priority lien on such collateral. Accordingly, if we default on the New Notes, we cannot assure the holders of such notes that the Second Lien Collateral Trustee would receive enough money from the sale of the Collateral to repay the holders of the New Notes. In addition, we will have specified rights to issue additional notes and other parity lien obligations that would be secured by liens on the Collateral on an equal and ratable basis with the New Notes and to incur additional indebtedness and obligations and for such obligations to be secured by liens on the Collateral that have priority over the New Notes in certain circumstances. If the proceeds of any sale of the Collateral are not sufficient to repay all amounts due on the New Notes, the 2028 Private Exchange Notes and any other second-lien obligations, then your claims against our remaining assets to repay any amounts still outstanding under the New Notes would be unsecured.

In addition, the Collateral securing the New Notes will be subject to other liens permitted under the terms of the Credit Agreements, the New Notes Indenture and the indenture governing the 2028 Private Exchange Notes, whether existing now or arising at or after the date the New Notes are issued. To the extent that third parties hold prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the Collateral securing the New Notes. The New Notes Indenture will not require that the Company maintain the current level of Collateral.

In the event of a foreclosure on the Collateral, the proceeds from such foreclosure may not be sufficient to satisfy the New Notes because such proceeds would, under the First Lien/Second Lien Intercreditor Agreement, first be applied to satisfy our obligations under the Credit Agreements and other first-lien priority debt. Only after all of our obligations under the Credit Agreements and other first-lien priority debt have been satisfied and any obligations to lend under such agreements have terminated will proceeds from the Collateral be applied to satisfy the Company and the guarantors’ obligations under the New Notes.

Holders of the New Notes will not control decisions regarding the Collateral, even during the existence of an event of default.

Pursuant to the First Lien/Second Lien Intercreditor Agreement, the Designated First Priority Representative will generally be entitled to receive and apply all proceeds of any Collateral to the repayment in full of the obligations under the Credit Agreements and any other first-priority lien debt, before any such proceeds will be available to repay obligations under the New Notes and 2028 Private Exchange Notes. In addition, the Designated First Priority Representative will generally have the exclusive right to exercise rights and remedies with respect to Collateral, even if an event of default under the New Notes has occurred and is continuing, and neither the holders of New Notes nor the Second Lien Collateral Trustee will be entitled to independently exercise remedies with respect to the Collateral until specified time periods have elapsed.

Furthermore, because the Designated First Priority Representative (on behalf of the first lien secured parties) will control the disposition of the Collateral, if there were an event of default under the New Notes, the Designated First Priority Representative could decide, for a specified time period, not to proceed against the Collateral, regardless of whether there is a default under the first lien secured debt documents. During such time period, unless and until discharge of all first-priority lien obligations, including the Credit Agreements and any other first-lien indebtedness has occurred, the sole right of the Second Lien Collateral Trustee (for the benefit of the holders of the New Notes and the 2028 Private Exchange Notes) will be to hold a lien on the Collateral.

At any time that obligations that have the benefit of the first-priority liens on the Collateral are outstanding, if the holders of such indebtedness release the Collateral in connection with an enforcement action or insolvency proceeding or otherwise in connection with a release that is not prohibited by the agreements governing the first-priority lien obligations and the New Notes Indenture, including, without limitation, in connection with any sale of assets, the junior lien on such Collateral securing the New Notes will be automatically and simultaneously released without any consent or action by the holders of the New Notes, subject to certain exceptions. The Collateral so released will no longer secure the Company’s and the guarantors’ obligations under the New Notes. See “Description of the New Notes—First Lien/Second Lien Intercreditor Agreement.”

Security over certain Collateral may not be in place by closing or may not be perfected by closing, and we will not be required to perfect security interests in some instances.

Certain mortgages and mortgage instruments related thereto may not be in place by or may not be perfected on or prior to the Settlement Date. To the extent any mortgage or mortgage instrument in the Collateral securing the New Notes is not perfected at or prior to the Settlement Date, we will be required to have all such mortgages or mortgage instruments perfected within 150 days of the Settlement Date. Under U.S. bankruptcy law, to the extent a security interest in certain Collateral is granted or perfected after the date which is 30 days following the Settlement Date, that security interest may be at risk of being voided as a preferential transfer by the pledgor (as debtor in possession) or by its trustee in bankruptcy if we were to file for bankruptcy within 90 days after the grant or after perfection (or, under certain circumstances, a longer period). To the extent that a security interest is voided as a preference, you would lose the benefit of the security interest in the property that the perfection was intended to provide. The failure to have a security interest in place or perfected, and the failure to obtain certain other agreements, may adversely affect the ability of holders of the New Notes to obtain the benefits of certain Collateral. See “Rights of the holders of the New Notes in the Collateral may be adversely affected by the failure to perfect liens on certain Collateral acquired in the future.”

Your rights in the collateral may be adversely affected by the failure to maintain, record and/or perfect security interests in collateral.

Your rights in the collateral may be adversely affected by our failure to maintain the security interest in the collateral or to perfect security interests in certain collateral in the future. We may fail to notify the Second Lien Collateral Trustee or any collateral agent for the New Notes of changes in name or other events which may adversely affect the security interest in the collateral. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. The Second Lien Collateral Trustee’s security interest for the New Notes may not monitor, or we may not inform it of, changes affecting the collateral or the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to maintain or to properly perfect the security interest in such collateral.

The Second Lien Collateral Trustee’s security interest for the New Notes has no obligation to monitor the collateral or the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the New Notes against third parties. A failure to do so may result in the loss of the security interest therein or the priority of the security interest in favor of the New Notes against third parties.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Notes in the Exchange Offers. The Old Notes that are surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2022.

(i)	on an actual basis and

(ii)

on an as adjusted basis after giving effect to the Refinancing Transactions, with (a) approximately 89% participation in the Credit Agreement Exchange with approximately 85% of the participating term loan holders forgoing cash, (b) approximately 71% and 90% participation in the Exchange Offers from the 2023 and 2024 Notes, respectively, with approximately 47% and 48% of the participating holders of each series of Old Notes choosing the 2023 Notes-Only Consideration or 2024 Notes-Only Consideration, as applicable (and approximately 19% participation in the Consent Solicitation for the 2023 Notes that does not include participation in the Exchange Offer for the 2023 Notes), (c) participation in the Private Exchange with respect to all of the 2026 Notes Supporting Holders Notes and (d) an aggregate payment of approximately $290.3 million in cash resulting from the Credit Agreement Exchange and Exchange Offers (representing the cash portion of the consideration in the Exchange Offers and Credit Agreement Exchange, paydown of the revolver portion of loans under the Exchange Credit Agreement (without a corresponding decrease in commitment) and related fees and expenses).

The cash and cash equivalents and capitalization as of June 30, 2022 presented on an as adjusted basis is for illustrative purposes only. This table should be read in conjunction with “Summary—Recent Developments” in this Prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, which are incorporated by reference herein.

	As of June 30, 2022
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$587,861	$282,390
Debt:
2017 Credit Agreement	1,493,000	172,042
Exchange Credit Agreement	—	1,144,657
Senior Notes
5.125 % Senior Notes due 2023	259,275	125,734
5.875% Senior Notes due 2024	225,293	23,253
6.000% Senior Notes due 2026	350,000	110,858
6.500% Exchangeable Senior Notes due 2026	230,000	230,000
10.500% Senior Second Lien Secured Notes due June 30, 2028 offered hereby	—	286,521
9.500% Senior Second Lien Secured Notes due December 31, 2028 to be issued in the Private Exchange	—	239,142
Other Debt	44,048	44,048
Non-recourse debt	290,150	290,150
Total debt	2,891,766	2,666,405
Total shareholders’ equity attributable to the Company	1,071,113	1,071,113
Noncontrolling interests	(1,281)	(1,281)
Total shareholders’ equity	1,069,832	1,069,832

Total capitalization	$3,961,598	$3,736,237

GENERAL TERMS OF THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS

General

Upon the terms and subject to the conditions set forth in this Prospectus, the Company is offering to exchange any and all outstanding Old Notes validly tendered (and not validly withdrawn) for the Exchange Consideration.

In addition, the Company is soliciting Consents to amend the Old Notes Indentures. The purpose of the Consent Solicitations is to obtain Consents required to adopt the Proposed Amendments, which would modify certain covenants and other provisions of the Old Notes Indentures necessary or advisable to effect the Refinancing Transactions; ensure that all indebtedness and liens and other transactions and matters permitted under the New Notes Indenture are also permitted under the Old Notes Indentures; and generally ensure that the Old Notes Indentures are no more restrictive than the New Notes Indenture in any material respect. The Proposed Amendments will be set forth in the Supplemental Indentures. It is expected that each of the Supplemental Indentures will be executed on the Settlement Date after receipt of the Old Notes Requisite Consents for such series of Old Notes. In order for the Proposed Amendments to become operative, (i) the Proposed Amendments must be consented to by the holders of a majority of the outstanding principal amount of each series of Old Notes (with respect to each series of Old Notes, the “Old Notes Requisite Consents”), (ii) all tendered Old Notes must be accepted for exchange in the related Exchange Offer and (iii) all other conditions to consummation of the Refinancing Transactions (including receipt of all of the Requisite Consents) must be satisfied or waived in accordance with the terms of this Prospectus and the Support Agreement. The Proposed Amendments will become operative immediately prior to the acceptance of such Old Notes pursuant to the applicable Exchange Offer.

Holders of 2023 Notes may elect to either (i) tender their 2023 Notes and deliver the related Consent or (ii) deliver only their Consent. Holders of 2024 Notes may elect to tender their 2024 Notes together with delivery of the related Consent. Holders of Old Notes may not tender their Old Notes without delivering a Consent with respect to such Old Notes tendered, and holders of 2024 Notes may not deliver a Consent with respect to the 2024 Notes without tendering the related 2024 Notes.

Tenders may be withdrawn and Consents may be revoked at any time at or prior to the applicable Withdrawal Deadline, but holders may not withdraw tendered Old Notes or revoke Consents after such deadline, except as required by applicable law, the terms of the Support Agreement and the applicable indentures. Prior to the applicable Withdrawal Deadline, if a holder withdraws its tendered Old Notes such holder will be deemed to have revoked its Consents and may not deliver subsequent Consents without re-tendering its Old Notes. The Company may also extend the Withdrawal Deadline with respect to some or all series of Old Notes, subject to the terms of the Support Agreement.

In the event of a termination, the Proposed Amendments will not become effective, no consideration will be paid, and the Old Notes tendered pursuant to the Exchange Offers will be promptly returned to the tendering holders.

Holders may not withdraw previously tendered Old Notes without revoking their corresponding Consent and may not revoke their previously delivered Consent without withdrawing their tendered Old Notes, in each case prior to the applicable Withdrawal Deadline. In each instance, any revocation is subject to the procedures described in the section “Withdrawal of Tenders and Revocation of Consents.” For the avoidance of doubt, to the extent that a holder has tendered its Old Notes and delivered its corresponding Consent, in order for such holder to either withdraw the tender of its Old Notes or revoke its corresponding Consent, the holder must withdraw both its previously delivered tender of Old Notes and Consent prior to the applicable Withdrawal Deadline.

All Old Notes validly tendered in accordance with the procedures set forth under “Procedures for Tendering Old Notes and Delivering Consents” and not validly withdrawn in accordance with the procedures set forth under

“Withdrawal of Tenders and Revocation of Consents” prior to the applicable Withdrawal Deadline, will, upon the terms and subject to the conditions hereof and of the Support Agreement, and if the Exchange Offers are not withdrawn or terminated by us, be accepted by the Company.

If the Old Notes Requisite Consents are received for any series of Old Notes and the applicable Supplemental Indenture has become operative, the Proposed Amendments for such series of Old Notes will be binding on all holders of such series of Old Notes. Accordingly, consummation of the Exchange Offers and the adoption of the Proposed Amendments may have adverse consequences for holders who elect not to tender Old Notes affected thereby in the Exchange Offers. See “Proposed Amendments” and “Risk Factors—Risks to Holders of Old Notes That Are Not Tendered or Not Accepted for Exchange.”

From time to time after the Expiration Time, the Company or its affiliates may acquire any Old Notes that are not tendered and accepted in the Exchange Offers or any New Notes issued in the Exchange Offers through open market purchases, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as the Company may determine (or as may be provided for in the Old Notes Indentures or in the New Notes Indenture), which with respect to the Old Notes may be more or less than the consideration to be received by participating holders in the Exchange Offers and, in either case, could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof the Company or its affiliates may choose to pursue in the future.

Consideration

In exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) and accepted by the Company, participating holders of Old Notes will receive the Exchange Consideration. Participating holders must elect to receive a combination of New Notes and cash or only New Notes when they tender their Old Notes through DTC. As an alternative to participating in the Exchange Offers, holders of 2023 Notes that do not wish to tender their 2023 Notes may elect to deliver only their Consent prior to the Expiration Time for the 2023 Notes Consent Fee. Holders of 2024 Notes may not deliver their Consent with respect to the 2024 Notes without tendering their 2024 Notes.

If participating holders wish to change their election, they will need to withdraw their tendered Old Notes and/or delivered 2023 Notes Consent, as applicable, prior to the applicable Withdrawal Deadline and retender and/or redeliver them with an updated election prior to the Expiration Time.

On the terms and subject to the conditions described herein, payment of the Exchange Consideration for each Exchange Offer and Consent Solicitation will occur on the Settlement Date as set forth herein. Holders of Old Notes validly tendered (and not validly withdrawn) and accepted by the Company will be entitled to receive accrued and unpaid interest, if any, in cash on their exchanged Old Notes up to, but not including, the Settlement Date, in addition to the Exchange Consideration that such holder would receive in the Exchange Offers; provided that participating holders of the 2023 Notes that elect to deliver only their Consent will only receive interest on their regularly scheduled interest payment date pursuant to the terms of the 2023 Notes.

The Company will not accept any tender that would result in the issuance of less than $2,000 principal amount of New Notes to a participating holder. The aggregate principal amount of New Notes issued to each participating holder for all Old Notes validly tendered (and not validly withdrawn) and accepted by the Company will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of New Notes you will receive, and cash will be paid in lieu of any principal amount of New Notes not received as a result of rounding down.

Extension, Termination or Amendment

Subject to applicable law, the terms of the Support Agreement and the applicable indentures, the Company expressly reserves the right, in its discretion, at any time and from time to time, and regardless of whether any events preventing satisfaction of the conditions to the Exchange Offers or the Consent Solicitations shall have occurred or shall have been determined by the Company to have occurred, to extend the period during which any or all of the Exchange Offers and/or the Consent Solicitations are open by giving oral (to be confirmed in writing) or written notice of such extension to the Exchange Agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law or the terms of the Support Agreement. During any extension of any Exchange Offers and Consent Solicitations, all Old Notes previously tendered and not withdrawn will remain subject to the applicable Exchange Offers and all Consents previously delivered and not revoked will remain subject to the applicable Consent Solicitation, and may, on the terms and subject to the conditions of the applicable Exchange Offers and the applicable Consent Solicitations, be accepted for exchange by the Company. The Company reserves the right to extend any Exchange Offer independently of the others (subject to applicable law, the terms of the Support Agreement and the applicable indentures). See also “—Announcements.”

Any waiver, amendment or modification of an Exchange Offer or Consent Solicitation will apply to all Old Notes tendered pursuant to the applicable Exchange Offer and all Consents delivered pursuant to the applicable Consent Solicitation. If the Company makes a change that the Company determines to be material in any of the terms of an Exchange Offer or Consent Solicitation, or waives a condition of an Exchange Offer or Consent Solicitation that the Company determines to be material, the Company will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the Exchange Agent and will disseminate additional Exchange Offer documents and extend the applicable Exchange Offer and Consent Solicitation and withdrawal and revocation rights with respect to such Exchange Offer and Consent Solicitation as the Company determines necessary and to the extent required by applicable law, the terms of the Support Agreement and the applicable indentures. Any such extension, amendment, waiver or decrease or change will not result in the reinstatement of any withdrawal rights if those rights had previously expired, except as specifically provided above.

Subject to applicable law, the terms of the Support Agreement and the applicable indentures, the Company may terminate or withdraw at its discretion any or all of the Exchange Offers and the Consent Solicitations at any time and for any reason, including based on the acceptance rate and outcome of such Exchange Offer (including receipt of the Requisite Consents) or if any condition is not satisfied at or after the Expiration Time with respect to such Exchange Offer or Consent Solicitation.

There can be no assurance that the Company will exercise its right to extend, terminate or amend any or all of the Exchange Offers or Consent Solicitations. During any extension and irrespective of any amendment to an Exchange Offer or Consent Solicitation, all Old Notes previously tendered and not withdrawn will remain subject to such Exchange Offer, and all Consents previously delivered and not revoked will remain subject to such Consent Solicitation, and may be accepted thereafter for exchange by the Company, subject to compliance with applicable law, the terms of the Support Agreement and the applicable indentures. In addition, the Company may waive conditions without extending any or all of the Exchange Offers or Consent Solicitations in accordance with applicable law, the terms of the Support Agreement and the applicable indentures.

Announcements

Any extension, termination or amendment of any or all of the Exchange Offers and the Consent Solicitations will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Time for the Exchange Offers. Without limiting the manner in which the Company may choose to make such announcement, the Company will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that the Company deems appropriate. See also “—Extension, Termination or Amendment.”

Soliciting Broker Fee

If any Exchange Offer is consummated, we have agreed to pay a Soliciting Broker Fee equal to either (i) $2.50 for each $1,000 in principal amount of Old Notes that are validly tendered and accepted for exchange pursuant to such Exchange Offer or (ii) $0.50 for each $1,000 in principal amount of 2023 Notes for which only the Consent is provided in connection with the 2023 Notes Consent, in each case, to soliciting retail brokers for holders holding less than $1,000,000 aggregate principal amount of Old Notes that are appropriately designated by their clients to receive this fee. No Soliciting Broker Fees will be paid if such Exchange Offer is not consummated. Soliciting Broker Fees will only be paid to retail brokers upon consummation of the applicable Exchange Offer, and the Soliciting Broker Fees will be payable thereafter upon request by the soliciting retail brokers and presentation of such supporting documentation as we may reasonably request, including the soliciting broker form, a copy of which may be obtained from the Information Agent or Exchange Agent.

PROPOSED AMENDMENTS

The Old Notes have been issued pursuant to the Old Notes Indentures. In general, the Proposed Amendments modify certain covenants and other provisions of the Old Notes Indentures necessary or advisable to effect the Refinancing Transactions; ensure that all indebtedness and liens and other transactions and matters permitted under the New Notes Indenture are also permitted under the Old Notes Indentures; and generally ensure that the Old Notes Indentures are no more restrictive than the New Notes Indenture in any material respect.

The Indenture Governing the 2023 Notes

The Proposed Amendments, to the extent adopted with respect to the 2023 Notes Indenture, would revise the covenants and certain other provisions listed below.

These summaries are qualified in their entirety by reference to the full and complete provisions contained in the 2023 Notes Indenture and the corresponding 2023 Notes Supplemental Indenture. Capitalized terms appearing below but not defined in this section of this Prospectus have the meanings assigned to such terms in the 2023 Notes Indenture or the “Description of the New Notes,” as applicable. If you tender any of the 2023 Notes in connection with the Exchange Offer for such 2023 Notes you will, by the act of tendering, be providing a Consent to the Proposed Amendments to the 2023 Notes Indenture. If you deliver a Consent with respect to the 2023 Notes Consent, you will be providing a Consent to the Proposed Amendments to the 2023 Notes Indenture.

If the Old Notes Requisite Consents under the 2023 Notes Indenture have been received at or prior to the Expiration Time, assuming all other conditions of the Exchange Offers and Consent Solicitations with respect to the 2023 Notes are satisfied or waived, as applicable, the following modifications will be made to the 2023 Notes Indenture.

Amendments to Restrictive Covenants and Affirmative Covenants.

The Proposed Amendments with respect to the 2023 Notes would amend and restate the following clauses in the definition of “Permitted Debt” to read as follows:

“(i) the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) not to exceed the sum of the principal amount outstanding and revolving commitments under the Exchange Credit Agreement and the 2017 Credit Agreement on the Issue Date, after giving effect to the Refinancing Transactions, and with such amount being permanently reduced dollar-for-dollar by the principal amount of any Indebtedness outstanding under the Exchange Credit Agreement as of the Issue Date that is permanently prepaid pursuant to any mandatory prepayment provisions thereunder;

(v) the incurrence by the Company or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (ii), (iii), (v) or (xxiii) of this Section 4.09(b);”

The Proposed Amendments with respect to the 2023 Notes would add the following to the definition of “Permitted Debt”:

“(xvii) the incurrence by the Company and any Restricted Subsidiary of unsecured Indebtedness (i) for borrowed money or (ii) incurred in respect of letters of credit facilities of the Company or any Restricted Subsidiary; provided that (a) any Indebtedness incurred under this clause (xvii) will have a scheduled maturity date that is later than the scheduled maturity date of the 2028 Private Exchange Notes and (b) the Total Leverage Ratio immediately after giving pro forma effect to the incurrence of such Indebtedness will be no greater than the lesser of (x) the Total Leverage Ratio immediately before giving pro forma effect to the incurrence of such Indebtedness plus 1.25 to 1.00 and (y) 5.00 to 1.00;

(xviii) the incurrence by the Company and any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xviii), not to exceed (a) $215.0 million of Indebtedness at any one time outstanding, plus (b) an additional $125.0 million if the First Lien Secured Leverage Ratio, immediately after giving pro forma effect to the incurrence of such Indebtedness, would be no greater than 2.00x (plus, in the case of any Permitted Refinancing Indebtedness, the Additional Refinancing Amount); provided that availability under this clause (xviii)(b) will be reduced by up to $50.0 million, on a dollar-for-dollar basis, on account of any prepayment or repayment of the 2023 Senior Notes or the 2024 Senior Notes in excess of $200.0 million from (x) cash from operations and (y) cash proceeds from the 2017 Credit Agreement;

(xix) the incurrence by the Company and any Guarantor of additional Indebtedness that is secured by a Lien that is pari passu with the New Notes and the 2028 Private Exchange Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xix), not to exceed $50.0 million at any one time outstanding; provided that availability under this clause (xix) will be reduced on a dollar-for-dollar basis on account of any Indebtedness incurred pursuant to clause (xxii);

(xx) the incurrence by the Company and any Restricted Subsidiary of Indebtedness to finance the acquisition, construction or improvement of the GEO HQ, Guarantees by the Company or any Restricted Subsidiary of any such Indebtedness, and extensions, renewals and replacements of any such Indebtedness and Guarantees that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (xx), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, shall not exceed $50.0 million at any one time outstanding;

(xxi) Indebtedness consisting of obligations under any Permitted Convertible Indebtedness Call Transaction;

(xxii) the incurrence by the Company and any Guarantor of additional Indebtedness on or before October 15, 2024 that is secured by a Lien on the Collateral that is junior to the 2017 Credit Agreement and the Exchange Credit Agreement and senior to the New Notes and the 2028 Private Exchange Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xxii), not to exceed $107.0 million minus the principal amount of 2028 Private Exchange Notes issued in exchange for participation 2023 Senior Notes at any one time outstanding; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement; and

(xxiii) the incurrence by the Company and any Guarantor of the New Notes and the 2028 Private Exchange Notes.”

The Proposed Amendments with respect to the 2023 Notes would amend and restate the following clause in the definition of “Permitted Liens” to read as follows:

“(1) Liens on any assets (including real or personal property) of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under (i) Credit Facilities incurred pursuant to clause (i) of the definition of “Permitted Debt”, (ii) the New Notes and any Permitted Refinancing Indebtedness thereof and (iii) the 2028 Private Exchange Notes and any Permitted Refinancing Indebtedness thereof, in each case that were permitted to be incurred by the terms of the Indenture;”

The Proposed Amendments with respect to the 2023 Notes would add the following clauses to the definition of “Permitted Liens”:

“(21) Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Company or any Restricted Subsidiary with respect to any Permitted Acquisition;

(22) [reserved];

(23) Liens securing Indebtedness and other Obligations under clause (xi) of the definition of “Permitted Debt”;

(24) Liens securing Indebtedness and other Obligations under clause (xviii) of the definition of “Permitted Debt”; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

(25) Liens securing Indebtedness and other Obligations under clause (xix) of the definition of “Permitted Debt”; provided that (i) such Indebtedness is secured by a Lien that is pari passu with the New Notes and the 2028 Private Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement;

(26) Liens securing Indebtedness and other Obligations under clause (xxii) of the definition of “Permitted Debt”; provided that (i) such Indebtedness is secured by a Lien that is (x) junior to the Liens securing the 2017 Credit Agreement and the Exchange Credit Agreement and (y) senior to the Liens securing the New Notes and the 2028 Private Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement;

(27) the assignment of rights under any Government Contract (other than any material Government Contract) by the Company or any of the Restricted Subsidiaries to secure Indebtedness and other Obligations of any Unrestricted Subsidiary related to such Government Contract related to contracts specifically connected to the facility owned by such Unrestricted Subsidiary; and

(28) Liens securing Indebtedness and other Obligations under clause (xxiii) of the definition of “Permitted Debt.”“

The Proposed Amendments with respect to the 2023 Notes would add the following clause to Section 4.08(b) (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries):

“(14) the Refinancing Transactions.”

Amendment to Methods of Receiving Payments

The Proposed Amendments with respect to the 2023 Notes would amend and restate in its entirety Section 2.03 (Methods of Receiving Payments on the Notes) to read as follows:

“If a Holder of Notes has given wire transfer instructions to the Company, the Company shall pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within a state within the United States of America unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.”

Amendment to Trustee Eligibility

The Proposed Amendments with respect to the 2023 Notes would amend and restate in its entirety Section 7.10 (Eligibility, Disqualification) to read as follows:

“There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).”

Conforming Changes, etc.

The Proposed Amendments with respect to the 2023 Notes would make technical, conforming or other changes to the 2023 Notes and the 2023 Notes Indenture, to modify or delete certain definitions and cross-references that relate to the modifications described above.

The Supplemental Indenture with respect to the 2023 Notes will effect the Proposed Amendments to the 2023 Notes Indenture. The 2023 Notes will also be deemed to be amended to delete all provisions inconsistent with the 2023 Notes Indenture that are effected by the Proposed Amendments.

The Indenture Governing the 2024 Notes

The Proposed Amendments, to the extent adopted with respect to the 2024 Notes Indenture, would revise the covenants and certain other provisions listed below.

These summaries are qualified in their entirety by reference to the full and complete provisions contained in the 2024 Notes Indenture and the corresponding 2024 Notes Supplemental Indenture. Capitalized terms appearing below but not defined in this section of this Prospectus have the meanings assigned to such terms in the 2024 Notes Indenture or the “Description of the New Notes,” as applicable. If you tender any of the 2024 Notes in connection with the Exchange Offer for such 2024 Notes you will, by the act of tendering, be providing a Consent to the Proposed Amendments to the 2024 Notes Indenture.

If the Old Notes Requisite Consents under the 2024 Notes Indenture have been received at or prior to the Expiration Time, assuming all other conditions of the Exchange Offers and Consent Solicitations with respect to the 2024 Notes are satisfied or waived, as applicable, the following modifications will be made to the 2024 Notes Indenture.

Amendments to Restrictive Covenants and Affirmative Covenants.

Proposed Amendments with respect to the 2024 Notes would amend and restate the following clauses in the definition of “Permitted Debt” to read as follows:

“(1) the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the sum of the principal amount outstanding and revolving commitments under the Exchange Credit Agreement and the 2017 Credit Agreement on the Issue Date, after giving effect to the Refinancing Transactions, and with such amount being permanently reduced dollar-for-dollar by the principal amount of any Indebtedness outstanding under the Exchange Credit Agreement as of the Issue Date that is permanently prepaid pursuant to any mandatory prepayment provisions thereunder;”

(5) the incurrence by the Company or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (2), (3), (5) or (23) of this Section 10.09(b);”

The Proposed Amendments with respect to the 2024 Notes would add the following clauses to the definition of “Permitted Debt”:

“(17) the incurrence by the Company and any Restricted Subsidiary of additional Indebtedness (i) for borrowed money or (ii) incurred in respect of letters of credit facilities of the Company or any Restricted Subsidiary; provided that (a) any Indebtedness incurred under this clause (17) will have a scheduled maturity date that is later than the scheduled maturity date of the 2028 Private Exchange Notes and (b) the Total Leverage Ratio immediately after giving pro forma effect to the incurrence of such Indebtedness will be no greater than the lesser of (x) the Total Leverage Ratio immediately before giving pro forma effect to the incurrence of such Indebtedness plus 1.25 to 1.00 and (y) 5.00 to 1.00;

(18) the incurrence by the Company and any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed (a) $215.0 million of Indebtedness at any one time outstanding, plus (b) an additional $125.0 million if the First Lien Secured Leverage Ratio, immediately after giving pro forma effect to the incurrence of such Indebtedness, would be no greater than 2.00x (plus, in the case of any Permitted Refinancing Indebtedness, the Additional Refinancing Amount); provided that availability under this clause (18)(b) will be reduced by up to $50.0 million, on a dollar-for-dollar basis, on account of any prepayment or repayment of the 2023 Senior Notes or the 2024 Senior Notes in excess of $200.0 million from (x) cash from operations and (y) cash proceeds from the 2017 Credit Agreement;

(19) the incurrence by the Company and any Guarantor of additional Indebtedness that is secured by a Lien that is pari passu with the New Notes and the 2028 Private Exchange Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (19), not to exceed $50.0 million at any one time outstanding; provided that availability under this clause (19) will be reduced on a dollar-for-dollar basis on account of any Indebtedness incurred pursuant to clause (22);

(20) the incurrence by the Company and any Restricted Subsidiary of Indebtedness to finance the acquisition, construction or improvement of the GEO HQ, Guarantees by the Company or any Restricted Subsidiary of any such Indebtedness, and extensions, renewals and replacements of any such Indebtedness and Guarantees that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (20), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, shall not exceed $50.0 million at any one time outstanding;

(21) Indebtedness consisting of obligations under any Permitted Convertible Indebtedness Call Transaction;

(22) the incurrence by the Company and any Guarantor of additional Indebtedness on or before October 15, 2024 that is secured by a Lien on the Collateral that is junior to the 2017 Credit Agreement and the Exchange Credit Agreement and senior to the New Notes and the 2028 Private Exchange Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (22), not to exceed $107.0 million minus the principal amount of 2028 Private Exchange Notes issued in exchange for participation 2023 Senior Notes at any one time outstanding; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement; and

(23) the incurrence by the Company and any Guarantor of the New Notes and the 2028 Private Exchange Notes.”

The Proposed Amendments with respect to the 2024 Notes would amend and restate the following clause in the definition of “Permitted Liens” to read as follows:

“(1) Liens on any assets (including real or personal property) of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under (i) Credit Facilities incurred pursuant to clause (i) of the definition of “Permitted Debt”, (ii) the New Notes and any Permitted Refinancing Indebtedness thereof and (iii) the 2028 Private Exchange Notes and any Permitted Refinancing Indebtedness thereof, in each case that were permitted to be incurred by the terms of the Indenture;”

The Proposed Amendments with respect to the 2024 Notes would add the following clauses to the definition of “Permitted Liens”:

“(21) Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Company or any Restricted Subsidiary with respect to any Permitted Acquisition;

(22) [reserved];

(23) Liens securing Indebtedness and other Obligations under clause (xi) of the definition of “Permitted Debt”;

(24) Liens securing Indebtedness and other Obligations under clause (xviii) of the definition of “Permitted Debt”; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

(25) Liens securing Indebtedness and other Obligations under clause (xix) of the definition of “Permitted Debt”; provided that (i) such Indebtedness is secured by a Lien that is pari passu with the New Notes and the 2028 Private Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement;

(26) Liens securing Indebtedness and other Obligations under clause (xxii) of the definition of “Permitted Debt”; provided that (i) such Indebtedness is secured by a Lien that is (x) junior to the Liens securing the 2017 Credit Agreement and the Exchange Credit Agreement and (y) senior to the Liens securing the New Notes and the 2028 Private Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement;

(27) the assignment of rights under any Government Contract (other than any material Government Contract) by the Company or any of the Restricted Subsidiaries to secure Indebtedness and other Obligations of any Unrestricted Subsidiary related to such Government Contract related to contracts specifically connected to the facility owned by such Unrestricted Subsidiary; and

(28) Liens securing Indebtedness and other Obligations under clause (xxiii) of the definition of “Permitted Debt.”“

The Proposed Amendments with respect to the 2024 Notes would add the following clause to Section 10.08(b) (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries):

“(14) the Refinancing Transactions.”

Amendment to Trustee Eligibility

The Proposed Amendments with respect to the 2024 Notes would amend and restate in its entirety Section 6.09 (Trustee Eligibility) to read as follows:

“There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a) and which shall have a combined capital and surplus of at least $150,000, to the extent there is an institution eligible and willing to serve. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.”

Conforming Changes, etc.

The Proposed Amendments with respect to the 2024 Notes would make technical, conforming or other changes to the 2024 Notes and the 2024 Notes Indenture, to modify or delete certain definitions and cross-references that relate to the modifications described above.

The Supplemental Indenture with respect to the 2024 Notes will effect the Proposed Amendments to the 2024 Notes Indenture. The 2024 Notes will also be deemed to be amended to delete all provisions inconsistent with the 2024 Notes Indenture that are effected by the Proposed Amendments.

The Old Notes Indentures—Generally

The Proposed Amendments constitute a single proposal for each of the Consents under the Consent Solicitations, and a consenting holder must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain of the Proposed Amendments.

It is expected that a supplemental indenture with respect to a series of Old Notes will be executed on the Settlement Date after receipt of the Old Notes Requisite Consents for such series of Old Notes, but in any event not prior to the applicable Withdrawal Deadline. The Proposed Amendments with respect to a series of Old Notes will become operative immediately prior to the acceptance of the Old Notes of such series pursuant to the applicable Exchange Offer. If we receive Old Notes Requisite Consents with respect to a series of Old Notes and the Proposed Amendments for such series of Old Notes are adopted, the Old Notes of such series that are not tendered will remain outstanding but will be subject to the terms of the applicable Old Notes Indenture, as modified by the applicable supplemental indenture.

ACCEPTANCE OF OLD NOTES; ACCEPTANCE OF CONSENTS; ACCRUAL OF INTEREST

Acceptance of Old Notes for Exchange; Acceptance of Consents

If the conditions to the Exchange Offers and the Consent Solicitations are satisfied, or if the Company waives all of the conditions that have not been satisfied (subject to applicable law, the terms of the Support Agreement and the applicable indentures), and the Company has not withdrawn or terminated the Exchange Offers, the Company will accept for exchange on the Settlement Date, after the Company receives validly completed and duly executed Request Messages (as defined in “Procedures for Tendering Old Notes and Delivering Consents—Tender of Old Notes Through ATOP” below) with respect to any and all of the Old Notes validly tendered (and not validly withdrawn), the Old Notes to be exchanged by notifying the Exchange Agent of the Company’s acceptance, on the terms and subject to the conditions set forth in this Prospectus. The notice may be oral if the Company promptly confirms such notice in writing.

The Company expressly reserves the right, in its discretion (subject to the terms of the Support Agreement), to delay acceptance for exchange of, or the exchange of, Old Notes tendered under any or all of the Exchange Offers (subject to Rule 14e-1(c) under the Exchange Act, which requires that the Company issue the offered consideration or return the Old Notes deposited pursuant to such Exchange Offer promptly after termination or withdrawal of the Exchange Offers), or to terminate such Exchange Offer and not accept for exchange any Old Notes not previously accepted for exchange, (1) based on the acceptance rate and outcome of any of the Exchange Offers (including receipt of the Requisite Consents), (2) if any of the conditions to the Exchange Offers shall not have been satisfied or validly waived by the Company or (3) in order to comply in whole or in part with any applicable law.

In all cases, the Exchange Consideration for Old Notes exchanged pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (1) certificates representing the Old Notes, or timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of the Old Notes into the Exchange Agent’s account at DTC, and (2) a Request Message. The Exchange Offers and the Consent Solicitations are scheduled to expire at the Expiration Time for such Exchange Offers and the Consent Solicitations, unless extended by the Company at its discretion, subject to applicable law, the terms of the Support Agreement and the applicable indentures.

For purposes of an Exchange Offer, the Company will have accepted for exchange any and all Old Notes validly tendered (and not validly withdrawn), if, as and when the Company gives oral or written notice to the Exchange Agent of the Company’s acceptance of such Old Notes for exchange pursuant to such Exchange Offer. In all cases, exchange of Old Notes pursuant to the Exchange Offers will be made by the deposit of any Exchange Consideration, as applicable, with the Exchange Agent, which will act as your agent for the purposes of receiving payments and New Notes from the Company, and transmitting any interest cash payments and delivering New Notes to you. If, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offers are delayed (whether before or after the Company’s acceptance for exchange of the Old Notes) or the Company extends an Exchange Offer or is unable to accept for exchange the Old Notes tendered pursuant to an Exchange Offer, then, without prejudice to the Company’s rights set forth herein, the Company may instruct the Exchange Agent to retain tendered Old Notes and those Old Notes may not be withdrawn, subject to the limited circumstances described in “Withdrawal of Tenders and Revocation of Consents” below.

Tenders of Old Notes pursuant to the Exchange Offers, as well as Consents with respect to the Old Notes pursuant to the Consent Solicitations, will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in the minimum authorized denomination of $2,000 principal amount. The Company will not accept any tender that would result in the issuance of less than $2,000 principal amount of New Notes to a participating holder.

The Company will pay or cause to be paid all transfer taxes with respect to the exchange of any Old Notes.

Accrued Interest

Holders of Old Notes validly tendered (and not validly withdrawn) and accepted by the Company will be entitled to receive accrued and unpaid interest, if any, in cash on their exchanged Old Notes up to, but not including, the Settlement Date, in addition to the Exchange Consideration that such holder would receive in the Exchange Offers.

Under no circumstances will any special interest be payable because of any delay in the transmission of funds to any holder of Old Notes with respect to the New Notes to be received in exchange for the Old Notes or otherwise.

Participating holders of the 2023 Notes that elect to tender only their Consent will only receive interest on their regularly scheduled interest payment date pursuant to the terms of the 2023 Notes.

Sources of Funds for the Exchange Offers

The Company intends to fund all cash payable to holders pursuant to the Exchange Offers with cash on hand.

PROCEDURES FOR TENDERING OLD NOTES AND DELIVERING CONSENTS

General

In order to participate in the Exchange Offers, you must validly tender your Old Notes to the Exchange Agent, as further described below. It is your responsibility to validly tender your Old Notes. The Company has the right to waive any defects. However, the Company is not required to waive defects and is not required to notify you of defects in your tender.

The tender of Old Notes pursuant to the Exchange Offers in accordance with the procedures described below will be deemed to constitute a delivery of a Consent to the Proposed Amendments. Holders of Old Notes who tender their Old Notes pursuant to the Exchange Offers are obligated to deliver their Consents to the Proposed Amendments. Holders of 2023 Notes may elect to either (i) tender their 2023 Notes and deliver the related Consent or (ii) deliver only their Consent. Holders of 2024 Notes may elect to tender their 2024 Notes together with the related Consent. Holders of Old Notes may not tender their Old Notes without delivering a Consent with respect to such Old Notes tendered, and holders of 2024 Notes may not deliver a Consent with respect to the 2024 Notes without tendering the related 2024 Notes.

If you have any questions or need help in tendering your Old Notes or delivering your Consents, please contact the Information Agent or the Exchange Agent at the addresses and telephone numbers listed on the back cover of this Prospectus.

Valid Tender of Old Notes

Except as set forth below, for a holder to validly tender Old Notes pursuant to the Exchange Offers, a Request Message must be received by the Exchange Agent at the address or facsimile number set forth on the back cover of this Prospectus at any time at or prior to the applicable Expiration Time, and, the Old Notes must be transferred pursuant to the procedures for ATOP or book-entry transfer described below and a Book-Entry Confirmation must be received by the Exchange Agent at any time at or prior to the applicable Expiration Time.

In all cases, the exchange of Old Notes validly tendered (and not validly withdrawn) and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (1) Book-Entry Confirmation with respect to such Old Notes; and (2) a Request Message.

Tender of Old Notes Held in Physical Form

We do not believe any Old Notes exist in physical form. If you believe you hold Old Notes in physical form, please contact the Information Agent or Exchange Agent regarding procedures for participating in the Exchange Offers.

Tendering Old Notes Held Through a Custodian

Any holder whose Old Notes are held by a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such custodial entity promptly and instruct such custodial entity to tender the Old Notes on such holder’s behalf.

Book-Entry Transfer

The Exchange Agent has or will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offers, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the Old Notes may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer during the normal business hours of DTC. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent’s account at DTC, a Request Message with respect to the Old Notes must be transmitted to and received by the Exchange Agent at one of the addresses set forth on the back cover of this Prospectus at any time at or prior to the applicable Expiration Time.

Tender of Old Notes through ATOP

DTC participants may electronically transmit their acceptance of the Exchange Offers through ATOP, for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offers and send a Request Message to the Exchange Agent for its acceptance.

A “Request Message” is a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from you that you have received the applicable Exchange Offer documents.

If a holder of Old Notes transmits its acceptance through ATOP, delivery of such tendered Old Notes must be made to the Exchange Agent pursuant to the book-entry delivery procedures set forth herein. Unless such holder delivers the Old Notes being tendered to the Exchange Agent, the Company may, at its option, treat such tender as defective for purposes of delivery of acceptance for exchange and the right to receive New Notes. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. If you desire to tender your Old Notes on the day that the Expiration Time occurs, you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date. The Company will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective.

The Company has not provided guaranteed delivery procedures in conjunction with the Exchange Offers or under any of the Exchange Offers documents or other Exchange Offers materials provided therewith. Holders must timely tender their Old Notes in accordance with the procedures set forth in the applicable Exchange Offer documents.

There is no letter of transmittal for the Exchange Offers. Holders must tender Old Notes through DTC’s ATOP procedures.

Delivery of Consents in Connection with the Exchange Offers

The tender of Old Notes pursuant to the Exchange Offers in accordance with the procedures described herein will be deemed to constitute a delivery of a Consent to the Proposed Amendments. Holders of Old Notes who tender their Old Notes pursuant to the Exchange Offers are obligated to deliver their Consents to the Proposed Amendments.

Holders may not tender their Old Notes without delivering the applicable Consent with respect to the Old Notes tendered.

Delivery of 2023 Notes Consents

The Information Agent and Exchange Agent will establish and maintain one or more accounts with respect to the 2023 Notes at DTC (the “Book-Entry Transfer Facility”) promptly after the date of this Prospectus (to the extent such arrangements have not been made previously by the Information Agent and Exchange Agent), and any financial institution that is a DTC participant and the name of which appears on a security position listing as the owner of 2023 Notes may make book-entry delivery and surrender of such 2023 Notes into one of the Information Agent and Exchange Agent’s accounts in accordance with the Book-Entry Transfer Facility’s procedures for such transfer. The confirmation of a book-entry transfer of 2023 Notes into one of the Information Agent and Exchange Agent’s accounts at DTC as described above is referred to herein as a “Book-Entry Confirmation.” The 2023 Notes for which a Consent has been delivered through ATOP as part of the 2023 Notes Consent prior to the Expiration Time will be held under one or more temporary CUSIP numbers (referred to as contra CUSIP numbers) during the period beginning at the time of the delivery of such Consent and ending upon the earliest of (i) the Expiration Time, (ii) the date on which such Consent is revoked and (iii) the date on which the Consent Solicitation is terminated. During the period in which such 2023 Notes are held under one or more temporary CUSIP numbers, such 2023 Notes will be blocked and cannot be transferred by the consenting Holder. The Information Agent and Exchange Agent will instruct DTC to release the positions in such 2023 Notes as soon as practicable, but no more than three days after the Expiration Time and not more than 45 days after the date of this Prospectus.

Effect of Tender

Any tender of Old Notes by a holder, and the Company’s subsequent acceptance of that tender, will constitute a binding agreement between that holder and the Company upon the terms and subject to the conditions of the Exchange Offers described herein. The participation in the Exchange Offers by a tendering holder of Old Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Representations, Warranties and Covenants of Holders of Old Notes

Upon a valid tender of Old Notes and transmission of a Request Message to the Exchange Agent, a holder will, subject to that holder’s ability to withdraw its tender and the terms of the Support Agreement, and on the terms and subject to the conditions of the Exchange Offers, be deemed, among other things, to:

1.

irrevocably sell, assign and transfer to or upon the Company’s order or the order of the Company’s nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Old Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under those Old Notes;

2.	waive any and all rights with respect to the Old Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Old Notes;

3.	consent to the Proposed Amendments (and to direct the Trustee enter into a supplemental indenture effecting the Proposed Amendments); and

4.

release and discharge the Company and the Old Notes Trustee, as applicable, from any and all claims that the holder may have, now or in the future, arising out of the Old Notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Old Notes tendered thereby, other than the Company’s obligations as to the Exchange Consideration and accrued and unpaid interest as expressly provided in this Prospectus, or to participate in any redemption or defeasance of the Old Notes tendered thereby.

In addition, each holder of Old Notes validly tendered in an Exchange Offer upon transmission of a Request Message to the Exchange Agent will be deemed to represent, warrant and agree that:

A:	it has received this Prospectus and has reviewed it;

1.

it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered thereby, and it has full power and authority to tender such Old Notes and deliver the related Request Message;

2.

the Old Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, restrictions, charges and encumbrances of any kind, and the Company will acquire good title to those Old Notes, free and clear of all liens, restrictions, charges and encumbrances of any kind, when the Company accepts the same;

3.

it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered thereby from the date of such tender unless such Old Notes are validly withdrawn or such Exchange Offer is terminated, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

4.

it is not a person to whom it is unlawful to make an invitation to tender pursuant to the Exchange Offer under applicable law, and it has observed (and will observe) the laws of all relevant jurisdictions in connection with its tender;

5.

it will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby;

6.

in evaluating the applicable Exchange Offer and in making its decision whether to participate in such Exchange Offer by tendering its Old Notes and transmitting a Request Message to the Exchange Agent, it has made its own independent appraisal of the matters referred to in this Prospectus and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us, the Information Agent, Exchange Agent, the Dealer Manager or the Supporting Holders, other than those contained in this Prospectus, as amended or supplemented through the Expiration Time; and

7.

it hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company), with full powers of substitution and revocation (such power-of-attorney being deemed to be an irrevocable power coupled with an interest), to (i) present the Old Notes and all evidences of transfer and authenticity to, or transfer ownership of, the Old Notes on the account books maintained by Euroclear, Clearstream, or DTC to, or upon the order of, the Company, (ii) present the Old Notes for transfer of ownership on the books of the relevant security register and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes all in accordance with the terms of and conditions to the Exchange Offers as set forth in this Prospectus, subject to the terms of the Support Agreement.

The representations, warranties and agreements of a holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Time and the Settlement Date. All authority conferred or agreed to by a tender of Old Notes and transmission of a Request Message to the Exchange Agent shall not be affected by, and shall survive, the death or incapacity of the person making such tender and transmission, and every obligation of such person shall be binding upon such person’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes and delivery of Consents pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company in its discretion (subject to applicable law, the terms of the Support Agreement and the applicable indentures), which determination will be final and binding. Subject to the applicable law, the terms of the Support Agreement and the applicable indentures, the Company reserves the absolute right to reject any or all tenders of any Old Notes or delivery of Consents determined by the Company not to be in proper form, or if the acceptance of or exchange of such Old Notes may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any condition to the Exchange Offers at its discretion, subject to applicable law, the Support Agreement and the applicable indentures. The Company may waive any such condition with respect to some or all of the Exchange Offers.

Your tender and/or delivery of Consents will not be deemed to have been validly made until all defects or irregularities in your tender have been cured or waived. All questions as to the form and validity (including time of receipt) of any delivery or withdrawal of a tender or delivery or revocation of a Consent will be determined by the Company in its discretion (subject to applicable law, the terms of the Support Agreement and the applicable indentures), which determination shall be final and binding. None of the Company, the Exchange Agent, the Information Agent nor any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any Old Notes or Consents, or will incur any liability for failure to give any such notification.

PLEASE SEND ALL MATERIALS TO THE EXCHANGE AGENT ONLY. DO NOT SEND MATERIALS TO THE COMPANY, THE OLD NOTES TRUSTEE, THE NEW NOTES TRUSTEE OR THE DEALER MANAGER.

WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS

Old Notes validly tendered and not validly withdrawn at a time at or prior to the applicable Withdrawal Deadline may not be validly withdrawn at any time thereafter, unless any of the Exchange Offers is terminated without any Old Notes being accepted or unless otherwise required by applicable law, the terms of the Support Agreement or the applicable indenture. If such a termination occurs, the Old Notes of the series of Old Notes as to which the termination occurred will be returned to the tendering holder as promptly as practicable.

A holder of Old Notes may not revoke a Consent without withdrawing the previously tendered Old Notes to which such Consent relates. Holders of 2023 Notes that validly deliver their Consents can also revoke their Consents in connection with the 2023 Notes prior to the Withdrawal Deadline. Tenders of Old Notes may be validly withdrawn, and Consents may be validly revoked, at any time at or prior to the applicable Withdrawal Deadline. A valid withdrawal of tendered Old Notes effected prior to the applicable Withdrawal Deadline will constitute the concurrent valid revocation of such holder’s related Consent.

In order for a holder to validly revoke a Consent, other than a 2023 Notes consent, such holder must validly withdraw the related tendered Old Notes at any time prior to the applicable Withdrawal Deadline. Tendered Old Notes may not be validly withdrawn subsequent to the applicable Withdrawal Deadline, except as described below or unless otherwise required by law or the terms of the Support Agreement. If, after the Withdrawal Deadline, the Company (i) reduces the principal amount of Old Notes subject to the Exchange Offers, or (ii) reduces the Exchange Consideration, then previously tendered Old Notes may be validly withdrawn within a reasonable period under the circumstances after the date that notice of such reduction or permitted withdrawal is first published or given or sent to holders of the Old Notes by the Company. The Company may extend the Expiration Time with respect to some or all series of Old Notes, unless otherwise required by applicable law, the terms of the Support Agreement or the applicable indentures. The valid withdrawal of tendered Old Notes prior to the applicable Withdrawal Deadline will be deemed to be a concurrent revocation of the corresponding Consent to the Proposed Amendments.

A holder who validly withdraws previously tendered Old Notes at any time at or prior to the applicable Withdrawal Deadline and does not validly re-tender Old Notes prior to the applicable Expiration Time will not receive the Exchange Consideration. A holder who validly withdraws previously tendered Old Notes at any time at or prior to the applicable Withdrawal Deadline and validly re-tenders Old Notes at any time at or prior to the applicable Expiration Time will receive only the applicable Exchange Consideration (assuming such Old Notes are accepted for exchange).

Subject to applicable law, the terms of the Support Agreement and the applicable indenture, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to an Exchange Offer, or acceptance of any Consents delivered pursuant to the Consent Solicitations, is delayed (whether before or after the Company’s acceptance for exchange of Old Notes) or the Company extends an Exchange Offer or the Consent Solicitations, or is unable to accept for exchange, or exchange, the Old Notes tendered pursuant to such Exchange Offer, the Company may instruct the Exchange Agent to retain tendered Old Notes and those Old Notes may not be withdrawn, and all Consents previously delivered and not revoked will remain subject to the Consent Solicitations, except to the extent that you are entitled to the withdrawal rights set forth herein. Under no circumstances will any special interest be payable because of any delay in the transmission of funds to any holder of Old Notes with respect to the New Notes to be received in exchange for the Old Notes or otherwise.

To be effective, a written or electronic transmission notice of withdrawal of a tender or a revocation of a Consent or a properly transmitted “Request Message” through DTC’s ATOP system for either a withdrawal of a tender or a revocation of a Consent, must:

•	be received by the Exchange Agent at one of the addresses specified on the back cover of this Prospectus at any time at or prior to the applicable Withdrawal Deadline;

•	specify the name of the holder of the Old Notes and the corresponding Consent to be withdrawn or revoked, as applicable;

•

contain the description of the Old Notes, the corresponding Consent related to such Old Notes, in each case, to be withdrawn, the number of the account at DTC from which the Old Notes were tendered and the name and number of the account at DTC to be credited with the Old Notes withdrawn, and the aggregate principal amount represented by such Old Notes; and be signed by the DTC participant tendering such Old Notes through ATOP in the same manner as the participant’s name is listed in the applicable Request Message.

If the Old Notes to be withdrawn or the Consents to be revoked have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal (or receipt of a Request Message) even if physical release is not yet effected. A withdrawal of Old Notes and the revocation of Consents can only be accomplished in accordance with the foregoing procedures.

The Company will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective.

If you validly withdraw Old Notes and validly revoke Consents, you will have the right to re-tender them at any time at or prior to the applicable Expiration Time in accordance with the procedures described above for tendering Old Notes and/or delivering the Consents. If the Company amends or modifies the terms of an Exchange Offer or Consent Solicitation, or the information concerning an Exchange Offer or Consent Solicitation in a manner determined by the Company to constitute a material change to holders of Old Notes, the Company will disseminate additional Exchange Offer materials and extend the period of any such Exchange Offer or Consent Solicitation, including any withdrawal rights, if applicable, to the extent required by law or the terms of the Support Agreement and as the Company determines necessary. An extension of the Withdrawal Deadline or the Expiration Time for an Exchange Offer will not affect a holder’s withdrawal rights unless otherwise provided herein or in any additional Exchange Offer materials or as required by applicable law, the terms of the Support Agreement or the applicable indentures.

CONDITIONS OF THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS

The Exchange Offers and the Consent Solicitations are subject to the satisfaction or waiver of the conditions described below.

The consummation of any of the Exchange Offers and any of the corresponding Consent Solicitations is conditioned on the following (the “General Conditions”):

•	the registration statement of which this Prospectus forms a part shall have been declared effective by the SEC at or prior to the Expiration Time and shall remain effective on the Settlement Date;

•

there shall not have been instituted, threatened or be pending any action, proceeding, application, claim counterclaim or investigation (whether formal or informal, and whether oral or in writing) (and there shall not have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentally, domestic or foreign, or by any other person, domestic or foreign, in connection with the Exchange Offers and the Consent Solicitations that challenges the making of the Exchange Offers or the Consent Solicitations or that, in the Company’s reasonable judgment, either (a) is, or is reasonably likely to be, materially adverse to the Company’s and its subsidiaries’ business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would or might prohibit, prevent, restrict or materially delay consummation of the Exchange Offers, the Private Exchange or the Credit Agreement Exchange or the ability for the Company to obtain the Requisite Consents or (c) would materially impair the contemplated benefits of any offer to the Company or be material to holders in deciding whether to accept the Exchange Offers or the Consent Solicitations;

•

no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the Company’s reasonable judgment, either (a) would or might prohibit, prevent, restrict or materially delay consummation of the Exchange Offers or the Consent Solicitations or (b) is, or is reasonably likely to be, materially adverse to the Company’s and its subsidiaries’ business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects of the Company;

•

there shall not have occurred or be likely to occur any event or condition affecting the Company’s and its subsidiaries’ business or financial affairs and its subsidiaries that, in the Company’s reasonable judgment, either (a) is, or is reasonably likely to be, materially adverse to the Company’s and its subsidiaries’ business, operations, properties, condition (financial or otherwise), results of operations, assets, liabilities or prospects, (b) would or might prohibit, prevent, restrict or materially delay consummation of the Exchange Offers or the Consent Solicitations or (c) would or might materially impair the contemplated benefits of the Exchange Offers or the Consent Solicitations to the Company or be material to holders in deciding whether to participate in the Exchange Offers or the Consent Solicitations;

•

the trustees under the Old Notes Indentures shall not have objected in any respect to or taken any action that could or would, in the Company’s reasonable judgment, materially and adversely affect the consummation of the Exchange Offers and shall not have taken any action that challenges the validity or effectiveness of the procedures used by the Company in the making of any offer or the acceptance of, or payment for, some or all of the applicable series of Old Notes pursuant to any offer; and

•

there shall not exist, in the Company’s reasonable judgment, any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Notes; and there shall not have occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) any significant adverse change in the market price for the Old Notes, (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the Company’s reasonable judgment, might affect the extension of credit by banks or other lending institutions, (f) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity, (g) any material adverse change in the securities or financial markets in the United States generally or (h) in the case of any of the foregoing existing on the date hereof, a material acceleration, escalation or worsening thereof.

The consummation of any of the Exchange Offers and any of the corresponding Consent Solicitations is also subject to the receipt of the Requisite Consents and that the Support Agreement is in full force and effect and has not been terminated in accordance with its terms. In addition, the consummation of each Exchange Offer is cross-conditioned on the consummation of the other Exchange Offer, the Private Exchange and the Credit Agreement Exchange. The Company may waive any condition at its discretion, subject to applicable law, the Support Agreement and the applicable indentures.

Notwithstanding any other provisions of the Exchange Offers and the Consent Solicitations, subject to applicable law and the terms of the Support Agreement, the Company will not be required to accept for exchange or to exchange Old Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offers, and may, in its discretion, terminate, amend or extend the Exchange Offers, either as a whole, or with respect to one or more series of Old Notes, or delay or refrain from accepting for exchange or exchanging the Old Notes for any reason, including based on the acceptance rate and outcome of the Exchange Offers (including receipt of the Requisite Consents) and/or if the General Conditions shall not have been satisfied or waived.

In addition, the Company’s obligation to transfer any Exchange Consideration is conditioned upon the Company’s acceptance of Old Notes for exchange pursuant to the Exchange Offers.

In conjunction with the Exchange Offers, we are soliciting Consents for the Proposed Amendments. We must receive Consents by holders representing a majority of the outstanding principal amount of a series of the Old Notes to adopt the Proposed Amendments with respect to such series. If the Old Notes Requisite Consents are delivered with respect to any series of Old Notes, the applicable Supplemental Indenture will be executed on the Settlement Date after receipt of the Old Notes Requisite Consents, but in no event prior to the applicable Withdrawal Deadline, to give effect to the Proposed Amendments. The Proposed Amendments will become operative, with respect to Old Notes, immediately prior to the acceptance of the Old Notes pursuant to the applicable Exchange Offer. Holders of 2023 Notes may elect to either (i) tender their 2023 Notes and deliver the related Consent or (ii) deliver only their Consent. Holders of 2024 Notes may elect to tender their 2024 Notes together with delivery of the related Consent. Holders of Old Notes may not tender their Old Notes without delivering a Consent with respect to such Old Notes tendered, and holders of 2024 Notes may not deliver a Consent with respect to the 2024 Notes without tendering the related 2024 Notes. Old Notes may not be withdrawn from the Exchange Offers and the related Consents may not be revoked from the Consent Solicitations after the applicable Withdrawal Deadline, unless otherwise required by applicable law, the terms of the Support Agreement or the applicable indentures. See “Proposed Amendments.”

In order to amend any Old Notes Indenture, the Old Notes Requisite Consents must be received and the Supplemental Indenture must be executed. Holders delivering Old Notes Requisite Consents authorize, direct and request that the Old Notes Trustee execute and deliver the Supplemental Indenture to implement the Proposed Amendments. We intend to cause the Exchange Agent to deliver the Old Notes Requisite Consents to the Old Notes Trustee promptly after they have been obtained. Each of the Supplemental Indentures will be executed and delivered on the Settlement Date after receipt of the Old Notes Requisite Consents, but in no event prior to the applicable Withdrawal Deadline. Only holders of the Old Notes are entitled to deliver Consents. Pursuant to the Old Notes Indentures, the transfer of the Old Notes on the register for the New Notes will not have the effect of revoking any Consent previously given by the holder of those Old Notes and that Consent will remain valid by the person in whose name such Old Notes are then on the register for the New Notes.

These conditions are for the Company’s benefit and may be asserted by the Company or may be waived by the Company, including any action or inaction by the Company giving rise to any condition, or may be waived by the Company, in whole or in part at any time and from time to time, in its discretion (subject to applicable law, the terms of the Support Agreement and the applicable indentures). The Company may additionally terminate any or all of the Exchange Offers and the Consent Solicitations if any condition is not satisfied at or after the applicable Expiration Time (subject to applicable law, the terms of the Support Agreement and the applicable indentures). Under each of the Exchange Offers and the Consent Solicitations, if any of these events occur, subject to the termination rights described above, the Company may (subject to applicable law, the terms of the Support Agreement and the applicable indentures) (i) return Old Notes tendered thereunder to you, (ii) extend an Exchange Offer and retain all tendered Old Notes until the expiration of the extended Exchange Offer, or (iii) amend an Exchange Offer in any respect by giving oral or written notice of such amendment to the Exchange Agent and making public disclosure of such amendment as the Company determines necessary and to the extent required by applicable law, the terms of the Support Agreement and the applicable indentures.

The Company has not made a decision as to what circumstances would lead the Company to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. The Company reserves the right to amend, at any time, the terms of any or all of the Exchange Offers and the Consent Solicitations (subject to applicable law, the terms of the Support Agreement and the applicable indentures). The Company will give holders notice of such amendments as the Company determines necessary and to the extent required by applicable law and the terms of the Support Agreement. See “General Terms of the Exchange Offers and the Consent Solicitations—Extension, Termination or Amendment” and “—Announcements.”

EXCHANGE AGENT; INFORMATION AGENT; DEALER MANAGER

Exchange Agent

D. F. King & Co., Inc. has been appointed the exchange agent for the Exchange Offers and the Consent Solicitations (the “Exchange Agent”). All correspondence in connection with the Exchange Offers should be sent or delivered by each holder of Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone numbers set forth on the back cover of this Prospectus. The Company will pay the Exchange Agent reasonable compensation for its services and will reimburse it for certain reasonable expenses in connection therewith. In connection with the Exchange Offers and the Consent Solicitations, the Company will also pay soliciting retail brokers a Soliciting Broker Fee and will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the holders of Old Notes and in handling or forwarding tenders of Old Notes and Consents by their customers. See “General Terms of the Exchange Offers and the Consent Solicitations—Soliciting Broker Fee.”

Information Agent

D. F. King & Co., Inc. has also been appointed as the information agent for the Exchange Offers and the Consent Solicitations (the “Information Agent”), and will receive reasonable compensation for its services. Questions concerning tender procedures and requests for additional copies of this Prospectus should be directed to the information agent at the address and telephone numbers set forth on the back cover of this Prospectus. Holders of Old Notes may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offers.

Dealer Manager

The Company has retained Lazard Frères & Co. LLC to act as Dealer Manager (the “Dealer Manager”) in connection with the Exchange Offers and as Solicitation Agent in connection with the Consent Solicitations. The Company has agreed to pay the Dealer Manager customary fees and to reimburse the Dealer Manager for its reasonable expenses and to indemnify it against certain liabilities, including liabilities under federal securities laws, and to contribute to payments that it may be required to make in respect thereof. Except for any Soliciting Broker Fee, no fees or commissions have been or will be paid by the Company to any broker or dealer, other than the Dealer Manager and advisors to the Supporting Holders, in connection with the Exchange Offers. The customary mailing and handling expenses incurred by brokers, dealers, banks, depositories, trust companies and other nominees or custodians forwarding material to their customers will be paid by the Company. The obligations of the Dealer Manager to perform such function are subject to certain conditions.

From time to time, the Dealer Manager and its affiliates have provided, are currently providing, and may in the future provide, financial advisory, investment banking, asset management and advisory services for the Company, its subsidiaries or their affiliates for customary compensation. In particular, Lazard Frères & Co. LLC is acting as financial advisor to the Company in connection with the Refinancing Transactions.

In the ordinary course of its business, the Dealer Manager or its affiliates may at any time hold long or short positions, and may trade for its own account or the accounts of customers, in debt or equity securities issued or guaranteed by the Company or its subsidiaries and affiliates, including the Old Notes and the New Notes. To the extent that the Dealer Manager or its affiliates own Old Notes during the Exchange Offers and Consent Solicitations, they may tender such Old Notes and the related consents pursuant to the terms of the Exchange Offers and Consent Solicitations. The Dealer Manager and its affiliates may also make investment recommendations in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the Exchange Offers or otherwise, the Dealer Manager may purchase and sell the Old Notes and the New Notes in the open market to the extent permitted by applicable law.

None of the Dealer Manager, the Exchange Agent, the Information Agent or the Supporting Holders assumes any responsibility for the accuracy or completeness of the information concerning the Company contained or incorporated by reference in this Prospectus or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

DESCRIPTION OF THE NEW NOTES

General

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, references to “we,” “us,” “our,” and the “Company” refer to The GEO Group, Inc. and not to any of its Subsidiaries and references to the “Notes” refer to the 10.500% Senior Secured Second Lien Notes due 2028 offered by this prospectus.

The Company will issue up to $504,289,000 of the Notes under an indenture (the “Indenture”), to be dated as of the Issue Date, by and among us, the Initial Guarantors and Ankura Trust Company, LLC, as trustee (in such capacity, the “Trustee”) and collateral trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Indenture, the Security Documents (including the Second Lien Collateral Trust Agreement) and the First Lien/Second Lien Intercreditor Agreement (as defined below). It does not restate these agreements in their entirety. We urge you to read the Indenture, the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement that will be filed at a later date because those documents, and not this description, define your rights as a Holder of the Notes. A copy of the Indenture will be available from us at The GEO Group, Inc., 4955 Technology Way, Boca Raton, Florida 33431, Attn: Chief Financial Officer. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture or the applicable Security Documents.

The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

The Notes, the New Notes Guarantees and Priority

The Notes and the New Notes Guarantees will be:

•

secured on a second-priority basis by the Collateral (subject to certain Permitted Liens) and will be secured on a junior basis to the First Lien Secured Obligations, to the extent secured by a first-priority lien on the Collateral, including obligations under the Credit Agreements and all other existing and future senior Secured Indebtedness of the Company and the Guarantors that is secured by a first-priority lien on the Collateral;

•

effectively senior to all existing and future unsecured Indebtedness of the Company and the Guarantors to the extent of the value of the Collateral, including any Old Notes not tendered in the Exchange Offers and all 2026 Notes that are not exchanged in the Private Exchange;

•

(i) effectively subordinated to any of the Company’s and the Guarantors’ existing and future Indebtedness that is secured by assets that do not constitute Collateral securing the Notes to the extent of the value of such assets and (ii) structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that do not guarantee the Notes;

•	unconditionally guaranteed by the Guarantors;

•

pari passu in right of payment with all of the Company’s existing and future senior, unsubordinated Indebtedness, including the Old Notes, the 2026 Notes, the Exchangeable 2026 Notes and any Indebtedness under the Credit Agreements;

•

pari passu in right of payment, and secured on an equal and ratable basis, with all existing and future Indebtedness of the Company and the Guarantors secured by the Collateral on a second-priority basis, including the 2028 Private Exchange Notes; and

•	senior in right of payment to any of the Company’s future subordinated Indebtedness.

As of June 30, 2022, on an as adjusted basis after giving effect to the Refinancing Transactions (assuming full participation in the Exchange Offers and approximately 81% participation in the Credit Agreement Exchange as more fully described in “Capitalization”), the Company and the Initial Guarantors would have had total consolidated indebtedness of approximately $         million (excluding Non-Recourse Debt (as defined herein) of $         million and $         million of existing letters of credit, but including Capital Lease Obligations (as defined herein) of $         million and other debt of $         million) primarily consisting of $         million of Secured Indebtedness under the Exchange Credit Agreement (including no borrowings outstanding under the revolver portion of the Exchange Credit Agreement (with $         million of additional availability)), $         million of Secured Indebtedness under the 2017 Credit Agreement (including $         million in borrowings outstanding under the revolver portion of the 2017 Credit Agreement, with $         million of additional availability), $         million of the 2026 Notes, $         million of the Exchangeable 2026 Notes, $         million of the 2028 Private Exchange Notes and $         million of the New Notes.

Our subsidiaries that are not providing New Notes Guarantees generated approximately 9.5% of the Company’s consolidated revenues, 32.5% of the Company’s net income and 6.9% of the Company’s consolidated EBITDA for the year ended December 31, 2021, and held approximately 13.9% of the Company’s consolidated assets as of December 31, 2021. In addition, as of December 31, 2021, the Company’s subsidiaries that are not providing a New Notes Guarantee had $412.4 million of liabilities, including $305.6 million of indebtedness. Our subsidiaries that are not providing New Notes Guarantees (as defined herein) generated approximately 8.8% of the Company’s consolidated revenues, 17.2% of the Company’s net income and 7.8% of the Company’s consolidated EBITDA for the six months ended June 30, 2022, and held approximately 10.8% of the Company’s consolidated assets as of June 30, 2022. In addition, as of June 30, 2022, the Company’s subsidiaries that are not providing a New Notes Guarantee had $385.2 million of liabilities, including $285.9 million of indebtedness. See “Capitalization.”

As of the date of the Indenture, all of the Company’s Subsidiaries (other than CSC of Tacoma, LLC, GEO International Holdings, Inc., Florina Insurance Company, GEO Design Services, Inc., certain dormant Domestic Subsidiaries and all of the Company’s Foreign Subsidiaries in existence as of the date of the Indenture) will be Restricted Subsidiaries, and each of the Company’s Subsidiaries that guarantees the Company’s obligations under the Credit Agreements will guarantee the Notes. However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company will be permitted to designate other Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture and will not guarantee the Notes.

The Notes will initially be fully and unconditionally guaranteed by each of the Company’s Restricted Subsidiaries that guarantee the Company’s obligations under the Credit Agreements (collectively, the “Initial Guarantors”) and may be guaranteed by additional Subsidiaries of ours as described below under “—Certain Covenants—Additional Note Guarantees.”

The obligations of each Guarantor under its New Notes Guarantee will be limited as necessary to prevent that New Notes Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. The Company cannot assure you that this limitation will protect the New Notes Guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the New Notes Guarantees would suffice, if necessary, to pay the Notes in full when due. If a New Notes Guarantee were avoided, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such Indebtedness, a Guarantor’s liability on its New Notes Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state law may render the subsidiary guarantees of the New Notes and/or payments made under the subsidiary guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.”

The New Notes Guarantee of a Guarantor may be released in certain circumstances. See “—Certain Covenants—Additional Note Guarantees.”

Guarantor Group and Collateral Group Summarized Financial Information

We are providing the following information in compliance with Rule 13-01, “Financial Disclosures about Guarantors and Issuers of Guaranteed Securities” and Rule 13-02 of Regulation S-X, of with respect to the Notes.

The following tables present summarized financial information for The GEO Group, Inc. and the guarantors of the Notes (together, “the Guarantor Group”), on a combined basis with intercompany balances and transactions between entities in the Guarantor Group eliminated. The guarantor subsidiaries are 100% owned by The GEO Group, Inc. Separate financial statements of the guarantor subsidiaries are not presented because the guarantees by our guarantor subsidiaries are full and unconditional, as well as joint and several.

Summarized financial information of the Guarantor Group is as follows:

Summarized Consolidated Statement of Income (Loss) (in thousands)—Guarantor Group

For the Six Months Ended June 30, 2022
Revenues	$1,034,237
Income from operations	160,790
Net income	72,803
Comprehensive income attributable to The GEO Group, Inc	72,803

Summarized Consolidated Balance Sheet (in thousands)—Guarantor Group

As of June 30, 2022
Current Assets	$835,649
Noncurrent Assets	3,062,289
Current Liabilities	315,616
Noncurrent Liabilities	2,804,366

The following tables present summarized financial information for The GEO Group, Inc. and the subsidiaries of The GEO Group, Inc.’s Notes pledged that constitute a substantial portion of Collateral (together, the “Collateral Group”), on a combined basis with intercompany balances and transactions between entities in the Collateral Group eliminated. The pledged subsidiaries are 100% owned by The GEO Group, Inc. No trading market for the subsidiaries included in the Collateral Group exists.

Summarized financial information of the Collateral Group is as follows:

Summarized Consolidated Statement of Income (Loss) (in thousands)—Collateral Group

For the Six Months Ended June 30, 2022
Revenues	$1,038,803
Income from operations	165,146
Net income	76,036
Comprehensive income attributable to The GEO Group, Inc	76,036

Summarized Consolidated Balance Sheet (in thousands)—Collateral Group

As of June 30, 2022
Current Assets	$841,253
Noncurrent Assets	3,110,447
Current Liabilities	315,500
Noncurrent Liabilities	2,795,115

Principal, Maturity and Interest

The Company will issue up to $504,289,000 in aggregate principal amount of Notes in this offering. The Notes will mature on June 30, 2028. The Notes issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, redemptions of Notes, offers to purchase Notes and the percentage of Notes required to consent to waivers of provisions of, and amendments to, the Indenture. The Company will issue Notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the Notes will accrue at the rate of 10.500% per annum and will be payable semi-annually in arrears on June 30 and December 31, commencing on December 31, 2022. The Company will make each interest payment to the Holders of record on the close of business on the immediately preceding June 15 and December 15. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to us, the Company will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar for the Notes. The Company may change the paying agent or registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Company, registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Security

Pursuant to the Security Documents and in accordance with the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement, the obligations of the Company and the Guarantors in respect of the Notes will be secured, together with any future Second Lien Secured Obligations, by Liens on the Company’s and the Guarantors’ right, title and interest (i) substantially all their respective personal properties, now existing or hereafter acquired and wherever located, in favor of the Second Lien Collateral Trustee on behalf of the Second Priority Secured Parties, subject to certain “Excluded Property” (as such term is defined in the Exchange

Credit Agreement), and (ii) the “Material Real Properties” (as such term is defined in the Exchange Credit Agreement). All such assets of the Company and the Guarantors (but in any event excluding the Excluded Property) are referred to herein as the “Collateral.” “Collateral” as defined hereunder shall not include any property or assets that do not constitute collateral securing the obligations of the Company and the Guarantors under the Exchange Credit Agreement. In addition, the Security Documents will contain exceptions, limitations and materiality thresholds with respect to the requirements of the Company and Guarantors to take actions to perfect the Liens securing the obligations of the Company and the Guarantors in respect of the Notes and the New Notes Guarantees. As a result, such Liens may not attach to or be perfected in certain of the Collateral, which could adversely affect the rights of the Holders with respect to such Collateral.

Such Liens shall be (i) junior in priority to the Liens on the Collateral securing the obligations of the Company and the Guarantors under the Exchange Credit Agreement, (ii) junior in priority to the Liens on the Existing Collateral securing the obligations of the Company and the Guarantors under the 2017 Credit Agreement and (iii) subject to Permitted Liens.

Excluded Property includes, without limitation, (i) rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights (except to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid; (ii) property and assets owned by the Company or any Guarantor that are the subject of Liens that secure Indebtedness incurred to finance the acquisition, construction or improvement of such property or assets or Liens on the GEO HQ granted pursuant to a real property mortgage, in each case that are permitted under the Exchange Credit Agreement, but only if and for so long as (w) such Liens are in effect, (x) the Indebtedness secured by such Liens constitutes Indebtedness permitted by the corresponding Indebtedness incurrence basket of the Exchange Credit Agreement, (y) the agreements or instruments evidencing or governing such Indebtedness prohibit the Indebtedness under the Exchange Credit Agreement from being secured by such assets and (z) no part of the Indebtedness under the Exchange Credit Agreement was used to finance the acquisition, construction or improvement of such assets; and (iii) any assets with respect to which, in the reasonable judgment of the administrative agent under the Exchange Credit Agreement and the Company (as agreed in writing), the cost or other adverse consequences (including adverse tax consequences) of pledging such assets would be excessive in relation to the benefits to be obtained by the lenders under the Exchange Credit Agreement therefrom.

Material Real Properties includes, without limitation, real property interests, including improvements, owned or leased by the Company or any Guarantor such that, after giving effect to the mortgages or deeds of trust on such real property interests, the collateral securing the obligations of the Company and the Guarantors under the Exchange Credit Agreement (as may be amended from time to time in accordance with its terms) includes (i) at least 90% of the net book value of the domestic real property interests of the Company and the Guarantors or (ii) each domestic real property interest of the Company and the Guarantors that has a net book value of $6.0 million or greater, whichever represents a greater proportion of the total net book value of the all domestic real property interest of the Company and the Guarantors.

Mortgages on the Company’s and the Guarantors’ right, title and interest in the Material Real Properties will not be in place and/or perfected as of the Issue Date. The Company will take all appropriate steps to have such mortgages in place and perfected within 150 days of the Issue Date. See “Risk Factors—Risks related to the New Secured Notes—Security over certain Collateral may not be in place by closing or may not be perfected by closing, and we will not be required to perfect security interests in some instances.”

Use of Collateral

Subject to the terms of the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement, the Company and the Guarantors will have the right to remain in possession and retain control of the Collateral (other than certain possessory collateral required to be delivered to the Second Lien Collateral Trustee (or the Designated First Priority Representative as bailee for the Second Lien Collateral Trustee pursuant to the First Lien/Second Lien Intercreditor Agreement) pursuant to the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Liens on Collateral

The Second Lien Collateral Trust Agreement will provide that, automatically and without the need for any further action by any Person, the Liens on the Collateral will be released or will no longer secure the obligations under the Indenture:

(1)	in part as to any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances or that is or becomes Excluded Property;

(2)	in whole upon:

(a)	satisfaction and discharge of the Indenture as set forth below under “—Satisfaction and Discharge”; or

(b)	a legal defeasance or covenant defeasance of the Indenture as described below under “—Legal Defeasance and Covenant Defeasance”;

(3)

in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by the Indenture and the Security Documents at the time of such sale, transfer or disposition or in connection with any exercise of remedies pursuant to the Indenture, the Security Documents, the Second Lien Collateral Trust Agreement, the other Security Documents or the First Lien/Second Lien Intercreditor Agreement or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with the Indenture, concurrently with the release of such Guarantee (including in connection with the designation of a Guarantor as an Unrestricted Subsidiary);

(4)

in whole or in part, pursuant to an Act of Required Secured Parties under the Second Lien Collateral Trust Agreement and upon delivery of instructions and other documentation, in each case as required by the Indenture, the Second Lien Collateral Trust Agreement and the Security Documents;

(5)

as to any asset constituting Collateral, if all other Liens on such asset securing First Lien Secured Obligations and any other Second Lien Secured Obligations then secured by such asset (including commitments thereunder) are released or will be released simultaneously therewith, other than by reason of the payment under or termination of any such First Lien Secured Obligations and other Second Lien Secured Obligations, to the extent set forth in the Security Documents, the Second Lien Collateral Trust Agreement, and the First Lien/Second Lien Intercreditor Agreement; and

(6)

in whole or in part, in accordance with the applicable provisions of the Security Documents and as described below with respect to the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement.

An “Act of Required Second Priority Secured Parties” means direction from the holders of (or the Secured Debt Representative representing the holders of) more than 50% of the sum of (x) the aggregate outstanding principal amount of the Notes, (y) the aggregate outstanding principal amount under any other Second Lien Secured Obligations (including the 2028 Private Exchange Notes) and (z) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness under the foregoing clause (y).

In addition, the Second Lien Collateral Trust Agreement will provide that, at the request and expense of the Company, the Second Lien Collateral Trustee will, in accordance with the terms of the Indenture and applicable Security Documents:

(1)	subordinate its Lien on any property in connection with the incurrence of any Indebtedness pursuant to clause (1), (4), or (20) of the definition of Permitted Debt; and

(2)

subordinate its Lien on any property to the holder of any Lien on such property that is permitted by clause (3) or (4) of the definition of Permitted Liens or with respect to which an Act of Required Secured Parties has been obtained.

Certain limitations on the Collateral

There can be no assurance that the proceeds of any sale of Collateral following an acceleration of the Notes as a result of an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due on the Notes and any other Indebtedness secured by the Collateral. The Holders of the Notes may not be able to unilaterally direct the Second Lien Collateral Trustee to take such actions (See “—Second Lien Collateral Trust Agreement” and “—First Lien/Second Lien Intercreditor Agreement”). Additionally, with respect to some of the Collateral, the Second Lien Collateral Trustee’s security interest and ability to foreclose will be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. For more information, see “Risk Factors—Risks related to the New Notes.”

Further assurances

The Indenture and the Security Documents will provide that the Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Second Lien Collateral Trustee from time to time may reasonably request, to assure and confirm that the Second Lien Collateral Trustee holds, for the benefit of the Second Priority Secured Parties, duly created and enforceable and perfected Liens (subject to Permitted Liens and the terms of the Indenture, the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement) upon the Company’s and the Guarantors’ right, title and interest in the Collateral (including any property or assets of the Company or Guarantors that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and in accordance with the Lien priority required under, the Indenture, the Security Documents and the First Lien/Second Lien Intercreditor Agreement.

Upon the reasonable request of the Second Lien Collateral Trustee at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Second Lien Collateral Trustee may reasonably deem necessary, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case, as expressly required by the First Lien/Second Lien Intercreditor Agreement, the Indenture and the Security Documents.

Neither the Trustee nor the Second Lien Collateral Trustee shall be responsible for (A) perfecting, maintaining, monitoring, preserving or protecting the Liens granted under the Indenture, the Security Documents or any agreement or instrument contemplated hereby or thereby, (B) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, financing statement amendment, registration, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (C) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to the Collateral. The actions described in clauses (A) through (C) above shall be the sole responsibility of the Company and the Guarantors, as applicable.

In addition, the Indenture will require, subject to the terms and conditions set forth therein, that the Company deliver, and cause each applicable Guarantor to deliver, no later than 120 days (or a later date approved by the Second Lien Collateral Trustee (provided such later date shall be deemed approved if the Exchange Credit Agreement Agent is also extending such time period under the Exchange Credit Agreement)) after the Issue Date, to the Second Lien Collateral Trustee a Mortgage and certain other documents with respect to any existing or future owned Material Real Property of the Company or such Guarantor, in form and substance reasonably satisfactory to the Second Lien Collateral Trustee and executed (and where appropriate, acknowledged) by Persons satisfactory to the Second Lien Collateral Trustee (provided that such Persons shall be deemed satisfactory if such Persons are otherwise satisfactory to the Exchange Credit Agreement Agent for the comparable documents to be delivered under the Exchange Credit Agreement) and to pay (i) all expenses and premiums of the title companies in connection with the issuance of one or more ALTA mortgagee policies of title insurance and (ii) an amount equal to the recording, mortgage, intangibles, transfer and stamp taxes payable in connection with recording the Mortgages, any amendments to the Mortgages and the Fixture Filings in the appropriate county land office(s).

Second Lien Collateral Trust Agreement

On the Issue Date, the Company and the Guarantors will enter into the Second Lien Collateral Trust Agreement with the Second Lien Collateral Trustee, the Trustee and the 2028 Private Exchange Notes Trustee. The Second Lien Collateral Trust Agreement will provide for the ability of the Company in the future to designate additional Indebtedness to be secured, on a pari passu basis, by the Liens held by the Second Lien Collateral Trustee securing the Obligations of the Company and the Guarantors in respect of the Notes and the 2028 Private Exchange Notes. The Second Lien Collateral Trust Agreement will also set forth the terms on which the Second Lien Collateral Trustee will receive, hold, administer, maintain and distribute the Collateral at any time delivered to the Second Lien Collateral Trustee as the subject of the Security Documents and on which the Second Lien Collateral Trustee will, subject to the First Lien/Second Lien Intercreditor Agreement, enforce the Security Documents and all interests, rights, powers and remedies of the Second Lien Collateral Trustee with respect thereto or thereunder and the proceeds thereof. As of the Issue Date, the Notes and the 2028 Private Exchange Notes will be the only Indebtedness subject to the Second Lien Collateral Trust Agreement.

Second Lien Collateral Trustee

Ankura Trust Company, LLC has been appointed pursuant to the Second Lien Collateral Trust Agreement to serve as the Second Lien Collateral Trustee for the benefit of itself and:

•	the Holders of the Notes, the holders of the 2028 Private Exchange Notes and any other future Second Lien Secured Obligations; and

•	the Trustee, the 2028 Private Exchange Notes Trustee and each future Secured Debt Representative.

To secure payment of the Second Lien Secured Obligations, a lien will be granted by the Company and the Guarantors in favor of the Second Lien Collateral Trustee for the benefit of all Second Priority Secured Parties, in the right, title and interest of the Company and the Guarantors in the Collateral, in accordance with the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement.

The Second Lien Collateral Trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, subject to the terms of the Indenture, the 2028 Private Exchange Notes Indenture, the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement, all Liens on the Company’s and the Guarantors’ right, title and interest in the Collateral created by the Security Documents.

The Second Lien Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Second Lien Secured Obligations) unless and until it shall have been directed in writing by an Act of Required Second Priority Secured Parties to the extent required by the Second Lien Collateral Trust Agreement and subject to the terms of the First Lien/Second Lien Intercreditor Agreement.

Notwithstanding anything to the contrary herein, however, the Second Lien Collateral Trustee will require an Act of Required Second Priority Secured Parties and/or delivery of instructions and any documentation to act under the Second Lien Collateral Trust Agreement only to the extent that an Act of Required Second Priority Secured Parties and/or delivery of instructions and any documentation are required in connection with an act of such type pursuant to the terms of the Second Lien Collateral Trust Agreement.

Voting

In connection with any matter under the Second Lien Collateral Trust Agreement requiring a vote of Holders of the Notes and holders of any other Indebtedness secured on a pari passu second lien basis with the Obligations under the Notes (including the 2028 Private Exchange Notes), the holders of each series of such debt will cast their votes in accordance with the documentation with respect thereto. The amount of such debt to be voted will equal (1) the aggregate principal amount of such debt held by the holders of such series plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Funded Debt of such series. Following and in accordance with the outcome of the applicable vote under the documentation with respect to such debt, the Secured Debt Representative of each series of such debt will cast all of its votes as a block in respect of any vote under the Second Lien Collateral Trust Agreement.

Enforcement of Liens

If the Second Lien Collateral Trustee at any time receives written notice that any Secured Debt Default has occurred under any Secured Debt Document that entitles the Second Lien Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Security Documents, the Second Lien Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Second Lien Collateral Trustee may await direction by an Act of Required Second Priority Secured Parties and will act, or decline to act, as directed by an Act of Required Second Priority Secured Parties in each case to the extent required by the Second Lien Collateral Trust Agreement and subject to the First Lien/Second Lien Intercreditor Agreement, in the exercise and enforcement of rights and remedies against the Collateral or under the Security Documents or applicable law. Following the initiation of such exercise of rights and remedies, the Second Lien Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of rights and remedies as directed by an Act of Required Second Priority Secured Parties in each case to the extent required by the Second Lien Collateral Trust Agreement.

Collateral Shared Equally and Ratably

Subject to the applicable provisions in the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement, the payment and satisfaction of all of the Obligations under the Note Documents shall be secured equally and ratably by the Liens on the Company’s and the Guarantors’ right, title and interest in the Collateral established in favor of the Second Lien Collateral Trustee for the benefit of the Second Priority Secured Parties pursuant to the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement and all such Liens will be enforceable by the Second Lien Collateral Trustee for the benefit of all Second Priority Secured Parties equally and ratably.

Relative Rights

Nothing in the Indenture or the Security Documents will:

(1)

impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor;

(2)	affect the relative rights of Holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of Permitted Liens); or

(3)	restrict the right of any Holder of Notes to sue for payments that are then due and owing.

First Lien/Second Lien Intercreditor Agreement

The First Lien/Second Lien Intercreditor Agreement defines the terms of the relationship between the First Priority Secured Parties and the Second Priority Secured Parties, including the holders of the Notes. Pursuant to the terms of the First Lien/Second Lien Intercreditor Agreement, at any time at which First Lien Secured Obligations are outstanding (whether incurred prior to, on or after the Issue Date), the First Priority Secured Parties, acting through the Designated First Priority Representative shall have the exclusive right to take and continue any enforcement action with respect to the Collateral (including as to determining and directing the time, method and place for exercising such rights or taking actions), without any consultation with or consent of any Second Priority Secured Party. Until such time when all First Lien Secured Obligations have been discharged in full, the Second Priority Secured Parties will not be permitted to enforce the security interests, or otherwise take any enforcement action against, the Collateral even if an event of default with respect to the Notes, or any other Second Lien Secured Obligations, has occurred and/or any such Second Lien Secured Obligations have been accelerated, except under limited circumstances; provided that (x) the Second Lien Collateral Trustee will have the right to (a) take any action it deems necessary to perfect or continue the perfection of the Liens on Collateral or to create, preserve or protect (but not enforce) the Liens in the Collateral, (b) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Designated First Priority Representative to the extent that, and so long as, the First Priority Secured Parties receive payment in full in cash of all First Lien Secured Obligations after giving effect thereto, (c) file a proof of claim with respect to the Notes, (d) file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading objecting to or otherwise seeking disallowance of the claim or Lien of the Second Lien Collateral Trustee or any Holder of the Notes, (e) file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Company arising under any insolvency or liquidation proceeding or applicable non-bankruptcy law, and (f) vote on any plan of reorganization in any insolvency or liquidation proceeding of the Company, in each case (a) through (f) above to the extent such action is not otherwise prohibited by or inconsistent with, or would not result in a resolution inconsistent with, the terms of the First Lien/Second Lien Intercreditor Agreement.

The liens granted or purported to be granted to secure the First Lien Secured Obligations will be senior in priority to the liens securing the Second Lien Secured Obligations regardless of the date, time, manner or order of filing or recording of any document or instrument or grant, attachment or perfection of such liens (or any actual or alleged defect in any of the foregoing). Notwithstanding any provision of the UCC, any applicable law, any documents governing Second Lien Secured Obligations or otherwise, the Second Lien Collateral Trustee, on behalf of itself and the other Second Priority Secured Parties will agree that (a) any Lien on the Collateral securing or purporting to secure any First Lien Secured Obligations now or hereafter held by or on behalf of any First Priority Secured Parties or any agent or trustee therefor, regardless of how acquired, shall have priority over and be senior in all respects to any Lien on the Collateral securing or purporting to secure any Second Lien Secured Obligations and (b) any Lien on the Collateral securing or purporting to secure Second Lien Secured Obligations now or hereafter held by or on behalf of any Second Priority Secured Parties or any agent or trustee therefor, regardless of how acquired, will be junior and subordinate in all respects to all Liens on the Collateral securing or purporting to secure the First Lien Secured Obligations. All Liens on the Collateral securing any First Lien Secured Obligations will be and remain senior in all respects and prior to all Liens on the Collateral securing or purporting to secure any Second Lien Secured Obligations for all purposes, regardless of whether such Liens securing or purporting to secure any First Lien Secured Obligations are subordinated to any Lien securing any other obligation of the Company, any Guarantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed. Only after the time when all First Lien Secured Obligations have been discharged in full will any proceeds of Collateral or distributions in respect of the Second Lien Secured Obligations in any bankruptcy case or other insolvency proceeding be distributed on account of, or applied to, the Second Lien Secured Obligations. So long as the First Lien Secured Obligations are outstanding (whether incurred prior to, on or after the Issue Date), any Collateral, including without limitation any such Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of the First Lien/Second Lien Intercreditor Agreement shall be segregated and held in trust and promptly paid over to the Designated First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received.

The Second Lien Collateral Trustee, on behalf of itself and the Second Priority Secured Parties, will agree pursuant to the First Lien/Second Lien Intercreditor Agreement that it will not (and will waive any right to) contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing or the allowability or value of any claims asserted with respect to, any First Lien Secured Obligations held (or purported to be held) by or on behalf of the First Priority Secured Parties or any agent or trustee therefor in any Collateral.

Upon any release, sale or disposition of Collateral permitted pursuant to the terms of the documents for the First Lien Secured Obligations that results in the release of the Lien on any Collateral securing the First Lien Secured Obligations (excluding any sale or other disposition that is not permitted by the agreements governing the Second Lien Secured Obligations unless such sale or disposition is consummated in connection with an enforcement action or other exercise of remedies after an event of default or consummated after the institution of any insolvency proceeding), the Lien on such Collateral securing the Second Lien Secured Obligations (excluding any portion of the proceeds of such Collateral remaining after the First Lien Secured Obligations are paid in full) shall be automatically and unconditionally released with no further consent or action of any Person; provided that the Liens securing the Second Lien Secured Obligations shall attach to (subject to the First Lien/Second Lien Intercreditor Agreement) any proceeds of a sale, transfer or other disposition of Collateral not paid to the First Priority Secured Parties or that remain after the discharge in full of First Lien Secured Obligations.

The First Lien/Second Lien Intercreditor Agreement will provide that prior to such time when all First Lien Secured Obligations have been discharged in full, if the security documents with respect to the First Lien Secured Obligations are amended, waived or modified for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions therein or changing in any manner the rights of any parties thereunder, then such amendment, waiver or modification shall apply automatically to any comparable provision of the security documents with respect to the Second Lien Secured Obligations so long as such amendments, waivers or modifications (i) do not have the effect of releasing any Collateral securing the Second Lien Secured Obligations unless otherwise provided in the First Lien/Second Lien Intercreditor Agreement or permitted under the documents governing the Second Lien Secured Obligations and provided there is a corresponding release of the Lien securing the First Lien Secured Obligations, (ii) do not impose any additional duties on a representative for the holders of the Second Lien Secured Obligations without its consent, (iii) notice of such amendment, waiver or consent shall be given to the representative for the Second Priority Secured Parties no later than ten business days after its effectiveness, and (iv) any such amendment, waiver, or modification that materially and adversely affects the rights of the holders of the Second Lien Secured Obligations and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the security documents with respect to the Second Lien Secured Obligations without the consent of the Second Lien Collateral Trustee (as directed or with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Second Lien Secured Obligations). The First Lien/Second Lien Intercreditor Agreement will also provide that prior to such time when all First Lien Secured Obligations have been discharged in full, the security documents governing the Second Lien Secured Obligations may not be amended, supplemented, restated or otherwise modified without the consent of the Designated First Priority Representative to the extent such amendment, supplement, restatement or modification would (w) adversely affect the lien priority rights of the First Priority Secured Parties or the rights of the First Priority Secured Parties to receive payments owing pursuant to the documents governing the First Lien Secured Obligations, (x) add any Liens securing the Collateral (other than to the extent permitted under the First Lien/Second Lien Intercreditor Agreement), (y) confer any additional rights on the Second Priority Secured Parties in a manner adverse to the First Priority Secured Parties or (z) contravene the provisions of the Indenture.

Further, the First Lien/Second Lien Intercreditor Agreement will provide that, if the Company or any Guarantor is subject to any bankruptcy case or other insolvency proceeding, among other things, the representatives for, and holders of, the Second Lien Secured Obligations:

(1)

is deemed to consent to, and, without the consent of the Designated First Priority Representative, will not contest, the Company’s or such Guarantor’s, as applicable, use of cash collateral or obtaining of any debtor-in-possession financing, unless the First Priority Secured Parties oppose or object to such use of cash collateral or such debtor-in-possession financing, including any such debtor-in-possession financing provided by any First Priority Secured Parties in any amount,

(2)

without the consent of the Designated First Priority Representative, will not request adequate protection or other relief in connection with any such use of cash collateral or any such debtor-in-possession financing, if any holders of First Lien Secured Obligations desire to permit such use of cash collateral or debtor-in-possession financing, except that the representatives for, and the holders of, the Second Lien Secured Obligations may freely seek and obtain relief granting adequate protection in the form of a replacement lien, which replacement lien shall subordinate to the claims of the holders of the First Lien Secured Obligations,

(3)

if the Liens on any Collateral securing the First Lien Secured Obligations are subordinated to the Liens on such Collateral securing any such debtor-in-possession financing, so long as the holders of the Second Lien Secured Obligations retain Liens on all the Collateral, including proceeds thereof arising after the commencement of any bankruptcy case or other insolvency proceeding, will subordinate the Liens on such Collateral securing the Second Lien Secured Obligations (x) on the same basis as such Liens are subordinated to the First Lien Secured Obligations under the First Lien/Second Lien Intercreditor Agreement, (y) to any adequate protection Liens provided to the First Priority Secured Parties in respect of the First Lien Secured Obligations and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Designated First Priority Representative,

(4)

without the consent of the Designated First Priority Agent, will not object or contest or support any other Person in objecting to or contesting (v) any lawful exercise by any of the First Priority Secured Parties of the right to credit bid First Lien Secured Obligations at any sale in foreclosure of the Collateral (including pursuant to Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Collateral, (w) any other request for judicial relief made by any of the First Priority Secured Parties relating to the lawful enforcement of any Lien on Collateral (x) any request by the First Priority Secured Parties for adequate protection or any provision to the First Priority Secured Parties of adequate protection, (y) any objection made by the First Priority Secured Parties to any motion, relief, action or proceeding claiming a lack of adequate protection or (z) the payment of interest, fees, expenses or other amounts to the First Priority Secured Parties under Section 506(b) or 506(c) of the Bankruptcy Code,

(5)

without the consent of the Designated First Priority Agent, will not seek relief from the automatic stay or any other stay, or take any action in derogation thereof, in respect of the Collateral without the prior written consent of the representative for the First Priority Secured Parties,

(6)

will not oppose any sale or disposition of assets of the Company or any Guarantor that is supported by the First Priority Secured Parties, and the Second Priority Secured Parties shall be deemed to have consented under Section 363 of the Bankruptcy Code to any such sale and to have released their Lien on such assets,

(7)

will not (x) contest, protest or object to any foreclosure proceeding or action brought with respect to the Collateral by the First Priority Secured Parties or any agent or trustee therefor, the exercise of any right by the Designated First Priority Representative or any First Priority Secured Party (or any agent or sub agent on their behalf) in respect of the First Lien Secured Obligations or any other exercise by any such party of any rights and remedies relating to the Collateral; provided that, to the extent not inconsistent with the terms of the First Lien/Second Lien Intercreditor Agreement, the Second Lien Collateral Trustee and Second Lien Secured Parties may exercise their rights and remedies as unsecured creditors, or (y) object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral in respect of the First Lien Secured Obligations, and

(8)

will not propose, support or vote in favor of any plan of reorganization (i) unless such plan (x) pays off, in cash in full, all First Lien Secured Obligations or (y) is accepted by the classes of holders of First

Lien Secured Obligations voting in accordance with Section 1126(c) of the Bankruptcy Code, or (ii) that is inconsistent with the First Lien / Second Lien Intercreditor Agreement. Except as otherwise provided in the Intercreditor Agreement, the Second Priority Secured Parties shall remain entitled to vote their claims in any such bankruptcy case or other insolvency proceeding.

Notwithstanding the foregoing, in any bankruptcy case or other insolvency proceeding of the Company or any Guarantor, (i) if any First Priority Secured Parties are granted adequate protection in the form of additional collateral in connection with any debtor-in-possession financing or use of cash collateral, then the Second Priority Secured Parties may seek or accept adequate protection solely (x) in the form of a replacement Lien on such additional collateral, subordinated to the Liens securing the First Lien Secured Obligations and related adequate protection and the Liens securing such debtor-in-possession financing on a junior basis, (y) for superpriority administrative expense claims junior in all respects to the superpriority administrative expense claims granted to the First Priority Secured Parties and (z) subject to the right of the First Priority Secured Parties to object thereto, for the payment of post-petition interest at the pre-default rate (provided, in the case of this clause (z), that the First Priority Secured Parties have been granted adequate protection in the form of post-petition interest), provided, however, that the representative for the Second Priority Secured Parties shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority administrative expense claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the representative for the Second Priority Secured Parties, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then such representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Secured Parties shall also be granted a senior Lien on such additional collateral as security for the First Lien Secured Obligations and any applicable debtor-in-possession financing and that any Lien on such additional collateral securing the Second Lien Secured Obligations shall be subordinated to the Liens on such collateral securing the First Lien Secured Obligations and any such debtor-in-possession financing (and all obligations relating thereto).

Optional Redemption

The Company may, at its option, redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed prior to such date):

Year	Percentage
Prior to the first anniversary of the Issue Date	103.00%
On or after the first anniversary of the Issue Date but prior to the second anniversary of the Issue Date	102.00%
On or after the second anniversary of the Issue Date but prior to the third anniversary of the Issue Date	101.00%
After the third anniversary of the Issue Date	100.00%

For a description of the procedures applicable to a redemption of all or part of the Notes pursuant to the provisions of the Indenture described in this section, see “—Selection and Notice.”

Mandatory Redemption

On the first interest payment date following the fifth anniversary of the “issue date” as defined in Treasury Regulation Section 1.1273-2 of the Notes, and on each interest payment date thereafter, the Company shall redeem a portion of the principal amount of each then outstanding Note in an amount equal to the AHYDO Catch-Up Payment for such interest payment date with respect to such Note. The “AHYDO Catch-Up Payment” for a particular interest payment date with respect to a Note means the minimum principal prepayment sufficient to ensure that as of the close of such interest payment date, the aggregate amount which would be includible in gross income with respect to such Note before the close of such interest payment date (as described in Section 163(i)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) does not exceed the sum (described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on the Note (including for this purpose any AHYDO Catch-Up Payments) before the close of such interest payment date plus (ii) the product of the issue price of the Note (as defined in Section 1273(b) of the Code) and its yield to maturity (within the meaning of Section 163(i)(2)(B) of the Code), with the result that the Notes are not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code. It is intended that no Note will be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Code, and this provision will be interpreted consistently with such intent. The computations and determinations required in connection with any AHYDO Catch-Up Payment will be made by the Company in its good faith reasonable discretion and will be binding upon the Holders absent manifest error.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, the Company will offer to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the Indenture; provided that any unpurchased portion of a Note must be in a minimum denomination of $2,000. In the Change of Control Offer, the Company will offer an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date) (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control payment date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The paying agent will promptly send to each Holder of Notes properly tendered the Change of Control Payment for such Notes (to the extent received from the Company), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control payment date.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Payment for all of the Notes that might be delivered by Holders of the Notes seeking to accept the Change of Control Offer. The Company’s failure to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will give the Trustee and the Holders of the Notes the rights described under “—Events of Default and Remedies.”

The existence of a Holder’s right to require the Company to repurchase such Holder’s Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the Indenture will not afford Holders of the Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect Holders of the Notes, if such transaction is not a transaction defined as a Change of Control.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require us to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain. In addition, Holders of the Notes may not be entitled to require the Company to repurchase their Notes in certain circumstances involving a significant change in the composition of the Company’s Board of Directors, including, in connection with the proxy contest where the Company’s Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors. In this regard, a decision of the Delaware Chancery Court (not involving the Company or its securities) considered a change of control provision of an indenture governing publicly traded debt securities substantially similar to the change of control event described in clause (5) of the definition of Change of Control. In its decision, the court noted that a board of directors may “approve” a dissident shareholder’s nominees solely for purposes of such an indenture; provided the board of directors determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination).

The Credit Agreements contain, and other Indebtedness of the Company may contain, prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness be repurchased upon a Change of Control. A Change of Control will constitute an event of default under the Credit Agreements and, unless the Company were able to obtain a waiver from the requisite lenders under the Credit Agreements, the terms of the Credit Agreements would prohibit the Company’s purchase of the Notes in the event the Company is required to make a Change of Control Offer. There can be no assurance that the Company would be able to obtain a waiver from the requisite lenders under the Credit Agreements to purchase the Notes in connection with a Change of Control. In addition, if a Change of Control Offer occurs, there can be no assurance that the Company will have available funds sufficient to make the Change of Control Payment for all of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer, or to make any other payment that may be required of us in respect of the Company’s other Indebtedness. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company would expect to seek third-party financing to the extent the Company does not have available funds to meet the Company’s purchase obligations and any other obligations in respect of the Company’s other Indebtedness. However, there can be no assurance that the Company would be able to obtain the necessary financing. See “Risk Factors—Risks Related to the Notes—We may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so.”

Asset Sales

The Company will not, and it will not permit any of the Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1)

the Company (or the Restricted Subsidiary, as the case may be) receives consideration at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of (except in respect of Designated Assets sold pursuant to a Designated Asset Contract);

(2)

the Fair Market Value or Designated Asset Value, as applicable, in the case of any Asset Sales or series of related Asset Sales having a Fair Market Value of $35.0 million or more, is determined by our Board of Directors (or a duly appointed committee thereof) and evidenced by a resolution of our Board of Directors (or a duly appointed committee thereof) set forth in an Officer’s Certificate delivered to the Trustee; and

(3)

at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary, is in the form of cash or Cash Equivalents. For purposes of this clause (3) only, each of the following will be deemed to be cash:

(a)

any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any New Notes Guarantee) that are assumed by the transferee of any such assets in right of payment or secured on a junior basis on the Collateral and for which the Company or such Restricted Subsidiary, as the case may be, have been released or indemnified against further liability;

(b)

any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after the applicable Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(c)

notes or other obligations or Indebtedness actually received by the Company or any such Restricted Subsidiary as consideration for the sale or other disposition of a Designated Asset pursuant to a contract with a governmental or quasi-governmental agency, but only to the extent that such notes or other obligations or Indebtedness were explicitly required to be included, or permitted to be included solely at the option of the purchaser, in such consideration pursuant to such contract;

(d)	100% of Indebtedness actually received by the Company or any Restricted Subsidiary as consideration for the sale or other disposition of an Unoccupied Facility; and

(e)

any Designated Non-Cash Consideration received by the Company or any such Restricted Subsidiary in the Asset Sale, in an aggregate amount in any fiscal year of the Company (measured on the date such Designated Non-Cash Consideration was received without giving effect to subsequent changes in value), when taken together with all other Designated Non-Cash Consideration received as consideration pursuant to this clause (e) during such fiscal year (but, to the extent that any such Designated Non-Cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (a) the amount of the cash received (less the cost of disposition, if any) and (b) the initial amount of such Designated Non-Cash Consideration), not to exceed $50.0 million.

Within 180 days from the later of the date of an Asset Sale or the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1)

to prepay, repay, redeem or purchase (A) for so long as the Indebtedness incurred under the Credit Agreements as of the Issue Date remains outstanding, (i) Indebtedness under such Credit Agreements or (ii) Indebtedness otherwise permitted to be prepaid, repaid, redeemed or purchased under such Credit Agreements and (B), thereafter, (i) other Indebtedness and other Obligations that are secured by a Lien or (ii) the Old Notes, the 2026 Notes and the Exchangeable 2026 Notes, and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)

to acquire, or enter into a definitive agreement to acquire, all or substantially all of the assets of, a Permitted Business or a majority of the Voting Stock of a Person engaged in a Permitted Business; provided that such Person becomes a Restricted Subsidiary and provided, however, in the case of a definitive agreement, that such acquisition closes within 120 days of such 180-day period;

(3)

to make a capital expenditure in or that is used or useful in a Permitted Business; provided that the completion of (i) construction of new facilities, (ii) expansions to existing facilities and (iii) repair or construction of damaged or destroyed facilities, in each case, which commences within such 180-day period may extend for an additional 18 month period if (x) the Net Proceeds to be used for such construction, expansion or repair are committed specifically for such activity within such 180-day period and (y) such facilities shall, following such construction, expansion or repair, become Collateral pursuant to the terms and conditions set forth under “—Security—Further Assurances”;

(4)	to acquire other long-term assets that are used or useful in a Permitted Business; or

(5)	any combination of the foregoing.

Notwithstanding the above, within 180 days from the later of the date of an Asset Sale relating to, or the receipt of any Net Proceeds from an Asset Sale relating to, B.I. Incorporated or a material portion of its business or sale (including Sale and Leasebacks Transactions) of GEO HQ, the Company (or the applicable Restricted Subsidiary, as the case may be) must apply such Net Proceeds to prepay, repay, redeem or purchase First Lien Secured Obligations or to make an Asset Sale Offer as described below and such Net Proceeds shall not be permitted to be applied as set forth in clauses (2) – (5) above.

Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds as cash or in Cash Equivalents.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph, or that the Company determines will not be applied or invested as provided in the preceding paragraph, will constitute “Excess Proceeds.” When (1) the amount of Excess Proceeds received from any individual Asset Sale exceeds $7.5 million or (2) the aggregate amount of Excess Proceeds received (x) during any fiscal year of the

Company exceeds $22.5 million or (y) at any time during the term of the Notes exceeds $75.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and, at the Company’s option, all holders of other Indebtedness that is pari passu in right of payment and lien priority with the Notes containing provisions similar to those set forth in the Indenture (for example, the Company’s 2028 Private Exchange Notes) with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase on a pro rata basis the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Company may satisfy the foregoing obligations with respect to any Net Proceeds prior to the expiration of the relevant 180-day period (or later period as described above) or with respect to Excess Proceeds in an amount equal to or less than the amount set forth in clause (1), (2)(x) or (2)(y), as applicable, of the first sentence of this paragraph.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulation conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

The agreements governing the Company’s other Indebtedness prohibit certain events, including certain types of Asset Sales. The terms of the Credit Agreements may prohibit the Company’s purchase of the Notes in the event the Company was required to make an Asset Sale Offer. In addition, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes in connection with an Asset Sale Offer could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company’s then-existing financial resources.

Selection and Notice

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

(1)

if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed as certified to the Trustee by the Company, and in compliance with the requirements of DTC; or

(2)

if the Notes are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the Trustee deems fair and appropriate in accordance with DTC procedures subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first-class mail or electronically or otherwise in accordance with DTC procedures at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. As long as the Notes are issued in global form, notices to be given to Holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. Any notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued (or cause to be transferred by book entry) in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. Unless the Company defaults in the payment of the redemption, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Certain Covenants

Financial Calculations for Limited Condition Transactions; Certain Calculations

When calculating the compliance with or availability under any basket, test or ratio under the Indenture or compliance with any provision of the Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Company could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, (a) if the Company has made an LCT Election and any of the baskets, tests or ratios for which compliance was determined or tested as of the LCT Test Date are thereafter exceeded as a result of fluctuations in any such basket, test or ratio (including due to fluctuations of the Company or the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations (provided, however, that if any tests or ratios improve or baskets increase as a result of such fluctuations, such improved test, ratios or baskets may be utilized) and (b) such baskets, tests or ratios shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any basket, test or ratio on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such basket, test or ratio shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated.

For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any leverage ratio), other than compliance with the financial covenants set forth under “—Certain Financial Covenants,” such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

For purposes of calculating pro forma adjustments to any financial ratio or test, pro forma effect shall be given to acquisitions that have been made by the specified Person or any of the Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period. For the avoidance of doubt, the Trustee shall have no duty to calculate, or verify the calculation, of any ratio, basket, amount or test in connection with a Limited Condition Transaction.

Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)

declare or pay any dividend or make any other payment or distribution on account of the Company’s, or any Restricted Subsidiary’s, Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of the Company or (B) to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any (x) unsecured Indebtedness or (y) Indebtedness that is expressly subordinated to the Notes or any New Notes Guarantee (including, for the avoidance of doubt, any Indebtedness that is secured by a Lien on the Collateral that is junior in priority to the Lien granted to the Secured Lien Collateral Trustee) (clauses (x) and (y) above collectively being referred to as “Specified Junior Debt”), except (A) a payment of interest or principal to the Company or any Restricted Subsidiary or (B) any payment made at the Stated Maturity thereof (or any payment, purchase or other acquisition, in anticipation of satisfying a sinking fund obligation, principal installment or final maturity due within one year); or

(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

(2)

the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the covenant described below under the caption “—Certain Financial Covenants—Total Leverage Ratio”;

(3)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) through (11) of the second succeeding paragraph and including the net amount of any Restricted Payment permitted pursuant to the second paragraph of this covenant), is less than the sum, without duplication, of:

(a)

100% of the aggregate net cash proceeds to the extent received by the Company since the Issue Date, as a contribution to its common equity capital or in consideration of the issuance of Equity Interests of the Company (other than Disqualified Stock), except to the extent used to make an Investment pursuant to clause (12) or (13) of the definition of Permitted Investments, or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); provided that Restricted Investments made from such net cash proceeds in reliance on this clause (a) must be made in cash or Cash Equivalents; plus

(b)

to the extent that any Restricted Investment that was made after the Issue Date, is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(c)

to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date of such redesignation or (ii) the Fair Market Value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary to the extent such Investment was treated as a Restricted Payment, plus the amount of any Investments made in such Subsidiary subsequent to such designation (or in the case of any Subsidiary that was an Unrestricted Subsidiary as of the Issue Date, subsequent to the Issue Date) to the extent any such Investment was treated as a Restricted Payment by the Company or any Restricted Subsidiary; plus

(d)

100% of any other dividends or other distributions received by the Company or a Restricted Subsidiary since the Issue Date, from an Unrestricted Subsidiary of the Company to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period in an amount not to exceed the amount of Restricted Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary, except to the extent used to make an Investment pursuant to clause (17) of the definition of Permitted Investments; plus

(e)

solely with respect to Restricted Payments of the type described in clauses (1) and (2) of the first paragraph of this covenant, an additional amount of $7.5 million during each fiscal year of the Company ending after the Issue Date, with any unused portion of such amount carrying forward to the next fiscal year of the Company.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

(2)

the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Equity Interests used to make an Investment pursuant to clause (12) of the definition of Permitted Investments) of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(a) of the first paragraph of this covenant;

(3)

the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)

the payment of any dividend by a (i) Guarantor to the holders of its Equity Interests, other than Non-Guarantor Restricted Subsidiaries and (ii) Non-Guarantor Restricted Subsidiary to holders of its Equity Interests, in either case, on a pro rata basis;

(5)

the repurchase of Equity Interests deemed to occur upon (a) exercise of stock options to the extent that shares of such Equity Interests represent a portion of the exercise price of such options, (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith in accordance with customary stock option plans or other benefit plans established in the ordinary course of business or (c) upon the exercise of any call option or capped call option (or substantively equivalent derivative transaction) described in the definition of “Permitted Bond Hedge Transaction” in connection with a Permitted Bond Hedge Transaction;

(6)	the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary held by any member of the Company’s (or any Restricted

Subsidiary’s) management in accordance with customary stock option plans or other benefit plans established in the ordinary course of business; provided that the aggregate amount expended pursuant to this clause (6) shall not exceed $2.0 million in any fiscal year of the Company (with any unused amounts carrying over to the next fiscal year of the Company);

(7)

the payment of any dividend paid upon the vesting of Equity Interests issued in accordance with customary stock option plans or other benefit plans established in the ordinary course of business when the Company was a real estate investment trust provided that the aggregate amount of Restricted Payments made pursuant to this clause (7) shall not exceed $5.0 million;

(8)

the repurchase, redemption, defeasance or other retirement for value of any Permitted Convertible Indebtedness, including any payments required in connection with a conversion of any Permitted Convertible Indebtedness;

(9)	payments made in connection with (including, without limitation, purchases of) any Permitted Bond Hedge Transaction;

(10)

payments made (A) to exercise or settle any Permitted Warrant Transaction (a) by delivery of common stock of the Company, (b) by set-off against the related Permitted Bond Hedge Transaction or (c) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments received by the Company or any of the Restricted Subsidiaries pursuant to the exercise or settlement of any related Permitted Bond Hedge Transaction, or (B) to terminate any Permitted Warrant Transaction; and

(11)

prepayments, redemptions, purchases, defeasances and other payments of Specified Junior Debt prior to the Stated Maturity thereof so long as, after giving pro forma effect to such Restricted Payment, the Company would be in compliance with the Total Leverage Ratio test set forth in the covenant described below under the caption “—Certain Financial Covenants—Total Leverage Ratio” and the Senior Secured Leverage Ratio test set forth in the covenant described below under the caption “—Certain Financial Covenants—Senior Secured Leverage Ratio”.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Disqualified Stock or Preferred Stock.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, as set forth below (collectively, “Permitted Debt”):

(1)

the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the sum of the principal amount outstanding and revolving commitments under the Exchange Credit Agreement and the 2017 Credit Agreement on the Issue Date, after giving effect to the Refinancing Transactions, and with such amount being permanently reduced dollar-for-dollar by the principal amount of any Indebtedness outstanding under the Exchange Credit Agreement as of the Issue Date that is permanently prepaid pursuant to any mandatory prepayment provisions thereunder;

(2)	the incurrence by the Company and any Restricted Subsidiary of Existing Indebtedness;

(3)	the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date of the Indenture and any Guarantees thereof by any Guarantor;

(4)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $40.0 million at any one time outstanding;

(5)

the incurrence by the Company or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under clauses (2), (3), (5) or (16) of this paragraph;

(6)	the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(a)

if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the New Notes Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and

(ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)

the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or for hedging foreign currency exchange risk, in each case to the extent the Hedging Obligations are incurred in the ordinary course of the Company’s financial management and not for any speculative purpose;

(8)	the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9)

the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant;

(10)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, incurred in respect of workers’ compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; provided that the underlying obligation to perform is that of the Company or the Restricted Subsidiaries and not that of the Company’s Unrestricted Subsidiaries; and provided further, that such underlying obligation is not in respect of borrowed money;

(11)

the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $15.0 million at any one time outstanding;

(12)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including but not limited to Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of the Company or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

(13)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of incurrence;

(14)

the issuance of Preferred Stock of a Restricted Subsidiary to the Company that is pledged as Collateral; provided that any subsequent transfer that results in such Preferred Stock being held by a Person other than the Company or a Guarantor will be deemed to constitute an issuance of Preferred Stock not permitted by this clause (14);

(15)

the incurrence of Acquired Debt (but not any Indebtedness incurred in connection with, or in contemplation of such other Person merging with or into, or becoming a Subsidiary of, the Company) in a transaction that would constitute a Permitted Acquisition; provided, however, that (i) such Person either merges with or into the Company or becomes a Guarantor pursuant to the terms and conditions set forth in the Indenture, (ii) on the date such Person becomes a Subsidiary or is acquired by, or merges with or into, the Company and after giving pro forma effect thereto, the Total Leverage Ratio would be no greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction and (iii) the aggregate principal amount of such Indebtedness incurred under this clause (15), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness, shall not exceed $37.5 million at any one time outstanding;

(16)

Guarantees by the Company or any Restricted Subsidiary of Indebtedness of any Unrestricted Subsidiary; provided that the aggregate principal amount of such Guarantees of Indebtedness of any Unrestricted Subsidiary shall not exceed $15.0 million at any one time outstanding;

(17)

the incurrence by the Company and any Restricted Subsidiary of unsecured Indebtedness (i) for borrowed money or (ii) incurred in respect of letters of credit facilities of the Company or any Restricted Subsidiary; provided that (a) any Indebtedness incurred under this clause (17) will have a scheduled maturity date that is later than the scheduled maturity date of the 2028 Private Exchange Notes and (b) the Total Leverage Ratio immediately after giving pro forma effect to the incurrence of such Indebtedness will be no greater than the lesser of (x) the Total Leverage Ratio immediately before giving pro forma effect to the incurrence of such Indebtedness plus 1.25 to 1.00 and (y) 5.00 to 1.00;

(18)

the incurrence by the Company and any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed (a) $215.0 million of Indebtedness at any one time outstanding, plus (b) an additional $125.0 million if the First Lien Secured Leverage Ratio, immediately after giving pro forma effect to the incurrence of such Indebtedness, would be no greater than 2.00x (plus, in the case of any Permitted Refinancing Indebtedness, the Additional Refinancing Amount); provided that availability under this clause (18)(b) will be reduced by up to $50.0 million, on a dollar-for-dollar basis, on account of any prepayment or repayment of the 2023 Senior Notes or the 2024 Senior Notes in excess of $200.0 million from (x) cash from operations and (y) cash proceeds from the 2017 Credit Agreement;

(19)

the incurrence by the Company and any Guarantor of additional Indebtedness that is secured by a Lien that is pari passu with the Notes and the 2028 Private Exchange Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any

Indebtedness incurred pursuant to this clause (19), not to exceed $50.0 million at any one time outstanding; provided that availability under this clause (19) will be reduced on a dollar-for-dollar basis on account of any Indebtedness incurred pursuant to clause (22);

(20)

the incurrence by the Company and any Restricted Subsidiary of Indebtedness to finance the acquisition, construction or improvement of the GEO HQ, Guarantees by the Company or any Restricted Subsidiary of any such Indebtedness, and extensions, renewals and replacements of any such Indebtedness and Guarantees that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (20), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, shall not exceed $50.0 million at any one time outstanding;

(21)	Indebtedness consisting of obligations under any Permitted Convertible Indebtedness Call Transaction; and

(22)

the incurrence by the Company and any Guarantor of additional Indebtedness on or before October 15, 2024 that is secured by a Lien on the Collateral that is junior to the 2017 Credit Agreement and the Exchange Credit Agreement and senior to the Notes and the 2028 Private Exchanges Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (22), not to exceed $107.0 million minus the principal amount of the Notes issued in exchange for participating 2023 Senior Notes at any one time outstanding; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

The Company will not, and will not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or such New Notes Guarantee on substantially identical terms; provided, however, that, for all purposes under the Indenture, no Indebtedness of the Company or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of the fact that the holders of Secured Indebtedness have entered into intercreditor arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

For purposes of determining compliance with the provisions in the Indenture described in this “—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant:

(A)

in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that Indebtedness under the Credit Agreements outstanding on the date on which Notes (i) are first issued and authenticated under the Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and may not be reclassified and (ii) any Indebtedness incurred pursuant to clause (18) of the definition of Permitted Debt that constitutes First Lien Secured Obligations shall not be reclassified;

(B)

the principal amount of Indebtedness outstanding under any clause of this covenant shall be determined after giving effect to the application of proceeds of any such Indebtedness incurred to refund, refinance or replace any such other Indebtedness to the extent proceeds will be used substantially concurrently with such incurrence;

(C)	in connection with the Company or a Restricted Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness, the Company may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being incurred as of such election date, and (i) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under the indenture, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Company may revoke an election of an Elected Amount at any time pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the First Lien Secured Leverage Ratio and the Total Leverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding;

(D)

if Indebtedness originally incurred in reliance upon the First Lien Secured Leverage Ratio or the Total Leverage Ratio under either clause (17) or (18) of the definition of Permitted Debt is being Refinanced under either clause (17) or (18), as applicable, of the definition of Permitted Debt and such Refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such Refinancing will nevertheless be permitted thereunder and such Indebtedness will be deemed to have been incurred under either clause (17) or (18), as applicable, of the definition of Permitted Debt so long as (x) the Liens, if any, securing such Refinancing Indebtedness have a lien priority equal or junior to the Liens securing the Indebtedness being Refinanced and (y) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness being Refinanced;

(E)

notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values; and

(F)

guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.

Liens

The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind, other than Permitted Liens (the “Initial Lien”), upon any of their property or assets, now owned or hereafter acquired securing any Indebtedness; except, in the case of any property that does not constitute Collateral, any Initial Lien securing any Indebtedness if the Notes are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured by the Initial Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to the last clause of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of or in the form of common stock of the Company, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing such Indebtedness.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of the Restricted Subsidiaries, to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock to the Company or any of the Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of the Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of the Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to the Company or any of the Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements governing Existing Indebtedness and the Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)	the Indenture, the Notes, the New Notes Guarantees the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement;

(3)	applicable law, rule, regulation or order;

(4)

any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5)

customary non-assignment provisions of any contract or agreement entered into in the ordinary course of business and customary provisions restricting subletting or transfer of any interest in real or personal property contained in any lease or easement agreement of the Company or any Restricted Subsidiaries;

(6)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)

any agreement for the sale or other disposition of all or substantially all of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition of all or substantially all of the assets or Capital Stock of such Restricted Subsidiary;

(8)

Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness with respect to dividends and other payments are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)

Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)

provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)

any Indebtedness incurred in compliance with the covenant under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” by any Foreign Subsidiary or any Guarantor, or any agreement pursuant to which such Indebtedness is issued, if the encumbrance or restriction applies only to such Foreign Subsidiary or Guarantor and only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Board of Directors of the Company) and the Board of Directors of the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to pay interest or principal on the Notes; or

(13)

an arrangement or circumstance arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiaries in any manner material to the Company or any Restricted Subsidiaries.

Merger, Consolidation or Sale of Assets

The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of the Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1)

either (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)

the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made (i) assumes all the obligations of the Company under the Notes, the Indenture, the Second Lien Collateral Trust Agreement, the other Security Documents (as applicable) and the First Lien/Second Lien Intercreditor Agreement pursuant to agreements reasonably satisfactory to the Trustee and (ii) to the extent required by and subject to the limitations set forth in the Security Documents, agrees to cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such surviving Person, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Documents, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions;

(3)	no Default or Event of Default exists;

(4)

the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth under the covenant described under the caption “—Certain Financial Covenants—Total Leverage Ratio” or (b) have a Total Leverage Ratio that would be no greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction; and

(5)

the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, lease, conveyance, transfer, or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Clauses (4) and (5) of this “—Merger, Consolidation or Sale of Assets” covenant will not apply to (a) a transaction the principal purpose of which is to change the state of organization of the Company and that does not have as one of its purposes the evasion of such clause, (b) a sale, transfer or other disposition of assets between or among the Company and any of the Restricted Subsidiaries or (c) any merger or consolidation of a Restricted Subsidiary into the Company.

Transactions with Affiliates

The Company will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)

the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)

the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $12.5 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)

indemnity agreements and reasonable employment arrangements (including severance and retirement agreements) entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, in each case approved by the disinterested members of the Board of Directors of the Company;

(2)	transactions between or among the Company and/or the Restricted Subsidiaries;

(3)	payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(4)	sales of Equity Interests (other than Disqualified Stock) of the Company;

(5)	Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments”;

(6)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and the Restricted Subsidiaries;

(7)	any pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Government Operating Agreement; and

(8)

any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Company.

Additional Note Guarantees

The Company will not permit any of the Restricted Subsidiaries that are not Guarantors, directly or indirectly, to Guarantee the payment of any Indebtedness of the Company or any Guarantor under any Credit Facility or evidenced by bonds, notes or other debt securities in an aggregate principal amount of $50.0 million or more (“Triggering Indebtedness”), unless, in each case, such Restricted Subsidiary within 10 Business Days, executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which New Notes Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness (other than, solely to the extent provided in the First Lien/Second Lien Intercreditor Agreement, the First Lien Secured Obligations).

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either

(a)

the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, the Security Documents and its New Notes Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)

such sale or other disposition or consolidation or merger complies with the provisions of the Indenture described under the subheading “—Repurchase at the Option of Holders—Asset Sales,” including the application of the Net Proceeds therefrom.

The New Notes Guarantee of a Guarantor will be released:

(1)

in connection with any sale of all of the assets, or all of the Capital Stock, of a Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with the provisions of the Indenture described under the subheading “—Repurchase at the Option of Holders—Asset Sales”;

(2)	if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(3)	upon Legal Defeasance or Covenant Defeasance of the Notes, as described in “—Legal Defeasance and Covenant Defeasance”; or

(4)	upon the substantially concurrent release or termination (other than a termination or release resulting from the payment thereon) of the Guarantee of the applicable Triggering Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be Investments made as of the time of the designation, subject to the limitations on Restricted Payments. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)

the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens”;

(2)

the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value and set forth in an Officer’s Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(3)

the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Cash Held by Foreign Entities

The Company shall not, and shall not permit any Subsidiary to, permit the aggregate amount of Unrestricted Cash held by Foreign Subsidiaries as of the last day of any fiscal quarter to exceed $125.0 million.

Payments for Consent

The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly (including, without limitation, through participation in any transaction in which any Affiliate of the Company does), pay or cause to be paid or provided any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Security Documents, unless such consideration is offered to be paid to all Holders of the Notes, and is paid to all such Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, the Company, upon request, will furnish to the Holders of Notes within the time periods specified in the SEC’s rules and regulations:

(1)

all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the first paragraph of this covenant will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Notwithstanding the foregoing, if any direct or indirect parent company of the Company provides a full and unconditional Guarantee of the Notes, the reports, information and other documents required to be filed and furnished as described above may be those of such parent company, rather than those of the Company; provided that if and so long as such parent company shall have Independent Assets or Operations, the same is accompanied by consolidating information relating to such parent company, on the one hand, and information relating to the Company and the Restricted Subsidiaries on a standalone basis, on the other hand. The Company will be deemed to have furnished to the Holders of Notes the information and reports referred to in clauses (1) and (2) above, the third paragraph of this covenant and in this paragraph (or such information and reports of a direct or indirect parent company of the Company, if applicable), if such information and reports have been filed with the Commission via the EDGAR filing system (or any successor filing system of the Commission) and are publicly available. “Independent Assets or Operations” means, with respect to any direct or indirect parent company of the Company, that each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such parent company, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company and the Restricted Subsidiaries, as shown in the most recent fiscal quarter financial statements of such parent company (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is more than 3.0% of such parent company’s corresponding consolidated amount determined in accordance with GAAP.

Certain Financial Covenants

Total Leverage Ratio

The Company will not permit the Total Leverage Ratio on the last day of any of the Company’s fiscal quarters to exceed 6.50 to 1.00.

Senior Secured Leverage Ratio.

The Company will not permit the Senior Secured Leverage Ratio on the last day of any of the Company’s fiscal quarters ending prior to December 31, 2025 to exceed 4.75 to 1.00 and will not permit the Senior Secured Leverage Ratio on the last day of any of the Company’s fiscal quarters ending on or after December 31, 2025 to exceed 3.75 to 1.00.

Interest Coverage Ratio

The Company will not permit the ratio of (a) Adjusted EBITDA for any period of four consecutive fiscal quarters to (b) Interest Expense minus Interest Expense attributable to Indebtedness of Unrestricted Subsidiaries and Other Consolidated Persons that is Non-Recourse to the Company and the Restricted Subsidiaries for such four quarter period, to be less than 1.375 to 1.00.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the Notes;

(2)	default in the payment when due of the principal of, or premiums, including the Redemption Price Premium, if any, on the Notes;

(3)

failure by the Company or any Restricted Subsidiary to comply with the provisions described under the subheadings “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)	failure by the Company or any Guarantor for 60 consecutive days after notice to comply with any of the other agreements in the Indenture;

(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to make any payment due at final maturity of such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6)

failure by the Company or any Restricted Subsidiary to pay final judgments not covered by insurance aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)

except as permitted by the Indenture, any New Notes Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its New Notes Guarantee;

(8)

certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

(9)

with respect to any material portion of the Collateral purported to be covered by the Security Documents, (A) the failure of the security interest with respect to such Collateral under the applicable Security Documents, at any time, to be in full force and effect for any reason other than in accordance with the terms of the applicable Security Documents and the terms of the Indenture, the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement, as applicable, or due to the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, if such failure continues for 60 days or (B) the assertion by the Company or any Guarantor, in any pleading in any court of competent jurisdiction, that the security interest with respect to such Collateral under the applicable Security Documents is invalid or unenforceable.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes and all obligations owing hereunder and thereunder to be due and payable immediately.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding such notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest. In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders of a majority in principal amount of the then outstanding Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.

The Company is required to deliver to the Trustee and the Second Lien Collateral Trustee annually a written statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a written statement specifying such Default or Event of Default, its status and what action the Company proposes to take with respect thereto.

If the Notes are accelerated or otherwise become due prior to their stated maturity, in each case as a result of an Event of Default (including, but not limited to, an Event of Default specified in clauses (8) or (9) of the first paragraph above (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), then the additional amount that shall then be due and payable on the Premium Effective Date shall be equal to: (i) the applicable redemption price (expressed as a percentage of principal amount) in effect on the Premium Effective Date in accordance with Section 3.07(a), as applicable, plus (ii) accrued and unpaid interest to, but excluding, the Premium Effective Date (collectively, the “Redemption Price”), in each case, as if such acceleration gave rise to an optional redemption of the Notes (including, for the avoidance of doubt an optional redemption made pursuant to the terms set forth under “—Optional Redemption”) so accelerated on the Premium Effective Date. Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default (including, but not limited to, an Event of Default specified in clauses (8) or (9) of above (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), the amount by which the applicable Redemption Price exceeds the principal amount of the Notes (the “Redemption Price Premium”) with respect to an optional redemption of the Notes shall be due and payable as though the Notes had been optionally redeemed on the Premium Effective Date and shall constitute part of the Obligations with respect to the Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. The Redemption Price Premium shall be presumed to be liquidated damages sustained by each Holder as the result of the payment or settlement of the Notes or a claim in a proceeding described in clauses (8) and (9) of the first paragraph above in respect of the Notes, in each case arising out of the acceleration of the Notes, or in the event the Notes or the Indenture are satisfied, released or discharged through foreclosure after acceleration of the Notes, whether by judicial proceeding, deed in lieu of foreclosure or by any other means (the date of such payment, settlement, satisfaction, release or discharge being the “Premium Effective Date”).

No Personal Liability of Directors, Officers, Managers, Employees, Stockholders, Members and Partners

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the New Notes Guarantees, the Security Documents and the First Lien/Second Lien Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their New Notes Guarantees and have Liens on the Collateral securing the Notes released (“Legal Defeasance”), except for:

(1)

the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on, such Notes when such payments are due from the trust referred to below;

(2)

the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee under the Indenture, and the Company’ and the Guarantors’ obligations in connection therewith; and

(4)	the “Legal Defeasance and Covenant Defeasance” provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants and have Liens on the Collateral securing the Notes released (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the Notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in amounts as will be sufficient (as to non-callable Government Securities or a combination thereof with U.S. Dollars, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)

the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)

the Company must have delivered to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(8)

the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes, the New Notes Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement may be amended or supplemented, subject to the terms of the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement where applicable, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes, the New Notes Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement or any other Approved Intercreditor Agreement may be waived, subject to the terms of the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided that any such amendment, supplement or waiver to release the security interests in the Collateral granted in favor of the Second Lien Collateral Trustee for the benefit of the Trustee and the Holders of the Notes (other than pursuant to the terms of the Indenture, the Second Lien Collateral Trust Agreement, the Security Documents, the First Lien/Second Lien Intercreditor Agreement or any other Approved Intercreditor Agreement, as applicable) shall (i) in respect of all or substantially all of the Collateral, require the consent of the Holders of 100% in aggregate principal amount of the Notes and (ii) in respect of Collateral with a Fair Market Value greater than $75.0 million (but, for the avoidance of doubt, less than all or substantially all of the Collateral), require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes.

Without the consent of each Holder of the Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)

reduce the principal of or change the fixed maturity of any Note or change the optional redemption dates or optional redemption prices from those stated under the caption “—Optional Redemption” (except amendments or changes to any notice provisions, which may be amended with the consent of Holders of a majority of the Notes);

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)

waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)

make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest on, the Notes;

(7)	waive a redemption payment with respect to any Notes (other than any payment for repurchase required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its New Notes Guarantees or the Indenture, except in accordance with the terms of the Indenture;

(9)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the New Notes Guarantees;

(10)

amend, change, modify or remove the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the subheading “—Repurchase at the Option of Holders—Asset Sales” after the obligation to make an Asset Sale Offer has arisen or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the subheading “—Repurchase at the Option of Holders—Change of Control,” after a Change of Control has occurred including, in each case, amending, changing, modifying or removing any definition relating thereto;

(11)	amend, change, modify or remove the Payments for Consent covenant; or

(12)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee and the Second Lien Collateral Trustee may amend or supplement, subject to the terms of the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement where applicable, the Indenture, the Notes, the New Notes Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement or any other Approved Intercreditor Agreement (and any exhibits thereto):

(1)	to cure any ambiguity, defect or inconsistency as provided to the Trustee in an Officer’s Certificate;

(2)	to provide for uncertificated notes in addition to or in place of certificated Notes;

(3)

to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and New Notes Guarantees and under the applicable Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Second Lien Collateral Trust Agreement or any other Approved Intercreditor Agreement, in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)

to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of such Holder under the Indenture, the Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Second Lien Collateral Trust Agreement or any other Approved Intercreditor Agreement;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)

to conform the text of the Indenture, the Notes, the New Notes Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents or the First Lien/Second Lien Intercreditor Agreement to any provision of this “Description of the New Notes” to the extent that such provision in this “Description of the New Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the New Notes Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents or the First Lien/Second Lien Intercreditor Agreement, which intent shall be evidenced by an Officer’s Certificate to that effect provided to the Trustee and the Second Lien Collateral Trustee;

(7)	[reserved];

(8)	to allow a Guarantor to execute a supplemental indenture and/or New Notes Guarantee for the purpose of providing a New Notes Guarantee in accordance with the provisions of the Indenture;

(9)	to confirm or complete the grant of, secure or expand the Collateral securing, or to add additional assets as Collateral to secure, the Notes and New Notes Guarantees;

(10)	to provide for the accession of any parties to the Second Lien Collateral Trust Agreement, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement and any other Approved

Intercreditor Agreements (and other amendments that are administrative or ministerial in nature), in connection with an incurrence of additional Secured Indebtedness permitted by the Indenture;

(11)

to confirm and evidence the release, subordination, termination or discharge of any New Notes Guarantee or Lien securing the Notes and the New Notes Guarantees pursuant to the Indenture, the Second Lien Collateral Trust Agreement, the other applicable Security Documents, the First Lien/Second Lien Intercreditor Agreement or any other Approved Intercreditor Agreement in accordance with or as permitted by the Indenture, the Second Lien Collateral Trust Agreement, the other applicable Security Documents, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement;

(12)

to evidence and provide for the appointment of a successor or replacement Second Lien Collateral Trustee or separate co-collateral trustee under the Second Lien Collateral Trust Agreement, the other applicable Security Documents, the First Lien/Second Lien Intercreditor Agreement or any other Approved Intercreditor Agreement;

(13)	to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee or separate co-trustee thereunder pursuant to the requirements thereof;

(14)	to comply with the rules and procedures of any applicable securities depositary;

(15)

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to the provisions of the Indenture; provided that any such actions shall not adversely affect the interests of Holders of the Notes in any material respect; or

(16)	to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one trustee.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, and the Collateral shall be released from the Liens in favor of the Second Lien Collateral Trustee and no longer secure the obligations under the Indenture, as applicable, when:

(1)	either

(a)

all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)

all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid);

(2)

in respect of clause 1(b), no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is or are a party or by which the Company or any Guarantor is or are bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	the Company or any Guarantor has or have paid or caused to be paid all sums payable by it or them under the Indenture; and

(4)

the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee and the Second Lien Collateral Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture will limit the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Notes, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of their own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2017 Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of March 23, 2017, by and among the Company, GEO Corrections Holdings, Inc., the Australian borrowers referred to therein, Alter Domus Products Corp. (as successor to BNP Paribas), as Administrative Agent and the lenders who are, or may from time to time become, a party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (and/or amended and restated) as of the date of the Indenture and as may be further amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“2028 Private Exchange Notes” means the 9.500% Senior Secured Second Lien Notes due 2028 issued by the Company in a private exchange on the Issue Date, pursuant to the 2028 Private Exchange Notes Indenture.

“2028 Private Exchange Notes Indenture” means the indenture, to be dated as of the Issue Date, by and among the Company, the Initial Guarantors, the 2028 Private Exchange Notes Trustee and the Second Lien Collateral Trustee.

“2028 Private Exchange Notes Trustee” means Ankura Trust Company, LLC, in its capacity as trustee under the 2028 Private Exchange Notes Indenture.

“Acquired Business” means any Facility, Person or business (including, in each case, any collection of assets comprising such Facility, Person or business) that is the subject of a Permitted Acquisition or any other acquisition permitted by the Indenture.

“Acquired Debt” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Secured Parties” means direction from the holders of (or the Secured Debt Representative representing the holders of) more than 50% of the sum of (x) the aggregate outstanding principal amount of the Notes, (y) the aggregate outstanding principal amount under any other Second Lien Secured Obligations (including the 2028 Public Exchange Notes) and (z) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness under the foregoing clause (y).

“Additional Refinancing Amount” means, in connection with the incurrence of any Permitted Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums and original issue discount), accrued and unpaid interest, expenses, defeasance costs and fees in respect thereof.

“Adjusted EBITDA” means, for any period, (a) EBITDA for such period minus (b) the amount, if a positive number, by which the amount of such EBITDA attributable to Unrestricted Subsidiaries, Ravenhall Project Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) minus Non-Recourse Debt Service of Unrestricted Subsidiaries, Ravenhall Project Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) exceeds 20% of such EBITDA.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Approved Intercreditor Agreement” means, with respect to Second Lien Secured Obligations, the Second Lien Collateral Trust Agreement or any other collateral trust agreement or intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens or arrangements relating to the distribution of payments, as applicable, at the time the collateral trust agreement or the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto (in each case, as determined in good faith by the Company and certified to the Trustee and Second Lien Collateral Trustee in an Officer’s Certificate on which the Trustee and the Second Lien Collateral Trustee may conclusively rely without liability).

“Asset Sale” means:

(1)

the sale, lease, transfer, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the subheading “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the subheading “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described under the subheading “—Repurchase at the Option of Holders—Asset Sales”; and

(2)	the issuance or sale by the Company or any of the Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)

any single transaction or series of related transactions that involves the sale of assets having a Fair Market Value of less than $7.5 million; provided that the aggregate Fair Market Value of all such sales of assets is less than (i) $22.5 million in any fiscal year and (ii) $75.0 million in total, during the term of the Notes;

(2)	a transfer of assets by the Company to any of the Restricted Subsidiaries or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the subheading “—Certain Covenants—Restricted Payments”;

(7)	the unwinding of any Hedging Obligations;

(8)	the settlement or early termination of any Permitted Convertible Indebtedness Call Transaction; and

(9)

dispositions of Equity Interests (I) deemed to occur upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Equity Interests represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise or (II) upon the exercise of any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) described in the definition of “Permitted Warrant Transaction” in connection with a Permitted Warrant Transaction.

“Asset Sale Offer” has the meaning assigned to that term under the caption “ —Repurchase at the Option of Holders—Asset Sales.”

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members, any controlling committee of managing members thereof or board of managers or similar body; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease” means any lease of any property by the Company, any of its Subsidiaries or any Other Consolidated Person, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) (“Government Securities”) having maturities of not more than one year from the date of acquisition;

(3)

readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest ratings obtainable from Fitch, Moody’s or S&P with maturities of 12 months or less from the date of acquisition;

(4)

certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreements or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper having the highest rating obtainable from Fitch, Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(7)	money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)

with respect to any Foreign Subsidiary, deposit accounts held by such Foreign Subsidiary in local currency at local commercial banks or savings banks or saving and loan associations in the ordinary course of business.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)

the consummation of a transaction related to the direct or indirect sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company, any Restricted Subsidiary or any Parent Company;

(2)

the approval by the holders of the Voting Stock of the Company or any Parent Company of a plan relating to the liquidation or dissolution of the Company or any Parent Company or, if no such approval is required, the adoption of a plan by the Company or any Parent Company relating to the liquidation or dissolution of the Company or any Parent Company;

(3)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Parent Company, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company;

(4)

the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Parent Company, becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of all classes of Voting Stock of the Company, other than in each case, in connection with any transaction or series of transactions in which the Company shall become a Wholly Owned Subsidiary of a Parent Company; or

(5)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term under the caption “—Repurchase at the Option of Holders—Change of Control.”

“Collateral” means all of the “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Security Documents and all of the other property and rights that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Second Lien Collateral Trustee.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)

the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)

the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	the Net Income of any Person acquired during such period for any period prior to the date of such acquisition shall be excluded;

(4)	the cumulative effect of a change in accounting principles shall be excluded;

(5)

the Net Income or loss of any Unrestricted Subsidiary will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(6)

any non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, but not limited to, any expenses relating to severance, relocation and one-time compensation charges and any expenses directly attributable to the implementation of cost saving initiatives) shall be excluded;

(7)	any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(8)	the amount of any restructuring charge, integration costs or other business optimization expenses or reserve shall be excluded;

(9)

any foreign currency translation gains or losses (including gains or losses related to currency remeasurements of Indebtedness) of such Person and the Restricted Subsidiaries for such period, shall be excluded;

(10)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded; and

(11)

any fees, expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness not prohibited from being incurred by the Indenture (including a refinancing thereof), whether or not completed or successful, shall be excluded, including (i) such fees, expenses or charges related to the offering of the Notes, the 2028 Private Exchange Notes and the Credit Agreements and (ii) any amendment or other modification of the Notes, the Old Notes, the 2026 Notes, the Exchangeable 2026 Notes and the Credit Agreements.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of the Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreements” means the 2017 Credit Agreement and the Exchange Credit Agreement.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreements) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, project financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended (and/or amended and restated), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, but excluding, in each case any debt securities.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Asset” means any facility used in a Permitted Business owned or leased by the Company or any Restricted Subsidiary that is subject to a Governmental Authority’s option to purchase or right of reversion under the related Designated Asset Contract.

“Designated Asset Contract” means (a) contracts or arrangements in existence on the date of the Indenture with respect to the following facilities under which a Governmental Authority has the right to purchase such facility for the Designated Asset Value of such facility, or with respect to which there is a right of reversion of all or a portion of the Company’s or a Restricted Subsidiary’s ownership or leasehold interest in such facility: Western Region Detention Facility, Central Arizona Correctional and Rehabilitation Facility, Florence West Correctional and Rehabilitation Facility, Robert A. Deyton Detention Facility, Lawton Correctional and Rehabilitation Facility, South Bay Correctional and Rehabilitation Facility, Moore Haven Correctional and Rehabilitation Facility, Blackwater River Correctional and Rehabilitation Facility and Kinney County Detention Center; and (b) a contract that is acquired or entered into after the date of the Indenture under which a Governmental Authority has an option to purchase a Designated Asset from the Company or a Restricted Subsidiary for a Designated Asset Value or a right of reversion of all or a portion of the Company’s or such Restricted Subsidiary’s ownership or leasehold interest in such Designated Asset; provided that such contract is acquired or entered into in the ordinary course of business and is preceded by (i) a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that the acquisition or entering into of such contract has been approved by a majority of the members of the Board of Directors or (ii) an Officer’s Certificate certifying that the acquisition or entering into of such contract has been approved by the Chief Executive Officer of the Company and, in either case, the option to purchase or right of reversion in such contract is on terms the Board of Directors, or the Chief Executive Officer, as applicable, has determined to be reasonable and in the best interest of the Company taking into account the transaction contemplated thereby or by the acquisition thereof.

“Designated Asset Value” means the aggregate consideration to be received by the Company or a Restricted Subsidiary as set forth in a Designated Asset Contract.

“Designated Non-Cash Consideration” means the Fair Market Value of total consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the Company’s principal executive officer or principal financial officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale.

“Designated Representative” means, with respect to any series of Secured Indebtedness, the Trustee, administrative agent, collateral agent, security agent or similar agent under an indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States, any state of the United States (but not the laws of Puerto Rico) or the District of Columbia.

“EBITDA” means, for any period, Net Income for such period plus the sum of the following determined on a consolidated basis, without duplication, for the Company and its Subsidiaries and Other Consolidated Persons in accordance with GAAP: (a) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense (excluding Interest Expense attributable to the Ravenhall Project Subsidiaries or any similar public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person), (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), (iv) non-recurring, extraordinary or unusual charges and expenses, including in respect of restructuring or integration costs or premiums paid in connection with the redemption of Indebtedness, and (v) an amount (not exceeding an amount equal to 15% of Adjusted EBITDA for the period of four fiscal quarters of the Company most recently ended prior to the calculation of such amount for which financial statements are available) equal to the aggregate amount of start-up and transition costs incurred during such period in connection with Facilities and operations; less (b) to the extent added in determining Net Income, any extraordinary gains. If any Permitted Acquisition is consummated at any time during a period for which EBITDA is calculated, EBITDA for such period shall be calculated on a pro forma basis and, to the extent deducted in determining Net Income for such period, the amount of transaction costs and expenses and extraordinary charges relating to such Permitted Acquisition (or relating to any acquisition consummated by the acquired entity prior to the closing of such Permitted Acquisition but during the period of computation), as the case may be, shall be added to EBITDA for such period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Permitted Convertible Indebtedness or any other debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Company, GEO Corrections Holdings, Inc., Alter Domus Products Corp., as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (and/or amended and restated) as of the date of the Indenture and as may be further amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“Existing Collateral” means that portion of the Collateral that secures the obligations of the Company and the Guarantors under the 2017 Credit Agreement.

“Exchange Credit Agreement Agent” means Alter Domus Products Corp, as Administrative Agent under the Exchange Credit Agreement.

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreements) in existence on the date of the Indenture (including, without limitation, the Old Notes, the 2026 Notes, the Exchangeable 2026 Notes and the 2028 Private Exchange Notes), until such amounts are repaid.

“Facility” means a correctional, detention, mental health or other facility the principal function of which is to carry out a Permitted Business.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Company using its reasonable discretion.

“First Lien Secured Obligations” means the Obligations under (i) the Credit Agreements and (ii) any other Indebtedness secured on a pari passu first lien basis with such Obligations; provided that such Indebtedness is expressly permitted to be so incurred, secured and guaranteed on such basis by the then existing documents governing the First Lien Secured Obligations and the Second Lien Secured Obligations and the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

“First Lien Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all First Lien Secured Obligations of the Company and the Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company ending on the most recently ended fiscal quarter prior to such date.

“First Lien/Second Lien Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement, dated the Issue Date, among the agents for the lenders under the 2017 Credit Agreement and the Exchange Credit Agreement and the Second Lien Collateral Trustee and acknowledged by the Company and the Guarantors.

“First Priority Secured Parties” means the “First Priority Secured Parties” as defined in the First Lien/Second Lien Intercreditor Agreement.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Flood Zone” means an area identified by the Federal Emergency Management Agency (or any successor agency) as an area having special flood hazards and in which flood insurance has been made available under the Flood Act.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Funded Debt” means any Indebtedness in respect of borrowed money or advances or evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); provided that Funded Debt shall not include Hedging Obligations or bank product obligations.

“Funds From Operations” for any period means the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets of the Company and the Restricted Subsidiaries and excluding (to the extent such amount was deducted in calculating such Consolidated Net Income):

(1)	gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;

(2)	non-cash asset impairment charges;

(3)	non-cash charges related to redemptions of Preferred Stock of the Company;

(4)	any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of the Company and any of its Subsidiaries;

(5)	the amortization of financing fees and the write-off of financing costs;

(6)	any other non-cash charges associated with the sale or settlement of any Hedging Obligations; and

(7)	amortization of intangible assets relating to acquisitions.

“GAAP” means generally accepted accounting principles in the United States of America, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board Accounting Standards ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018. All ratios and computations contained or referred to herein shall be computed in conformity with GAAP applied on a consistent basis.

“GEO HQ” means that certain real property located in Boca Raton, Florida described on Schedule I to Amendment No. 1 to the 2017 Credit Agreement (under the heading “GEO Group, Inc. Headquarters Property”), together with all improvements thereto and furniture, fixtures and equipment located therein, in each case owned by any of the Company and the Restricted Subsidiaries.

“Government Operating Agreement” means any management services contract, operating agreement, use agreement, lease or similar agreement with a Governmental Authority relating to a facility in a Permitted Business.

“Governmental Authority” means any nation, province, state, municipality or political subdivision thereof, and any government or any agency or instrumentality thereof exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Government Contract” means a contract between the Company or any Restricted Subsidiary and a Governmental Authority located in the United States or all obligations of any such Governmental Authority as account debtor arising under any Account (as defined in the UCC) now existing or hereafter arising owing to the Company or any Restricted Subsidiary.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness; provided that the pledge of any Government Operating Agreement with respect to any facility to secure Non-Recourse Project Financing Indebtedness related to such facility shall not be deemed a Guarantee.

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (i) the Initial Guarantors and any other Restricted Subsidiary that executes a New Notes Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns until released in accordance with the terms of the Indenture and (ii) any Parent Company and any parent entity of the Company that executes a New Notes Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all swap agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such swap agreement transaction.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term Indebtedness includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person; provided that the pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Government Operating Agreement shall not be deemed Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Installment Sale” means any sale of a property by the Company, any of its Subsidiaries or any Other Consolidated Person, as seller, that should, in accordance with GAAP, be classified and accounted for as an installment sale on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Interest Expense” means, for any period, the sum, for the Company and its Subsidiaries and Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest and fees in respect of Indebtedness (including the interest component of any payments in respect of Capital Leases and Synthetic Leases accounted for as interest under GAAP) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (c) interest income (excluding interest income in respect of Capital Leases and Installment Sales) during such period (whether or not actually received during such period).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of all Investments in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the subheading “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

“Issue Date” means the date on which the Notes are initially issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control) or other transaction, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock, (3) any Restricted Payment requiring irrevocable notice in advance thereof and (4) any Asset Sale or a disposition excluded from the definition of Asset Sale.

“Material Real Property” means (a) any domestic real property interest, including improvements, owned or leased by the Company or any Guarantor that has a net book value in excess of $6,000,000 or (b) any domestic real property owned or leased by the Company or any Guarantor that is to be secured by a Mortgage such that after giving effect to such Mortgage, the Collateral includes at least 90% of the net book value of the domestic real property interests of the Company and the Guarantors, whichever of clause (a) or (b) represents a greater proportion of the net book value of all domestic real property interests of the Company and the Guarantors; provided, however, that no Excluded Real Property (as defined in the Exchange Credit Agreement on the date hereof) shall constitute “Material Real Property” for purposes of this Indenture and the other Note Documents.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgages” means, collectively, one or more mortgages and deeds of trust (or equivalent instruments), in form and substance reasonably satisfactory to the Second Lien Collateral Trustee (each with such changes as may be appropriate in the applicable jurisdiction) (provided that such form and substance shall be deemed satisfactory if any such Mortgage shall be substantially similar to the comparable Mortgage provided under the Exchange Credit Agreement which are otherwise satisfactory to the Exchange Credit Agreement Agent, subject to factual changes necessary to reflect the Second Lien Secured Obligations and the Note Documents), executed by the Company or a Guarantor in favor of the Second Lien Collateral Trustee for the benefit of the Second Priority Secured Parties, and covering (i) the properties listed on Annex I and (ii) thereafter, the properties and leasehold interests of the Company and the Guarantors that are required to be subject to the Lien of a Mortgage in accordance with the terms hereof.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1)

any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any sale of assets outside the ordinary course of business; or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries;

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(3)	any loss resulting from impairment of goodwill recorded on the consolidated financial statements of such Person pursuant to ASC 350 “Intangibles—Goodwill and Other Intangible Assets”;

(4)	any loss resulting from the change in fair value of a derivative financial instrument pursuant to ASC 815 “Derivative and Hedging”; and

(5)	amortization of debt issuance costs.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)

the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(2)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3)	amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and

(4)	any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Notes Guarantee” means the Guarantee by each Guarantor of the obligations of the Company under the Indenture and the Notes.

“Non-Guarantor Restricted Subsidiary” means a Restricted Subsidiary that is not a Guarantor.

“Non-Recourse” means, with respect to any Indebtedness or other obligation and to any Person, that such Person has not Guaranteed or provided credit support of any kind (including a “Keepwell” arrangement) with respect to such Indebtedness or other obligation, and is not otherwise liable, directly or indirectly, for such Indebtedness or other obligation, and that any action or inaction by such Person, including, without limitation, any default by such Person on its own Indebtedness or other obligations, will not result in any default, event of default, acceleration, or increased financial or other obligations, under or with respect to such Indebtedness or other obligation; provided that any Indebtedness or other obligation of any Unrestricted Subsidiary or Other Consolidated Person that would otherwise be Non-Recourse to the Company and the Restricted Subsidiaries shall not be Non-Recourse to the Company and the Restricted Subsidiaries solely due to (A) any investment funded at the time or prior to the incurrence of such Indebtedness or other obligation or (B) the assignment by the Company or any Restricted Subsidiary of its rights under any Government Operating Agreement to secure Indebtedness of an Unrestricted Subsidiary, or Indebtedness or other obligations of any Other Consolidated Person, related to such Government Operating Agreement.

“Non-Recourse Debt Service” means, with respect to any Person, for any period, the sum of, without duplication (a) the net interest expense of such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries, determined for such period, without duplication, on a consolidated or combined basis, as the case may be, in accordance with GAAP, (b) the scheduled principal payments required to be made during such period by such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries and (c) rent expense for such period associated with Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries.

“Non-Recourse Project Financing Indebtedness” means any Indebtedness of a Subsidiary (the “Project Financing Subsidiary”) incurred in connection with the acquisition, construction or development of any Facility (and any Attributable Debt in respect of a Sale and Leaseback Transaction entered into in connection with (i) the acquisition, construction or development of any Facility by the Company and the Restricted Subsidiaries after the date of the Indenture or (ii) any vacant land upon which a Facility related to any Permitted Business is to be built):

(1)	where either the Company, a Restricted Subsidiary or such Project Financing Subsidiary operates or is responsible for the operation of the facility pursuant to a Government Operating Agreement;

(2)

as to which neither the Company nor any of the Restricted Subsidiaries, other than such Project Financing Subsidiary, (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness or Attributable Debt), it being understood that neither (i) equity Investments funded at the time of or prior to the incurrence of such Indebtedness or Attributable Debt, nor (ii) the pledge by the Company or any Restricted Subsidiary of the Government Operating Agreement relating to such facility shall be deemed credit support or an Investment or (b) is directly or indirectly liable as a guarantor or otherwise;

(3)

where, upon the termination of the management services contract with respect to such facility, neither the Company nor any of the Restricted Subsidiaries, other than the Project Financing Subsidiary, will be liable, directly or indirectly, to make any payments with respect to such Indebtedness or Attributable Debt (or, in each case, any portion thereof);

(4)	the Interest Expense related to such Indebtedness or Attributable Debt is fully serviced by a payment pursuant to a Government Operating Agreement with respect to such facility; and

(5)

such Project Financing Subsidiary has no assets other than the assets, including any ownership or leasehold interests in such facility and any working capital, reasonably related to the design, construction, management and financing of the facility

“Note Documents” means the Indenture, the Notes, the New Notes Guarantees, the Security Documents, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement.

“Obligations” means any principal, interest, penalties, premiums, including the Redemption Price Premium, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee or the Second Lien Collateral Trustee, as applicable, that meets the requirements of the Indenture. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, the Trustee or the Second Lien Collateral Trustee, as applicable.

“Other Consolidated Persons” means Persons, none of the Equity Interests of which are owned by the Company or any of its Subsidiaries, whose financial statements are required to be consolidated with the financial statements of the Company in accordance with GAAP.

“Parent Company” means any Person so long as such Person (i) holds, directly or indirectly, 100% of the total voting power of the Capital Stock of the Company and (ii) provides a New Notes Guarantee; and at and after the time such Person acquired such voting power, (x) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall be or become a Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Capital Stock of such Person and (y) each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such Person, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company, as shown in the most recent fiscal quarter financial statements of such Person (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is not more than 3.0% of such Person’s corresponding consolidated amount determined in accordance with GAAP.

“Permitted Acquisition” means an acquisition by the Company or a Restricted Subsidiary of a Facility, all of the Equity Interests of a Person or all or substantially all of the assets and related rights constituting an ongoing business, in each case primarily constituting a Permitted Business, and, in each case, where each of the following conditions is satisfied:

(1)	at the time of such acquisition, both before and immediately after the consummation thereof, no default or Event of Default shall have occurred and be continuing;

(2)

unless the consideration paid for such acquisition (including, without duplication, the assumption of Indebtedness and aggregate amount of Indebtedness of the subject of such acquisition remaining outstanding after the consummation thereof) is less than $15,000,000, Subject EBITDA for the period of four fiscal quarters of the proposed Acquired Business ended most recently before the consummation of such acquisition, was greater than zero;

(3)

the Total Leverage Ratio and Senior Secured Leverage Ratio on the last day of the period of four fiscal quarters of the Company ended most recently before the consummation of such acquisition for which financial statements are available, calculated on a pro forma basis as if the acquisition had occurred on the first day of such period, and giving pro forma effect to all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness from and after such date through and including the date of the consummation of such acquisition, is at least 0.25x below the Total Leverage Ratio and Senior Secured Leverage Ratio, respectively, required to be maintained pursuant to the covenant described under “—Certain Financial Covenants” on such day;

(4)

such acquisition shall be consummated such that, after giving effect thereto, the subject of such acquisition shall be one or more Guarantors or (to the extent constituting assets that are not Persons) shall be acquired directly by the Company and/or one or more Guarantors and shall constitute Collateral; and

(5)

such acquisition of Equity Interests was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by or on behalf of, the Company or a Restricted Subsidiary.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on the common stock of the Company purchased by the Company or any of its Subsidiaries in connection with an incurrence of Permitted Convertible Indebtedness and (b) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Issue Date plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the incurrence of the related Permitted Convertible Indebtedness.

“Permitted Business” means the business and any services, activities or businesses incidental, or reasonably related or complementary or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including the provision of services or goods to Governmental Authorities.

“Permitted Convertible Indebtedness” means Indebtedness of the Company or any of the Restricted Subsidiaries (which may be Guaranteed by the Guarantors) permitted to be incurred pursuant to the Indenture that is (1) convertible into or exchangeable for common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Guarantor;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company that constitutes a Permitted Acquisition;

(4)

any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the subheading “—Repurchase at the Option of Holders—Asset Sales”;

(5)

any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(6)	(i) Hedging Obligations entered into in the ordinary course of business and not for any speculative purpose and (ii) Permitted Convertible Indebtedness Call Transactions;

(7)

other Investments in any other Person (other than an Unrestricted Subsidiary) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) not to exceed: (a) $40.0 million; plus (b) the net reductions in Investments made pursuant to this clause (7) resulting from distributions on or repayments of such Investments or from the net cash proceeds from the sale or other disposition of any such Investment; provided that the net reduction in any Investment shall not exceed the amount of such Investment;

(8)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(9)

loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary not to exceed $5.0 million outstanding at any one time for all loans or advances under this clause (9);

(10)

stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(11)

Investments in existence on the date of the Indenture (after giving effect to the contemplated use of proceeds, including reduction in existing Investments in Unrestricted Subsidiaries in connection with the Refinancing Transactions);

(12)

Investments that are made or received in exchange for Equity Interests (other than Disqualified Stock) of the Company, except to the extent used to make a Restricted Payment under the subheading “—Certain Covenants—Restricted Payments” that is not made in reliance upon this clause (12);

(13)

any Investments made or acquired with the net cash proceeds of a substantially concurrent issuance or sale of Equity Interests (other than Disqualified Stock) of the Company, except to the extent used to make a Restricted Payment under the subheading “—Certain Covenants—Restricted Payments” that is not made in reliance upon this clause (13);

(14)

any Investments in Persons that are not Affiliates or Permitted Joint Ventures of the Company or its Subsidiaries, nor Other Consolidated Persons, made for the purpose of acquiring, constructing or improving Facilities owned or leased by such Persons, in an aggregate amount not exceeding 2.75% of consolidated total assets of the Company, its Subsidiaries and the Other Consolidated Persons (calculated on a consolidated basis without duplication in accordance with GAAP) at any one time outstanding; provided that the Company, a Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary or a Permitted Joint Venture has entered, or concurrently with any such Investment, enters into or assumes a Government Operating Agreement with respect to assets of such Person that are used or useful in a Permitted Business and such Government Operating Agreement will become Collateral pursuant to the Security Documents;

(15)

Investments consisting of the financing of the sale of equipment (including Capital Leases) to customers in connection with any contract for services entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(16)	additional Investments in the Ravenhall Project Subsidiaries for the purpose of expansion and maintenance of the Facilities owned by the Ravenhall Project Subsidiaries not to exceed A$75.0 million;

(17)

subject to the satisfaction of the Unrestricted Subsidiary Investment Conditions, Investments in Unrestricted Subsidiaries, Permitted Joint Ventures or Other Consolidated Persons made pursuant to this clause (17) not to exceed the sum of (i) $70.0 million plus (ii) the aggregate amount of dividends, distributions, returns of capital or other payments received in cash by the Company and the Restricted Subsidiaries from Unrestricted Subsidiaries in respect of Equity Interests of Unrestricted Subsidiaries, except to the extent used to make a Restricted Payment under the subheading “—Certain Covenants—Restricted Payments” that is not made in reliance upon subclause (ii) of this clause (17);

(18)

Investments in Unrestricted Subsidiaries for the purpose of construction or improvement of Facilities made pursuant to this clause (18) not to exceed $75.0 million at any one time outstanding (calculated as the aggregate amount invested minus the aggregate amount recovered in respect of such Investment); provided that any such Investment made pursuant to this clause (18) must also be in connection with the Incurrence of a Non-Recourse financing that requires the Facility to be located in such Unrestricted Subsidiary; and

(19)

Investments in any amount not to exceed 5.0% of the aggregate amount of the Funds From Operations accrued on a cumulative basis for the period (taken as one accounting period) from the Issue Date, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Investment; provided that (i) the Company would, at the time of making such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been in pro form compliance with a Total Leverage Ratio not in excess of 4.75 to 1.00 and (ii) any Investment made in an Unrestricted Subsidiary shall be subject the satisfaction of the Unrestricted Subsidiary Investment Conditions at the time of making such Investment.

“Permitted Joint Venture” means any Person that is engaged in a Permitted Business and in which the Company or any of the Restricted Subsidiaries directly owns (A) at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person and (B) at least 50% of the Equity Interests in such Person.

“Permitted Liens” means:

(1)

Liens on any assets (including real or personal property) of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under (i) Credit Facilities incurred pursuant to clause (1) of the definition of “Permitted Debt”, (ii) the Notes and any Permitted Refinancing Indebtedness thereof and (iii) the 2028 Private Exchange Notes and any Permitted Refinancing Indebtedness thereof, in each case that were permitted to be incurred by the terms of the Indenture;

(2)	Liens in favor of the Company or the Guarantors;

(3)

Liens on property and assets of a Person existing at the time such Person is merged with or into, or becomes a Restricted Subsidiary of, the Company to secure any Indebtedness incurred under clause (15) of the definition of “Permitted Debt” in connection with a Permitted Acquisition; provided that such Liens were in existence prior to the contemplation of such merger or acquisition and do not extend to any other property or assets of the Company or any Restricted Subsidiary other than those of the Person merged into with the Company or the Restricted Subsidiary or that becomes such Restricted Subsidiary and the obligations secured by such Liens;

(4)

Liens on property and assets existing at the time of acquisition of such property and assets by the Company or any Restricted Subsidiary pursuant to a Permitted Acquisition; provided that (i) such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired by the Company or the Restricted Subsidiary and (ii) the obligations secured by such Liens do not exceed $37.5 million at any one time outstanding;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) incurred under clause (4) of the definition of “Permitted Debt” covering only the assets acquired with such Indebtedness;

(7)	Liens existing on the date of the Indenture;

(8)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded;

provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)

Liens securing Permitted Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10)	attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11)	[Reserved];

(12)	Liens incurred with respect to obligations that do not exceed $15.0 million at any one time outstanding;

(13)	Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Company or any Restricted Subsidiary with respect to any Permitted Acquisition;

(14)

pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(15)

Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, arising in the ordinary course of business and in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(16)

encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of the Company or a Restricted Subsidiary or to the ownership of its properties that do not secure any monetary obligations and which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or such Restricted Subsidiary;

(17)	Liens securing Hedging Obligations so long as the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;

(18)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(19)	normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(20)	[Reserved];

(21)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than property that is the subject of a Sale and Leaseback Transaction);

(22)	[Reserved];

(23)	Liens securing Indebtedness and other Obligations under clause (11) of the definition of “Permitted Debt”;

(24)

Liens securing Indebtedness and other Obligations under clause (18) of the definition of “Permitted Debt”; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

(25)

Liens securing Indebtedness and other Obligations under clause (19) of the definition of “Permitted Debt ; provided that (i) such Indebtedness is secured by a Lien that is pari passu with the Notes and the

2028 Private Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement;

(26)

Liens securing Indebtedness and other Obligations under clause (22) of the definition of “Permitted Debt ; provided that (i) such Indebtedness is secured by a Lien that is (x) junior to the Liens securing the 2017 Credit Agreement and the Exchange Credit Agreement and (y) senior to the Liens securing the Notes and the 2028 Private Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement; and

(27)

the assignment of rights under any Government Contract (other than any material Government Contract) by the Company or any of the Restricted Subsidiaries to secure Indebtedness and other Obligations of any Unrestricted Subsidiary related to such Government Contract related to contracts specifically connected to the facility owned by such Unrestricted Subsidiary.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of the Restricted Subsidiaries issued in repayment of, exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, repay, defease or refund other Indebtedness of the Company or any of the Restricted Subsidiaries (other than intercompany Indebtedness and Disqualified Stock of the Company or a Restricted Subsidiary); provided that:

(1)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, repaid, defeased or refunded (plus the Additional Refinancing Amount);

(2)

such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

(3)

if the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

(4)

such Indebtedness is incurred either by the Company or by any Restricted Subsidiary who is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded; and

(5)	to the extent the Indebtedness being refinanced is secured, any Liens securing such Indebtedness shall have a Lien priority equal to or junior to the Liens securing the Indebtedness being refinanced.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of the Company purchased or sold by the Company or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Ravenhall Project Subsidiaries” means, collectively, GEO Australasia Holdings Pty Ltd, GEO Australasia Finance Holdings Pty Ltd, GEO Australasia Finance Holding Trust, GEO Ravenhall Holdings Pty Ltd, GEO Ravenhall Finance Holdings Pty Ltd, GEO Ravenhall Finance Holding Trust, GEO Ravenhall Pty Ltd, GEO Ravenhall Finance Pty Ltd, GEO Ravenhall Trust, GEO Ravenhall Finance Trust, Ravenhall Finance Co. Pty Ltd, and any direct or indirect subsidiary of the foregoing entities, in each case to the extent a Subsidiary of the Company.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Transactions” means “Refinancing Transactions” as defined above.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property with a book value in excess of $5.0 million now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to another Person and the Company or a Restricted Subsidiary leases it from such Person other than a lease properly characterized pursuant to GAAP as a Capital Lease Obligation, other than transfers and leases among the Company and any Restricted Subsidiaries or among Restricted Subsidiaries.

“Second Lien Collateral Trust Agreement” means the collateral trust agreement, dated as of the Issue Date (as amended, restated, supplemented or otherwise modified), among the Company, the Guarantors, the Trustee, the 2028 Private Exchange Notes Trustee and the Second Lien Collateral Trustee.

“Second Lien Collateral Trustee” means Ankura Trust Company, LLC, in its capacity as collateral trustee for the Second Priority Secured Parties under the Second Lien Collateral Trust Agreement, together with its successors and assigns in such capacity.

“Second Lien Secured Obligations” means the Obligations under the Indenture and any other Indebtedness secured on a pari passu second lien basis with the Obligations under the Notes (including the Obligations under the 2028 Private Exchange Notes); provided that such Indebtedness is expressly permitted to be so incurred, secured and guaranteed on such basis by the then-existing documents governing the First Lien Secured Obligations and the Second Lien Secured Obligations and the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement.

“Second Priority Secured Parties” means the “Secured Parties” as defined in the Second Lien Collateral Trust Agreement.

“Secured Debt Default” has the meaning set forth in the Second Lien Collateral Trust Agreement.

“Secured Debt Document” has the meaning set forth in the Second Lien Collateral Trust Agreement.

“Secured Debt Representative” has the meaning set forth in the Second Lien Collateral Trust Agreement.

“Secured Indebtedness” means any Indebtedness of the Company or any of the Restricted Subsidiaries secured by a Lien.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all secured Indebtedness of the Company and the Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company ending on the most recently ended prior to such date.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” has the meaning set forth in the Second Lien Collateral Trust Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of its date of issue, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subject EBITDA” means, for any period, for any Acquired Business, the sum of the following for such period (calculated without duplication on a consolidated basis for such Acquired Business and its Subsidiaries to the fullest extent practicable in accordance with GAAP (and, if such Acquired Business consists of assets rather than a Person, as if such Acquired Business were a Person)) (a) net operating income (or loss) plus (b) the sum of the following to the extent deducted in determining such net operating income: (i) income and franchise taxes, (ii) interest expense, (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), and (iv) extraordinary losses.

“Subsidiary” means, with respect to any specified Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Total Leverage Ratio” means, on any date, the ratio of (a) the result of the following calculation: (i) the aggregate outstanding principal amount of all Indebtedness of the Company, its Subsidiaries and the Other Consolidated Persons on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) the aggregate outstanding principal amount of all Indebtedness of the Unrestricted Subsidiaries and the Other Consolidated Persons on such date that is Non-Recourse to the Company and the Restricted Subsidiaries plus (z) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company and the Restricted Subsidiaries ending on the most recently ended prior to such date.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unoccupied Facility” means any prison facility owned by the Company or a Restricted Subsidiary which for the fifty-two week period ending on the date of measurement has had an average occupancy level of less than 15%.

“Unrestricted Cash” means cash and Cash Equivalents held by the Company and its Subsidiaries that are not subject to any Lien or preferential arrangement in favor of any Person to protect such Person against loss and are not part of any funded reserve established by the Company or any of its Subsidiaries required by GAAP.

“Unrestricted Subsidiary” means (a) CSC of Tacoma, LLC, GEO International Holdings, LLC, Florina Insurance Company, GEO Design Services, Inc., WCC Financial, Inc., WCC Development, Inc., GEO/FL/01, Inc., GEO/FL/02, Inc., GEO/FL/03, Inc., The GEO Group UK Ltd., The GEO Group Ltd., South African Custodial Holdings Pty. Ltd., The GEO Group Australasia Pty, Ltd., GEO Australasia Pty, Ltd., The GEO Group Australia Pty, Ltd., Australasian Correctional Investment Ltd., Pacific Rim Employment Pty, Ltd., Canadian Correctional Management, Inc., Miramichi Youth Center Management, Inc., South Africa Custodial Services Pty, Ltd. (SACS), South African Custodial Management Pty, Ltd., GEO Australia Management Services Pty, Ltd. (No. 2), Australasian Correctional Services Pty, Ltd., Sentencing Concepts, Inc., BI Puerto Rico, Inc., GEO Amey PECS Ltd., GEO FIC Holdings, LLC, GEO/DE/MC/03 LLC, Premier Custodial Group Ltd, Premier Custodial Services Group Ltd, Premier Custodial Services Ltd, Premier Prison Services Ltd and the Ravenhall Project Subsidiaries; (b) any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution by the Board of Directors; and (c) any direct or indirect Subsidiary of any Subsidiary described in clauses (a) or (b).

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)

such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)	such designation and the Investment of the Company in such Subsidiary complies with the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions by the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the subheading “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Unrestricted Subsidiary Investment Conditions” means satisfaction of each of the following conditions:

(1)	such Investment may not consist of material intellectual property or Equity Interests in any Subsidiary that owns any material intellectual property;

(2)

such Investment must be made: (i) in the ordinary course of business of the Company and the Restricted Subsidiaries; (ii) for the bona fide (as determined by a majority of the Company’s independent members of its Board of Directors) purpose of developing, expanding or promoting a Permitted Business (1) conducted (or anticipated to be conducted, pursuant to reasonably specific plans) by such Person, and that (2) in the Company’s good-faith determination could not be conducted by a Restricted Subsidiary without materially hindering the achievement of such purpose; and (iii) not for the purpose of (1) making such invested property (or the proceeds thereof) available to support the liquidity requirements of the Company and the Restricted Subsidiaries following the occurrence of a Default or Event of Default; (2) making such invested property (or the proceeds thereof) available as collateral or other credit support for any financing that is effectively or structurally senior to the Second Lien Secured Obligations, other than a financing that is Non-Recourse to the Company and the Restricted Subsidiaries and is incurred to promote the same bona fide purpose as such Investment; or (4) otherwise hindering or delaying the Second Priority Secured Parties’ exercise of their rights and remedies under the Note Documents;

(3)

any such Investment in an aggregate amount greater than $5.0 million (whether individually or taken together with any related series of such Investments), must be approved by the Board of Directors of the Company;

(4)

if such Investment is made other than in cash or Cash Equivalents and in an amount greater than $5.0 million on an individual basis and $10.0 million in the aggregate over the course of the Notes, such Investment shall require independent appraisal(s) or other valuation made by a valuation firm (such appraisal or valuation (and all supporting documentation therefor) to be delivered to the Trustee (for further distribution to the Holders of the Notes) prior to or substantially concurrently with the consummation of any applicable Investment); and

(5)	prior to making any such Investment, the Company shall deliver to the Trustee an Officer’s Certificate certifying compliance with the conditions set forth in this definition.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(1)

the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, or liquidation preference, as the case may be, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

The following is a description of our senior credit facility. The summary of the senior credit facility is not complete and is subject and is qualified in its entirety by reference to the terms of the senior credit facility.

On June 12, 2019, we entered into Amendment No. 2 to the 2017 Credit Agreement by and among the refinancing lenders party thereto, the other lenders party thereto, GEO and GEO Corrections Holdings, Inc. and the administrative agent. Under the amendment, the maturity date of the revolver component of the 2017 Credit Agreement was extended to May 17, 2024. The borrowing capacity under the amended revolver remains at $900.0 million, and its pricing remains unchanged, currently bearing interest at LIBOR plus 2.25%.

The 2017 Credit Agreement evidences a credit facility consisting of a $758.0 million term loan bearing interest at LIBOR plus 2.00% (with a LIBOR floor of 0.75%), and a $900.0 million revolver initially bearing interest at LIBOR plus 2.25% (with a LIBOR floor of 0%) together with AUD275 million, or $189.5 million, based on exchange rates as of June 30, 2022, available solely for the issuance of financial letters of credit and performance letters of credit, in each case denominated in Australian Dollars under the Australian Dollar Letter of Credit Facility (the “Australian LC Facility”). As of June 30, 2022, there were no letters of credit issued under the Australian LC Facility. Amounts to be borrowed by us under the 2017 Credit Agreement are subject to the satisfaction of customary conditions to borrowing. The term loan component is scheduled to mature on March 23, 2024. The revolving credit commitment component is scheduled to mature on May 17, 2024. The 2017 Credit Agreement also has an accordion feature of $450.0 million, subject to lender demand and prevailing market conditions and satisfying the relevant borrowing conditions.

The 2017 Credit Agreement contains certain customary representations and warranties, and certain customary covenants that restrict our ability to, among other things (i) create, incur or assume any indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in mergers, acquisitions and asset sales, (v) make certain restricted payments, (vi) issue, sell or otherwise dispose of capital stock, (vii) engage in transactions with affiliates, (viii) allow the total leverage ratio to exceed 6.25 to 1.00, allow the senior secured leverage ratio to exceed 3.50 to 1.00, or allow the interest coverage ratio to be less than 3.00 to 1.00, (ix) cancel, forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value any senior notes, except as permitted, (x) alter the business we conduct, and (xi) materially impair our lenders’ security interests in the collateral for our loans.

Events of default under the 2017 Credit Agreement include, but are not limited to, (i) our failure to pay principal or interest when due, (ii) our material breach of any representation or warranty, (iii) covenant defaults, (iv) liquidation, reorganization or other relief relating to bankruptcy or insolvency, (v) cross default under certain other material indebtedness, (vi) unsatisfied final judgments over a specified threshold, (vii) certain material environmental liability claims asserted against us, and (viii) a change in control.

All of the obligations under the 2017 Credit Agreement are unconditionally guaranteed by certain of our domestic subsidiaries and the 2017 Credit Agreement and the related guarantees are secured by a perfected first-priority pledge of substantially all of our present and future tangible and intangible domestic assets and all present and future tangible and intangible domestic assets of each guarantor, including but not limited to a first-priority pledge of all of the outstanding capital stock owned by us and each guarantor in their domestic subsidiaries.

GEO Australasia Holdings Pty Ltd, GEO Australasia Finance Holdings Pty Ltd as trustee for the GEO Australasia Finance Holding Trust, and together with GEO Australasia Holdings, collectively (the “Australian Borrowers”) are wholly owned foreign subsidiaries of GEO. We have designated each of the Australian Borrowers as restricted subsidiaries under the 2017 Credit Agreement. However, the Australian Borrowers are not obligated to pay or perform any obligations under the 2017 Credit Agreement other than their own obligations as Australian Borrowers under the 2017 Credit Agreement. The Australian Borrowers do not pledge any of their assets to secure any obligations under the 2017 Credit Agreement.

On August 18, 2016, we executed a letter of offer providing for a bank guarantee line and bank guarantee/standby sub-facility in an aggregate amount of approximately AUD59 million, or $40.7 million, based on exchange rates in effect as of June 30, 2022 (collectively, the “Bank Guarantee Facility”). The Bank Guarantee Facility allows us to provide letters of credit to assure performance of certain obligations of our wholly owned subsidiary relating to its correctional facility in Ravenhall, located near Melbourne, Australia. The Bank Guarantee Facility is unsecured. The issuance of letters of credit under the Bank Guarantee Facility is subject to the satisfaction of the conditions precedent specified in the letter of offer. Letters of credit issued under the bank guarantee lines are due on demand and letters of credit issued under the bank guarantee/standby sub-facility cannot have a duration exceeding twelve months. The Bank Guarantee Facility may be terminated by the lender on 90 days written notice. As of June 30, 2022, there was AU59 million in letters of credit issued under the Bank Guarantee Facility.

As of June 30, 2022, we had approximately $758.0 million in aggregate borrowings outstanding under our term loan, approximately $735.0 million in borrowings under our revolver, and approximately $99.0 million in letters of credit which left approximately $66.0 million in additional borrowing capacity under the Revolver. The weighted average interest rate on outstanding borrowings under the 2017 Credit Agreement as of June 30, 2022 was 3.20%.

2023 Notes

The following is a description of the 5.125% Senior Notes Due 2023 (the “2023 Notes”). This summary is not complete and is subject and is qualified in its entirety by reference to the terms of the indenture governing the 2023 Notes.

On March 19, 2013, we completed a registered offering of $300.0 million in aggregate principal amount of the 2023 Notes. Interest on the 2023 Notes accrues at a rate of 5.125% per annum and is payable semi-annually in arrears on April 1 and October 1 of each year. The 2023 Notes mature on April 1, 2023.

The 2023 Notes are unsecured, unsubordinated obligations of GEO and the guarantors and rank:

•	pari passu with any unsecured, unsubordinated indebtedness of GEO and the guarantors, the 2024 Notes, the 2026 Notes and the guarantors’ guarantees thereof;

•	senior to any future indebtedness of GEO and the guarantors that is expressly subordinated to the 2023 Notes and their related guarantees;

•

effectively junior to any secured indebtedness of GEO and the guarantors, including indebtedness under the senior credit facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all obligations of our subsidiaries that are not guarantors.

The 2023 Notes could have been redeemed at our option, in whole or in part, from time to time, prior to April 1, 2018 at a redemption price equal to 100% of the principal amount of the 2023 Notes plus a “make-whole” premium, together with accrued and unpaid interest. On or after April 1, 2018, the 2023 Notes may be redeemed at our option, in whole or in part, at any time at a premium which is at a fixed percentage that declines to par on or after April 1, 2021, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date. At any time on or prior to April 1, 2016, we could have on any one or more occasions redeemed up to 35% of the aggregate principal amount of the outstanding 2023 Notes with the net cash proceeds of certain equity offerings at a redemption price of 105.125% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date.

Upon the occurrence of a change of control, as defined in the indenture governing the 2023 Notes, each holder of the 2023 Notes has the right to require us to purchase all or a portion of the holder’s 2023 Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the purchase date.

The indenture governing the 2023 Notes contains certain covenants that limit or restrict our ability to:

•	incur additional indebtedness or issue preferred stock;

•	make dividend payments or other restricted payments;

•	create liens;

•	sell assets;

•	engage in sale and leaseback transactions;

•	create or permit restrictions on the ability of our restricted subsidiaries to make dividends or make other distributions to us;

•	enter into transactions with affiliates; and

•	enter into mergers, consolidations, or sales of all or substantially all of our assets.

During 2021, we repurchased $22.5 million in aggregate principal amount of our 2023 Notes at a weighted average price of 90.68% for a total cost of $20.4 million. There were no repurchases of 2023 Notes during the six months ended June 30, 2022.

2024 Notes

The following is a description of the 5.875% Senior Notes Due 2024 (the “2024 Notes”). This summary is not complete and is subject and is qualified in its entirety by reference to the terms of the indenture governing the 2024 Notes.

On September 25, 2014, we completed a registered offering of $250.0 million in aggregate principal amount of the 2024 Notes. Interest on the 2024 Notes accrues at a rate of 5.875% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year. The 2024 Notes mature on October 15, 2024.

The 2024 Notes are unsecured, unsubordinated obligations of GEO and the guarantors and rank:

•	pari passu with any unsecured, unsubordinated indebtedness of GEO and the guarantors, the 2023 Notes, the 2026 Notes and the guarantors’ guarantees thereof;

•	senior to any future indebtedness of GEO and the guarantors that is expressly subordinated to the 2024 Notes and their related guarantees;

•

effectively junior to any secured indebtedness of GEO and the guarantors, including indebtedness under the senior credit facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all obligations of our subsidiaries that are not guarantors.

The 2024 Notes could have been redeemed at our option, in whole or in part, from time to time, prior to October 15, 2019 at a redemption price equal to 100% of the principal amount of the 2024 Notes plus a “make-whole” premium, together with accrued and unpaid interest. On or after October 15, 2019, the 2024 Notes may be redeemed at our option, in whole or in part, at any time at a premium which is at a fixed percentage that declines to par on or after October 15, 2022, plus accrued and unpaid interest, if any, thereon to the redemption date. At any time on or prior to October 15, 2017, we could have on any one or more occasions redeemed up to 35% of the aggregate principal amount of the outstanding 2024 Notes with the net cash proceeds of certain equity offerings at a redemption price of 105.875% of their principal amount, plus accrued and unpaid interest, if any, thereon to the redemption date.

Upon the occurrence of a change of control, as defined in the indenture governing the 2024 Notes, each holder of the 2024 Notes has the right to require us to purchase all or a portion of the holder’s 2024 Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The indenture governing the 2024 Notes contains certain covenants that limit or restrict our ability to:

•	incur additional indebtedness or issue preferred stock;

•	make dividend payments or other restricted payments;

•	create liens;

•	sell assets;

•	engage in sale and leaseback transactions;

•	create or permit restrictions on the ability of our restricted subsidiaries to make dividends or make other distributions to us;

•	enter into transactions with affiliates; and

•	enter into mergers, consolidations, or sales of all or substantially all of our assets.

During 2021, we repurchased $17.2 million in aggregate principal amount of our 2024 Notes at a weighted average price of 79.51% for a total cost of $13.7 million. There were no repurchases of 2024 Notes during the six months ended June 30, 2022.

2026 Notes

The following is a description of the 6.000% Senior Notes Due 2026 (the “2026 Notes”). This summary is not complete and is subject and is qualified in its entirety by reference to the terms of the indenture governing the 2026 Notes.

On April 18, 2016, we completed a registered offering of $350.0 million in aggregate principal amount of the 2026 Notes. Interest on the 2026 Notes accrues at a rate of 6.00% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year. The 2026 Notes mature on April 15, 2026.

The 2026 Notes are unsecured, unsubordinated obligations of GEO and the guarantors and rank:

•	pari passu with any unsecured, unsubordinated indebtedness of GEO and the guarantors, the 2023 Notes, the 2024 Notes and the guarantors’ guarantees thereof;

•	senior to any future indebtedness of GEO and the guarantors that is expressly subordinated to the 2026 Notes and their related guarantees;

•

effectively junior to any secured indebtedness of GEO and the guarantors, including indebtedness under the senior credit facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all obligations of our subsidiaries that are not guarantors.

The 2026 Notes could have been redeemed at our option, in whole or in part, from time to time, prior to April 15, 2021 at a redemption price equal to 100% of the principal amount of the 2026 Notes plus a “make-whole” premium, together with accrued and unpaid interest. On or after April 15, 2021, the 2026 Notes may be redeemed at our option, in whole or in part, at any time at a premium which is at a fixed percentage that declines to par on or after April 15, 2024, plus accrued and unpaid interest, if any, thereon to the redemption date. At any time on or prior to April 15, 2019, we could have on any one or more occasions redeemed up to 35% of the aggregate principal amount of the outstanding 2026 Notes with the net cash proceeds of certain equity offerings at a redemption price of 106.000% of their principal amount, plus accrued and unpaid interest, if any, thereon to the redemption date.

Upon the occurrence of a change of control, as defined in the indenture governing the 2026 Notes, each holder of the 2026 Notes has the right to require us to purchase all or a portion of the holder’s 2026 Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The indenture governing the 2026 Notes contains certain covenants that limit or restrict our ability to:

•	incur additional indebtedness or issue preferred stock;

•	make dividend payments or other restricted payments;

•	create liens;

•	sell assets;

•	engage in sale and leaseback transactions;

•	create or permit restrictions on the ability of our restricted subsidiaries to make dividends or make other distributions to us;

•	enter into transactions with affiliates; and

•	enter into mergers, consolidations, or sales of all or substantially all of our assets.

There were no repurchases of 2026 Notes during 2021 or the six months ended June 30, 2022.

Exchangeable 2026 Notes

The following is a description of the 6.50% Exchangeable Senior Notes due 2026 (the “Exchangeable 2026 Notes”). This summary is not complete and is subject and is qualified in its entirety by reference to the terms of the indenture governing the Exchangeable 2026 Notes.

On February 24, 2021, our wholly-owned subsidiary, GEOCH, completed a private offering of $230 million aggregate principal amount of 6.50% Exchangeable Notes due 2026 which included the full exercise of the initial purchasers’ over-allotment option to purchase an additional $30 million aggregate principal amount of Exchangeable 2026 Notes. The Exchangeable 2026 Notes will mature on February 23, 2026, unless earlier repurchased or exchanged. The Exchangeable 2026 Notes bear interest at the rate of 6.50% per year plus an additional amount based on the dividends paid by us on our common stock, $0.01 par value per share. Interest on the notes is payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2021.

Subject to certain restrictions on share ownership and transfer, holders may exchange the notes at their option prior to the close of business on the business day immediately preceding November 25, 2025, but only under the following circumstances: (1) during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the exchange rate for the notes on each such trading day; or (2) upon the occurrence of certain specified corporate events. On or after November 25, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may exchange their notes at any time, regardless of the foregoing circumstances. Upon exchange of a note, we will pay or deliver, as the case may be, cash or a combination of cash and shares of our common stock. As of June 30, 2022, conditions had not been met to exchange the notes.

Upon conversion, we will pay or deliver, as the case may be, cash or a combination of cash and shares of common stock. The initial conversion rate is 108.4011 shares of common stock per $1,000 principal amount of Exchangeable 2026 Notes (equivalent to an initial conversion price of approximately $9.225 per share of common stock). The conversion rate will be subject to adjustment in certain events. If we undergo or GEOCH undergoes a fundamental change, holders may require GEOCH to purchase the notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

We used the net proceeds from the offering of our Exchangeable 2026 Notes, including the exercise in full of the initial purchasers’ over-allotment option to fund the redemption of the then outstanding amount of approximately $194.0 million of our 5.875% Senior Notes due 2022, to re-purchase additional senior notes and used remaining net proceeds to pay related transaction fees and expenses, and for general corporate purposes. As a result of the redemption, deferred loan costs in the amount of approximately $0.7 million were written off to loss on extinguishment of debt during the six months ended June 30, 2021.

The notes were offered in the United States only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act, and outside of the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. Neither the notes nor any of the shares of our common stock issuable upon exchange of the notes, if any, have been, or will be, registered under the Securities Act and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements under the Securities Act.

We elected to early adopt Accounting Standards Update 2020-06, Debt – Debt with Conversion and Other Options and Derivatives and Hedging – Contracts in Entity’s Own Equity, on January 1, 2021. The new standard simplifies the accounting for convertible debt by removing the requirements to separately present certain conversion features in equity. In addition, the new standard also simplifies the guidance in ASC 815-40, Derivatives and Hedging – Contract in Entity’s Own Equity, by removing certain criteria that must be satisfied to classify a contract as equity. Finally, the new standard revises the guidance on calculating earnings per share. We determined under the guidance of the new standard that the embedded conversion option does not require bifurcation and all proceeds were allocated to the Exchangeable 2026 Notes as a single instrument and is included in Long-Term Debt in the accompanying consolidated balance sheets. The costs incurred in the issuance, including the initial purchasers discount, totaling approximately $9.6 million, are classified as a cash outflow within the financing activities section in the consolidated statement of cash flows for the six months ended June 30, 2021, and are also being amortized to expense over the term of the Exchangeable 2026 Notes.

Because we currently intend to settle conversions by paying cash up to the principal amount of the Exchangeable 2026 Notes, with any excess conversion value settled in shares of common stock, the Exchangeable 2026 Notes are being accounted for using the net settlement method (or treasury stock-type method) for the purposes of calculating diluted earnings per share. Using this method, the denominator will be affected when the average share price of our common stock for a given period is greater than the conversion price of approximately $9.225 per share. There was no dilutive impact for the six months ended June 30, 2022 and 2021.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

General

Except as set forth below, all of the New Notes will be issued in registered, global form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “Global Notes”). The New Notes will be issued at the closing of the Exchange Offers and Consent Solicitations.

The Global Notes will be deposited upon issuance with the New Notes Trustee (or an agent thereof) as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in the Global Notes may not be exchanged for notes in certificated form and owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. See “—Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC)), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in DTC. All interests in a Global Note may be subject to the procedures and requirements of DTC. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream which in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems (as well as to the procedures and requirements of DTC). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to Persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of definitive notes in registered certificated form (“Certificated Notes”) and will not be considered the registered owners or “Holders” thereof under the New Notes Indenture for any purpose.

Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the New Notes Indenture. Under the terms of the New Notes Indenture, the Company and the New Notes Trustee, and any agent of the Company or the New Notes Trustee, will treat the Persons in whose names the New Notes, including the Global Notes, are registered as the owners of such New Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the New Notes Trustee nor any agent of the Company or the New Notes Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC or the Company. Neither the Company nor the New Notes Trustee, the New Notes Trustee, nor any agent of the Company or the New Notes Trustee, will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any New Notes, and the Company and the New Notes Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the New Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of the portion of the aggregate principal amount of the New Notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute those notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither the Company nor the New Notes Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a Certificated Note if:

(1)

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)	we, at our option, notify the New Notes Trustee in writing that we elect to cause the issuance of Certificated Notes; or

(3)	there has occurred and is continuing a Default with respect to the New Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the New Notes Trustee by or on behalf of DTC in accordance with the New Notes Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the New Notes represented by the Global Notes, including payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the DTC or its nominee. We will make all payments of principal and premium, if any, and interest on Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no account is specified, by mailing a check to each Holder’s registered address. See “Description of the New Notes—Principal, Maturity and Interest.” Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in the New Notes represented by the Global Notes will, therefore, be required by DTC to be settled in immediately available funds. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the Exchange Offers, the Consent Solicitations and the ownership and disposition of the New Notes received in the Exchange Offers. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury Department regulations promulgated thereunder (“Treasury Regulations”), and judicial decisions and current administrative rulings and practice, all as in effect and existing on the date of this Prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) or a court would agree with the summary set forth herein.

This summary does not address all of the tax considerations that may be relevant to beneficial owners of Old Notes (or New Notes received pursuant to the Exchange Offers) (“holders”) in light of their particular circumstances or to holders that are subject to special treatment under U.S. federal income tax rules, including: banks and other financial institutions; insurance companies; securities or currency dealers; broker-dealers; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; persons subject to the alternative minimum tax; controlled foreign corporations or passive foreign investment companies; regulated investment companies or REITs; non-U.S. investors (except to the extent set forth below); S corporations or investors therein; U.S. expatriates; holders classified as partnerships or other flow-through entities under the Code and investors therein; holders who hold Old Notes or New Notes as part of a hedge, straddle, conversion transaction, synthetic security or other integrated investment; holders required to accelerate the recognition of any item of gross income with respect to an Old Note or New Note as a result of its inclusion in an applicable financial statement; holders that hold Old Notes or New Notes through a non-U.S. broker or other non-U.S. intermediary; holders whose functional currency is not the U.S. dollar; and holders who acquired Old Notes at a premium to par. This summary assumes that the holders hold the Old Notes and will hold the New Notes exclusively as “capital assets” (generally, assets held as investments) under the Code. In addition, this summary does not address the Medicare tax on the net investment income, the alternative minimum tax or any aspects of foreign, state, local, estate, gift, or other tax laws that may be applicable to a particular holder in connection with the Exchange Offers and the ownership and disposition of the New Notes.

This summary of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Each holder should consult its tax advisor regarding the tax considerations relevant to the Exchange Offers, the Consent Solicitations and the ownership and disposition of the New Notes in light of such holder’s particular circumstances.

As used in this summary, the term “U.S. Holder” means a holder that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity subject to tax as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any state or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that (A) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons, within the meaning of section 7701(a)(30) of the Code, have the authority to control all substantial decisions or (B) has a valid election in effect to be treated as a United States person under applicable Treasury Regulations. The term “Non-U.S. Holder” means a holder that for U.S. federal income tax purposes is neither a U.S. Holder nor an entity or arrangement classified as a partnership under the Code.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Old Notes or New Notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership that owns Old Notes (or New Notes received pursuant to the Exchange Offers) should consult their tax advisors regarding the U.S. federal income tax consequences of the Exchange Offers and the ownership and disposition of the New Notes.

Exchanges of Old Notes by U.S. Holders

The exchange of an existing debt instrument for a new debt instrument constitutes a disposition of such existing debt instrument for U.S. federal income tax purposes if the exchange results in a “significant modification” of the existing debt instrument under the applicable Treasury Regulations. In general, the modification of a debt instrument (or an exchange of an existing debt instrument for a new debt instrument) is a significant modification if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. The Treasury Regulations provide that a change in the yield of a debt instrument is a significant modification if the annual yield on the modified instrument varies from the annual yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of (i) 25 basis points and (ii) five percent of the annual yield of the unmodified instrument. Based on the market conditions as of the date hereof and the terms of the Exchange Offers, we anticipate, and, except as otherwise stated, this discussion assumes, that the exchange of one or more of the Old Notes for New Notes will result in a “significant modification” under these rules.

The U.S. federal income tax consequences of an exchange will depend on whether the Old Note and the New Note received therefor are properly characterized as “securities” for U.S. federal income tax purposes. Whether a debt instrument is a security for this purpose is determined based on all of the facts and circumstances, and upon the application of principles enumerated in numerous judicial decisions. Factors evaluated include whether the holder of such debt instrument is subject to a material level of entrepreneurial risk and the holder’s degree of participation and continuing interest in the debtor’s business, but most authorities have held that the term to maturity of the debt instrument is one of the most significant factors. In this regard, debt instruments with a term of ten years or more generally have qualified as securities, whereas debt instruments with a term of less than five years generally have not qualified as securities. Whether a debt instrument with an original term of between five and ten years should be characterized as a security is not entirely clear.

Although the treatment is uncertain, we intend to take the position that both the Old Notes and New Notes are treated as securities for U.S. federal income tax purposes. In such case, the exchange of an Old Note for the Exchange Consideration will be treated as a “recapitalization” for U.S. federal income tax purposes. In such event, subject to the discussion below in “—Payment of Accrued Interest on Old Notes” a U.S. Holder that exchanges an Old Note for the Exchange Consideration will generally not recognize gain or loss on the exchange except to the extent such U.S. Holder receives cash and/or “excess principal amount” with respect to an Old Note. A U.S. Holder will generally recognize gain with respect to the receipt of cash and/or excess principal amount received in the exchange equal to the lesser of (i) the sum of the cash the U.S. Holder receives in the exchange (other than cash paid in respect of accrued and unpaid interest on the Old Notes) plus the fair market value of the excess principal amount and (ii) the difference between (A) the sum of the issue price of such New Note and the cash the U.S. Holder receives (other than cash paid in respect of accrued and unpaid interest on the Old Notes) and (B) such U.S. Holder’s adjusted tax basis in the Old Note surrendered therefor (such cash and excess principal amount is referred to as “boot”).

A U.S. Holder’s tax basis in a New Note will generally be equal to its adjusted tax basis in the Old Note exchanged therefor, decreased by the amount of any cash received in the exchange (other than cash paid in respect of accrued and unpaid interest on the Old Notes) and the fair market value of the portion of the New Notes treated as boot, increased by any gain recognized on account of the receipt of any excess principal amount. In addition, a U.S. Holder’s holding period in a New Note will generally include its holding period in the Old Note exchanged therefor, except the portion of the New Notes treated as boot will have an initial tax basis in such U.S. Holder’s hands equal to the fair market value of such portion and will have a holding period that begins the day after the Settlement Date.

If, contrary to our intended position, the Old Notes and/or the New Notes are not characterized as “securities,” the exchange of an Old Note for the Exchange Consideration would generally be a fully taxable transaction to U.S. Holders for U.S. federal income tax purposes. In that case, subject to the discussion below in “—Payment of

Accrued Interest on Old Notes” a U.S. Holder that exchanges an Old Note for the Exchange Consideration would generally recognize gain or loss on the exchange in an amount equal to the difference between (i) the sum of (A) the “issue price” of the New Note received (see “—Ownership and Disposition of New Notes by U.S. Holders—Issue Price” below), and (B) the amount of any cash consideration received (other than cash paid in respect of accrued and unpaid interest on the Old Notes), including any cash received as part of the Exchange Consideration and as a result of any rounding down of the principal amount of the New Note that the holder would otherwise have been entitled to receive, and (ii) the U.S. Holder’s adjusted tax basis in the Old Note surrendered in the exchange. A U.S. Holder’s initial tax basis in a New Note would generally equal the issue price of the New Note, and a U.S. Holder’s holding period in a New Note would generally commence on the day after the Settlement Date. U.S. Holders of Old Notes should consult their tax advisors regarding the characterization of the Old Notes and New Notes as “securities” and the potential tax consequences of a taxable exchange of an Old Note for the Exchange Consideration.

Character of Gain or Loss. Subject to the discussions below in “—Market Discount Rules” and “—Payment of Accrued Interest on Old Notes,” if a U.S. Holder recognizes gain or loss on the exchange of an Old Note for the Exchange Consideration, such gain or loss would generally be capital gain or loss. Any such capital gain or loss would generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the Old Notes surrendered in the exchange is greater than one year at the time of the exchange. Long-term capital gains recognized by individual and other non-corporate U.S. Holders are generally taxed at preferential U.S. federal income tax rates. A U.S. Holder’s ability to deduct capital losses may be subject to limitations under the Code.

Market Discount Rules. Certain U.S. Holders that acquired an Old Note at a discount may be subject to the “market discount” rules under the Code. In general, a holder will be considered to have acquired an Old Note with market discount if its adjusted tax basis in the Old Note is less than the sum of all remaining payments to be made on the Old Note (other than payments of stated interest) by more than a specified de minimis amount. Any gain recognized by a U.S. Holder on an exchange of such an Old Note pursuant to the Exchange Offers will generally be treated as ordinary income to the extent of the market discount that accrued on the Old Note during such U.S. Holder’s holding period, unless such U.S. Holder previously elected to include such market discount in income currently as it accrued.

If an exchange of an Old Note for the Exchange Consideration is treated as a “recapitalization” under the Code, any accrued market discount on such Old Note in excess of any gain recognized by a U.S. Holder pursuant to the Exchange Offers should not be currently includible in income by a U.S. Holder. Instead, such accrued market discount would generally carry over to the New Note received in exchange therefor, such that any gain recognized by the U.S. Holder on a subsequent sale, exchange, redemption, or other taxable disposition of such New Notes would generally be treated as ordinary income to the extent of any accrued market discount on the Old Note not previously included in income by the U.S. Holder.

Payment of Accrued Interest on Old Notes. Any amount received by a U.S. Holder pursuant to the Exchange Offers attributable to accrued and unpaid interest on an Old Note will be includible in gross income as ordinary interest income if such accrued interest has not been included previously in gross income for U.S. federal income tax purposes.

Ownership and Disposition of New Notes by U.S. Holders

Issue Price. If the New Notes are “publicly traded” for U.S. federal income tax purposes, the issue price of the New Notes will equal their fair market value on the Settlement Date. The New Notes will be treated as publicly traded if, at any time during the 31-day period ending 15 days after the Settlement Date, the New Notes are, “traded on an established market” within the meaning of the applicable Treasury Regulations. Subject to certain exceptions, a debt instrument will generally be treated as traded on an established market if (1) there is a sales price for the debt instrument, (2) there are one or more firm quotes for the debt instrument or (3) there are one or more indicative quotes for the debt instrument. We expect that the New Notes will be “publicly traded” and that accordingly, the issue price of the New Notes will equal the fair market value of the New Notes on the Settlement

Date. However, the rules regarding the determination of issue price are complex and highly detailed, and U.S. Holders should consult their tax advisors regarding the determination of the issue price of the New Notes. We will provide information regarding the issue price of the New Notes within 90 days of the Settlement Date in a manner consistent with applicable Treasury Regulations.

Stated Interest and OID. Stated interest on a New Note will generally be taxable to a U.S. Holder as ordinary income at the time the interest is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

The New Notes will be issued with an original issue discount (“OID”) for U.S. federal income tax purposes if the “stated redemption price at maturity” exceeds the issue price of the New Notes (as described under “—Issue Price” above) by more than a statutorily defined de minimis amount. Under the OID rules, a U.S. Holder will generally be required to include in income the daily portion of any OID (i.e., the excess of the stated redemption price at maturity over the issue price of the New Notes) that accrues on a New Note for each day during the taxable year on which such U.S. Holder holds the New Note, regardless of its regular method of accounting for U.S. federal income tax purposes. Thus, the U.S. Holder would generally be required to include OID in income in advance of the receipt of the cash to which the OID is attributable.

Sale, Exchange or other Taxable Disposition of New Notes. Subject to the discussion above in “Exchanges of Old Notes by U.S. Holders —Market Discount Rules,” a U.S. Holder will generally recognize capital gain or loss on a sale, exchange, or other taxable disposition of a New Note in an amount equal to the difference, if any, between (i) the sum of the amount of cash and the fair market value of any other property received in connection with the disposition (other than amounts attributable to accrued and unpaid stated interest, which would generally be taxable as ordinary income to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in a New Note. A U.S. Holder’s adjusted tax basis in its New Notes will generally be equal to its initial tax basis in the New Note (as described above in “—Exchanges of Old Notes by U.S. Holders”) increased by any OID and market discount included in the U.S. Holder’s income prior to the disposition of the New Note and decreased by any payments received on the New Note (other than stated interest) and bond premium previously amortized. Any such capital gain or loss would generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period in such New Note is greater than one year at the time of the disposition. Long-term capital gains recognized by individual and other non-corporate U.S. Holders are generally taxed at preferential U.S. federal income tax rates. A U.S. Holder’s ability to deduct capital losses may be subject to limitations.

The market discount rules described above in “—Exchanges of Old Notes by U.S. Holders—Market Discount Rules” will generally apply to any market discount accrued with respect to a New Note and any accrued market discount carried over from an Old Note.

Exchanges of Old Notes by Non-U.S. Holders

As discussed above in “—Exchanges of Old Notes by U.S. Holders,” the exchange of Old Notes for the Exchange Consideration is expected to result in a “significant modification” of such Old Notes for U.S. federal income tax purposes. Regardless of whether this exchange qualifies as a “recapitalization” for U.S. federal income tax purposes, a Non-U.S. Holder would generally not be subject to U.S. federal income tax on any gain recognized on the exchange (subject to the discussion below in “Exchanges of Old Notes by U.S. Holders—Payment of Accrued Interest on Old Notes”) unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. In the case of any gain recognized by a Non-U.S. Holder described in clause (i) of the preceding sentence, such Non-U.S. Holder will generally be subject to tax on such gain under regular graduated U.S. federal income tax rates as if it were a U.S. Holder. A corporate Non-U.S. Holder described in (i) above may also be subject to a branch profits tax equal to 30 percent (or a lower rate specified in an applicable income tax treaty) of its “effectively connected earnings and profits” subject to adjustments. An individual Non-U.S. Holder described in (ii) above will generally be subject to a flat 30 percent tax on such gain, which may be offset by certain United States source capital losses.

Payment of Accrued Interest on Old Notes. Any amount received by a Non-U.S. Holder that is attributable to accrued and unpaid interest on an Old Note will generally be taxable in the same manner as described under “—Ownership and Disposition of New Notes by Non-U.S. Holders—Stated Interest and OID.”

Ownership and Disposition of New Notes by Non-U.S. Holders

Stated Interest and OID. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on payments of interest (which, for purposes of this discussion of Non-U.S. Holders, includes any OID) on the New Notes if: (i) the interest is not effectively connected with a United States trade or business (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States); and (ii) the Non-U.S. Holder:

•	does not actually or constructively, directly or indirectly, own 10% or more of GEO voting stock;

•	is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

•	certifies to its non-U.S. status and that no withholding is required under the Foreign Account Tax Compliance Act (discussed below) on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

Alternatively, a Non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States) (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis under regular graduated U.S. federal income tax rates as if it were a U.S. Holder and, if it is a foreign corporation, may be subject to a 30% United States branch profits tax (or lower applicable treaty rate).

If a Non-U.S. Holder does not satisfy the requirements described above and does not establish that the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, the Non-U.S. Holder generally will be subject to United States withholding tax on payments of interest, currently imposed at 30%. Under certain income tax treaties, the United States withholding rate on payments of interest may be reduced or eliminated, provided the Non-U.S. Holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E).

Sale, Exchange or other Taxable Disposition of New Notes. In general, any gain recognized on a sale, exchange, or other taxable disposition of New Notes by a Non-U.S. Holder will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. Certain U.S. income tax rules applicable to Non-U.S. Holders described in (i) or (ii) of the preceding sentence are described above in “—Exchanges of Old Notes by Non-U.S. Holders.” Any amounts received by a Non-U.S. Holder that are attributable to accrued and unpaid interest would generally be subject to the rules described above in “—Stated Interest and OID.”

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on interest payable (including any OID) on certain debt obligations of U.S. issuers held by or through certain financial institutions (including investment funds), whether such institution is the beneficial owner or an intermediary, unless the institution certifies that it has entered into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to certain interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Similarly, interest payable on debt obligations held by a non-financial non-U.S. entity that does not qualify under certain exemptions, whether such entity is the beneficial owner or an intermediary, will generally be subject to withholding at a rate of 30%, unless such entity either (A) certifies that such entity does not have any “substantial United States owners” or (B) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the United States Department of the Treasury. Non-U.S. Holders should consult their tax advisors regarding the possible implications of these rules on the ownership and disposition of Old Notes and/or New Notes in light of their particular circumstances.

U.S. Federal Income Tax Considerations for Holders Not Tendering Old Notes

Tax Treatment for Non-Tendering Holders. The tax treatment of a holder of an Old Note that does not tender pursuant to the Exchange Offers will depend on whether the Proposed Amendments are adopted and, if so, whether the adoption of the Proposed Amendments results in a “deemed” exchange of such Old Note for U.S. federal income tax purposes. Generally, the modification of a debt instrument results in a “deemed” exchange of an “old” debt instrument for a “new” debt instrument if such modification is “significant” within the meaning of the applicable Treasury Regulations. Under such Treasury Regulations, the modification of a debt instrument is a “significant” modification if, based on all the facts and circumstances and taking into account all modifications of the debt instruments collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” Under such Treasury Regulations, a modification that adds, deletes, or alters customary accounting or financial covenants is not a significant modification. Although it is not free from doubt whether the modification pursuant to the Proposed Amendments will cause a deemed exchange of the Old Notes, we intend to take the position that the adoption of the Proposed Amendments will not result in a significant modification and, as a result, there will not be a taxable event for holders not tendering Old Notes. Based on such position, non-tendering holders will have the same adjusted tax basis in, holding period for, and accrued market discount with respect to, their Old Notes that they had immediately prior to the Exchange Offers, and Non-U.S. Holders should generally be subject to the same U.S. federal income and withholding tax treatment on their non-tendered Old Notes as prior to the adoption of the Proposed Amendments. However, our position is not binding on the IRS, and if the IRS were to successfully challenge this position, the adoption of the Proposed Amendments may result in a “deemed” exchange of an Old Note for U.S. federal income tax purposes. Accordingly, any gain recognized on the deemed exchange would be fully taxable to a U.S. Holder of Old Notes unless it qualifies as a tax-free recapitalization for U.S. federal income tax purposes. Any gain recognized by, and accrued interest payable to, a non-tendering holder of Old Notes would generally be subject to tax to the same extent and in the same manner as any gain recognized by, and accrued interest payable to, a tendering holder of Old Notes. In such a situation, Non-U.S. Holders would also generally be subject to tax to the same extent (if at all) and in the same manner as any gain recognized by, and accrued interest payable to, a tendering Non-U.S. Holder of the Old Notes that exchanges Old Notes for New Notes and no cash. A holder’s holding period for the amended Old Notes would commence on the date immediately following the date of the adoption of the Proposed Amendments and the holder’s tax basis in the amended Old Notes would be the fair market value of the Old Notes on the date of the adoption of the Proposed Amendments. In addition, U.S. Holders of amended Old Notes may be required to include OID (as defined above) in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method, before the receipt of cash payments attributable to this income. Holders of Old Notes should consult their tax advisors regarding the potential tax consequences of not tendering their Old Notes pursuant to the Exchange Offers.

Exchange Consideration Paid in Connection with the 2023 Notes Consent. The U.S. federal income tax treatment of Exchange Consideration paid in connection with the 2023 Notes Consent (such Exchange Consideration, the “Consent Fee”) is not entirely clear as there is no authority that directly addresses the U.S. federal income tax treatment of the Consent Fee. The Consent Fee may be treated either as separate consideration paid to consenting holders of the 2023 Notes for their Consent or, alternatively, as payments on a 2023 Note (i.e., first as a payment of interest, to the extent of accrued but unpaid interest, and then as a return of principal on the 2023 Note). Although the matter is not free from doubt, we intend to treat the Consent Fee as separate consideration paid to consenting holders of the 2023 Notes for their Consent. Accordingly, we intend to treat the Consent Fee as a payment that is taxable as ordinary income to U.S. Holders in accordance with their regular method of accounting for U.S. federal income tax purposes. Further, we intend to withhold United States federal income tax at a rate of 30% from any Consent Fee paid to a Non-U.S. Holder, unless an exemption from or reduction of withholding tax is applicable (either because such amounts are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States or because of an applicable income tax treaty with the United States) and such Non-U.S. Holder complies with applicable certification requirements. Holders of 2023 Notes receiving the Consent Fee are urged to consult their tax advisors regarding the U.S. federal income tax treatment of the Consent Fee.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any non-U.S. jurisdiction that would permit a public offering of the New Notes or the possession, circulation or distribution of this Prospectus or any material relating to us, the Old Notes or the New Notes in any jurisdiction where action for that purpose is required. Accordingly, the New Notes offered in the Exchange Offers may not be offered, sold or exchanged, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the Exchange Offers and Consent Solicitations may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This Prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Old Notes or New Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this Prospectus in certain jurisdictions (including, but not limited to, the European Economic Area, the U.K., the People’s Republic of China, Taiwan, Hong Kong, Singapore, Switzerland, Malaysia and Canada ) may be restricted by law. Persons into whose possession this Prospectus comes are required by us, the Dealer Manager and the Exchange Agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the Exchange Offers to be made by a licensed broker or dealer and the Dealer Manager or any of its affiliates is a licensed broker or dealer in any such jurisdiction, such Exchange Offers shall be deemed to be made by the Dealer Manager or such affiliate (as the case may be) on our behalf in such jurisdiction.

The New Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If, under the terms of the Exchange Offers, the aggregate principal amount of New Notes that any tendering holder is entitled to receive is not in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof, we will round downward the amount of the New Notes to $2,000 or the nearest integral multiple of $1,000 in excess thereof and pay the difference in cash.

European Economic Area

The New Notes are not intended to be offered, sold or otherwise made available to and are not being offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This Prospectus has been prepared on the basis that any offer of New Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This Prospectus is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

PROHIBITION OF SALES TO U.K. RETAIL INVESTORS – The New Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the FSMA (as defined below) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;3 or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA-25. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the UK PRIIPs Regulation.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the U.K., or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or cause to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

People’s Republic of China

This Prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the New Notes may not be offered or sold, and will not be offered, sold or exchanged, directly or indirectly, to any resident of the PRC or to persons for reoffering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan

The New Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the New Notes in Taiwan..

Hong Kong

The New Notes may not be offered, sold or exchanged by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the New Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to New Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus and any other document or material in connection with the Exchange Offers and Consent Solicitations may not be circulated or distributed, nor may the New Notes be offered, sold or exchanged, or be made the subject of an offer to exchange, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the New Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the New Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the New Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This Prospectus is not intended to constitute an offer or solicitation to purchase or invest in the New Notes. The New Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus nor any other offering or marketing material relating to the New Notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus nor other offering or marketing material relating to the New Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Malaysia

No approval from the Securities Commission of Malaysia is or will be obtained, nor will any prospectus be filed or registered with the Securities Commission of Malaysia, for the offering of the New Notes in Malaysia. This Prospectus does not constitute and is not intended to constitute an invitation or offer for subscription or purchase of the New Notes, nor may this Prospectus or any other offering material or document relating to the New Notes be published or distributed, directly or indirectly, to any person in Malaysia unless such invitation or offer falls within (a) Schedule 5 to the Capital Markets and Services Act 2007 (“CMSA”), (b) Schedule 6 or 7 to the CMSA as an “excluded offer or excluded invitation” or “excluded issue” within the meaning of section 229 and 230 of the CMSA and (c) Schedule 8 so the trust deed requirements in the CMSA are not applicable. No offer or invitation in respect of the New Notes may be made in Malaysia except as an offer or invitation falling under Schedule 5, 6 or 7 and 8 to the CMSA.

LEGAL MATTERS

Certain matters with respect to the validity of the offered securities will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal and tax matters as described under “United States Federal Income Tax Considerations” will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Certain legal matters in connection with Florida and Colorado law will be passed upon for us by Akerman LLP. Certain legal matters in connection with Alaska law will be passed upon for us by Hughes White Colbo & Tervooren, LLC, Anchorage, Alaska. Certain legal matters in connection with New Jersey law will be passed upon for us by Greenbaum, Rowe, Smith & Davis LLP, Woodbridge, New Jersey. Certain legal matters in connection with Pennsylvania law will be passed upon for us by Eckert Seamans Cherin & Mellott, LLC, Philadelphia, Pennsylvania. Certain legal matters in connection with Wyoming law will be passed upon for us by Holland & Hart LLP, Cheyenne, Wyoming. Certain legal matters will be passed upon for the Dealer Manager by Fried, Frank, Harris, Shriver & Jacobson LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this Prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The GEO Group, Inc.

Offers to Exchange

any and all of its 5.125% Senior Notes due April 1, 2023 and 5.875% Senior Notes due October 15, 2024

for

new 10.500% Senior Second Lien Secured Notes due 2028 and, if elected, Cash

and

Solicitation of Consents to Amend the Old Notes Indentures (as defined herein)

PROSPECTUS

The Exchange Agent for the Exchange Offers and Consent Solicitations is:

D. F. King & Co., Inc.

48 Wall Street

New York, NY 10005

By Regular, Registered or Certified Mail, By Overnight Courier or By Hand

By Facsimile (For Eligible Institutions only) (212) 709-3328 Attention: Michael Horthman	=	Banks and Brokers Call: (212) 269-5550 All Others Call Toll Free: (800) 290-6428

Any questions or requests for assistance may be directed to the Dealer Manager or the Information Agent at the addresses and telephone numbers set forth below. Requests for additional copies of this Prospectus may be directed to the Information Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations.

The Information Agent for the Exchange Offers and Consent Solicitations is:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 290-6428

Email: geo@dfking.com

The Dealer Manager and Solicitation Agent for the Exchange Offers and Consent Solicitations is:

Lazard Frères & Co. LLC

30 Rockefeller Plaza, New York NY 10112

Collect: (212) 632-6311

Attention: Liability Management Group